As filed with the Securities and Exchange Commission on February 25, 2014

No. 333-191918

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	1520	26-3024783
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
or organization)	Classification Code Number)

1401 17th Street, Suite 1550

Denver, Colorado 80202

(303) 990-8444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Damon G. Barber

President and Chief Executive Officer

Prospect Global Resources Inc.

1401 17th Street, Suite 1550

Denver, Colorado 80202

Fax:  (303) 990-8444

Email: dbarber@prospectgri.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey M. Knetsch

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

(303) 223-1100

Fax: (303) 223-1111

Email: jknetsch@bhfs.com

Approximate date of commencement of proposed sale to the public:  From time to time after the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)		Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock(2)	1,090,198	$3.05	(7)	$3,325,104	$428.27
Common Stock(3)	742,000	$2.62	(7)	$1,944,040	$250.39
Common Stock(4)	916,668	$4.05	(8)	$3,712,506	$478.17
Common Stock(5)	2,163,212	$4.05	(8)	$8,761,009	$1,128.42
Common Stock(6)	3,800,842	$1.52	(9)	$5,777,280	$744.11
Total	8,712,920			$23,519,939	$3,029.37	(10)

(1)                           In the event of a stock split, reverse stock split, stock dividend, warrant exercise price adjustment or similar transaction involving our securities, the number of shares registered shall automatically be adjusted to cover the additional shares of stock issuable pursuant to Rule 416 under the Securities Act, as amended.

(2)                           These shares are being registered for resale by certain selling stockholders named in this registration statement.

(3)                           These shares are being registered for resale by certain selling stockholders named in this registration statement.

(4)                           These shares are being registered for resale upon exercise of the registrant’s Series A Warrants issued on August 30, 2013.

(5)                           These shares are being registered for resale upon exercise of the registrant’s Series A Warrants issued on September 26, 2013.

(6)                           These shares are being registered for resale upon exercise of the registrant’s Series A Warrants issued on February 12, 2014.

(7)                           Pursuant to Rule 457(c) under the Securities Act, calculated based upon prices for the common stock as quoted on the Nasdaq Capital Market on October 24, 2013 ($3.05) and January 14, 2014 ($2.62).

(8)                           Pursuant to Rule 457(g) under the Securities Act, as amended, calculated based upon the exercise price of the warrants, which is $4.05 per share.

(9)                           Pursuant to Rule 457(c) under the Securities Act, calculated based upon prices for the common stock as quoted on the Nasdaq Capital Market on February 21, 2014 ($1.52).

(10)                     $2,285.25 Previously paid.

Pursuant to Rule 429 under the Securities Act of 1933 the prospectus contained in this registration statement also relates to 109,767 shares issuable under the registrant’s Series A Warrants registered in the registrant’s registration statement on Form S-3 (File No. 333-180492) and for which a filing fee of $45,840 was paid with the initial filing of that registration statement on March 30, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated February 25, 2014.

PROSPECT GLOBAL RESOURCES INC.

10,489,356 Shares of Common Stock

This prospectus relates to (a) the issuance by us of up to 109,500 shares of our common stock to the holders of outstanding Series A Warrants issued in a public offering upon exercise of the Series A Warrants, (b) the resale by the selling stockholders of 8,547,658 shares of our common stock issuable to the holders of outstanding Series A Warrants issued in private placements and (c) the resale of 1,832,198 outstanding shares of our common stock that are owned by the selling stockholders identified herein and were acquired in transactions completed prior to the filing of the registration statement of which this prospectus is a part.  The shares underlying all of our outstanding Series A Warrants are being offered by this prospectus.  The Series A Warrants are currently exercisable at $1.50 per share.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We have agreed to pay all the costs and expenses of this registration.

We will not receive any proceeds from the resale by the selling stockholders of the 1,832,198 shares of outstanding stock owned by them or the 8,547,658 shares issuable to them upon exercise of their unregistered Series A Warrants.  We may receive proceeds upon exercise of outstanding Series A Warrants, and any proceeds we receive will be used as described under “Use of Proceeds”.

An investment in our securities involves serious risks, including the risk that we are unable to raise sufficient capital to continue funding our operations, service our debt and complete the exploration, development and build out of our Holbrook potash project and continue our listing on The Nasdaq Capital Market. You should read carefully the “Risk Factors” beginning on page 7 of this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “PGRX.” On February 24, 2014, the last reported sale price of our common stock was $1.50 per share.

Our principal offices are located at 1401 17th Street, Suite 1550, Denver CO 80202 and our telephone number is 303-990-8444.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February [    ], 2014

ABOUT THIS PROSPECTUS

We are responsible for the information contained in this prospectus. Neither we, nor any underwriter, have authorized anyone to provide information different from that contained in this prospectus.

This prospectus is not an offer to sell or solicitation of an offer to buy securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

All common stock share amounts in this prospectus have been adjusted for the 50:1 reverse stock split that occurred on September 4, 2013 unless otherwise noted.

In this Prospectus, unless the context otherwise requires:

(a)                                 all references to “Prospect” or “Prospect Global” refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation incorporated on July 22, 2008.

(b)                                 all references to “old Prospect Global” refer to our wholly owned subsidiary Prospect Global Resources Inc., a Delaware corporation.

(c)                                  all references to “we,” “us,” “our” and “the Company” refer collectively to Prospect and its subsidiaries old Prospect Global, American West Potash LLC or “AWP” and Apache County Land and Ranch, LLC or “Apache”.

(d)                                 all references to “Triangle” refer to Prospect Global prior to the merger, at which time its name was Triangle Castings, Inc.

(e)                                  all references to “Karlsson” or “The Karlsson Group” refer to the independent third party that owned the 50% of AWP that we did not own prior to our acquisition of The Karlsson Group’s interest on August 1, 2012 and all references to “The Karlsson Group Acquisition” refer to the August 1, 2012 acquisition.

(f)                                   all references to “2013” mean the fiscal year ended March 31, 2013, “2012” to the fiscal year ended March 31, 2012 and “2011” to the fiscal year ended March 31, 2011.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements include statements concerning our plans, estimates, goals, strategies, intent, assumptions, beliefs or current expectations and can be identified by the use of terms and phrases such as “seek,” “is expected,” “budget,” “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future tense or conditional construction (“will,” “may,” “could,” “should,” etc.) and the negative forms of any of these words and other similar expressions.

The forward-looking statements are based on estimates and assumptions that we have made in light of our experience and perception of historical trends. In making the forward-looking statements in this prospectus, we have made many assumptions including, but not limited to, assumptions relating to: future demand for and supply of potash; our plan to capitalize on potash demand; our plan to convert our mineral resources into mineral reserves; the environmental and permitting process, preliminary mine design and anticipated completion of a definitive feasibility study; our plan of exploration; the economic and legal viability of a potash mine in the Holbrook Basin; future sales of state leases and permits; our ability to raise capital; servicing the debt we owe to The Karlsson Group and affiliates of Apollo Global Management, LLC; our ability to further implement our business plan and generate revenue; our ability to satisfy the requirements and successfully execute on the commercial arrangement set forth in the potash supply agreement we have entered into with Sichuan Chemical Industry Holding (Group) Co., Ltd.; our anticipation of investing considerable amounts of capital to establish production from our mining project in the Holbrook Basin in Arizona; our anticipation of our ability to identify mineral reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated capital and operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; compliance with and impact of laws and regulations; impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

Forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those expressed or implied by our forward-looking statements, including without limitation risks related to:

•            our history of operating losses and expectation of future losses;

•            our ability to develop a mine that is able to commercially produce potash;

•            our ability to obtain sufficient additional capital to satisfy our significant funding requirements;

•            our ability to pay the amounts due on our indebtedness to The Karlsson Group, Inc. and affiliates of Apollo Global Management, LLC;

•            our ability to obtain all necessary permits and other approvals;

•            our ability to complete a definitive feasibility study and achieve our estimated timetables for production at the Holbrook Basin;

•            the accuracy of our mineral resource estimates;

•            our ability to attract and retain key personnel;

•            competition in the mining industry;

•            acquiring additional properties;

•            our potash supply agreement with Sichuan Chemical;

•            the exploration, development and operation of a mine or mine property;

•            title defects on our mineral properties and our ability to obtain additional property rights;

•            our technical report, preliminary economic assessment and interim engineering study being prepared in accordance with foreign standards that differ from the standards generally permitted in reports filed with the SEC;

•            governmental policies and regulation affecting the agricultural industry;

•            increased costs and restrictions on operations due to compliance with environmental legislation and other governmental regulations;

•            the global supply of, and demand for, potash and potash products;

•            the cyclicality of the crop nutrient markets; and

•            global economic conditions.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Investors are urged to carefully review and consider the various risks and uncertainties and other factors referred to under the heading “Risk Factors” beginning on page 4 of this prospectus. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. In addition, although we have attempted to identify important risk factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward looking statements, there may be other factors we have not considered, or that we currently deem to be immaterial, that cause achievements, events or conditions not to be as anticipated, estimated or intended.

These forward-looking statements are based on the beliefs, expectation and opinions of management on the date the statements are made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. For the reasons set out above, investors should not place undue reliance on forward-looking statements.

CAUTIONARY NOTE TO INVESTORS REGARDING MINERAL DISCLOSURES

We commissioned a technical report in accordance with the Canadian Securities Administrator’s National Instrument 43-101 “Standards of Disclosure for Mineral Projects,” commonly known as NI 43-101, as well as a preliminary economic assessment, or PEA, an interim engineering study and a pre-feasibility study. The Canadian standards are different from the standards generally permitted in reports filed with the SEC. In accordance with NI 43-101, we historically have reported measured, indicated and inferred resources, measurements which are recognized terms under NI 43-101 but are not recognized by the SEC and are generally not permitted in filings made with the SEC. The term “resource” does not equate to the term “reserve.” Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted. Investors are cautioned not to assume that any part of our resources will ever be converted into economically mineable reserves. In addition, the estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “inferred resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC subject to certain exceptions. The PEA, interim engineering study and pre-feasibility study contain estimates based on our measured, indicated and inferred resources. However, in accordance with both U.S. standards and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. We provided the disclosure of resources to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101. Accordingly, our previously disclosed descriptions of our mineral deposits may not be comparable to similar information made public by other U.S. domestic companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. Further, investors should be aware that the issuer has no “reserves” as defined by SEC Industry Guide 7 and are cautioned not to assume that any part or all of the estimated mineral resources will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.”

Our Current Report on Form 8-K filed on October 18, 2012 refers to our interim engineering study as a “cost feasibility study.” It is important to note that the interim engineering study is not a preliminary feasibility study or a final definitive or “bankable” feasibility study within the meaning of SEC Industry Guide 7 or NI 43-101. Among other things, the interim engineering study is a preliminary interim study that contains estimates based on inferred resources. As noted above, in accordance with both U.S. standards and NI 43-101, estimates of inferred resources cannot form the basis of a feasibility study. Investors are cautioned not to assume the interim engineering report constitutes a bankable feasibility study.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in the securities offered hereby. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere in this prospectus, including the information under “Risk Factors” beginning on page 7 of this prospectus and the financial statements and related notes included in this prospectus.

Company Overview

We are engaged in the exploration and development of a potash mine in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 143 mineral estate sections spanning approximately 88,175 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

We completed a pre-feasibility study, or PFS, for the Holbrook Project in July 2013. We are currently working toward a definitive feasibility study, or DFS, for the Holbrook Project. We commenced our phase 4 drilling program in August 2013 and completed the program in October 2013.  We believe this drilling program completes the drilling necessary to complete a DFS.

Recent Developments

Recent Financings

In June 2013 we completed a public offering of 833,335 units consisting of one share of common stock, one Series A Warrant and one Series B Warrant.  Each Series A Warrant was exercisable at $6.00 per warrant for a share of common stock.  Each Series B Warrant was exercisable at $6.00 per warrant for a share of common stock and an additional Series A Warrant.  We received gross proceeds of $5.0 million from the public offering.

In September 2013 we raised $3.0 million of gross proceeds when the holder of 5,000 of our Series B Warrants exercised those warrants and subsequently holders of 737,000 of our Series B Warrants issued in the June 2013 public offering exchanged their Series B Warrants for Series B-1 Warrants and thereafter exercised their Series B-1 Warrants. The Series B-1 Warrants were identical to the Series B Warrants except that the exercise price was reduced from $6.00 to $4.05 per share and each Series B-1 Warrant was exercisable for one share of common stock and a Series A Warrant to purchase 1.75 shares of common stock (compared to one share of common stock and a Series A Warrant to purchase one share of common stock in the original Series B Warrants). We issued 1,294,750 Series A Warrants upon exercise of the Series B-1 Warrants, 868,461 Series A Warrants pursuant to the full ratchet anti-dilution protection provisions in the Series B-1 Warrants and 781,887 additional five year warrants pursuant to the anti-dilution protection contained in other outstanding warrants.  The exercise price of all warrants issued pursuant to this transaction was $4.05 per share.

Effective February 12, 2014 we and each of the holders of 747,298 of our Series A Warrants issued in our June 26, 2013 public offering agreed that we would reduce the exercise price from $4.05 to $1.50 in exchange for these warrants being exercised immediately and the issuance of a new Series A Warrant for each warrant exercised with an exercise price of $1.50, exercisable for five years only upon stockholder approval of the exercise. Each of the participating warrant holders entered into a separate Series A Warrant exercise agreement. Pursuant to the full ratchet anti-dilution terms in the Series A Warrants, the exercise price of our remaining outstanding Series A Warrants was adjusted to $1.50 and we issued an additional 5,467,779 Series A Warrants with an exercise price of $1.50.  As a result of the reduction of the exercise price of the Series A Warrants, the exercise price on the 1,787,171 warrants held by Buffalo Management was reduced from $4.05 to $3.50 and we issued Buffalo Management 280,841 additional warrants with an exercise price of $3.50.

Restructuring of Senior Secured Debt

On December 10, 2013, we entered into a debt restructuring and extension agreement, or Extension Agreement, with The Karlsson Group which restructured the senior first priority secured promissory note, as amended, that we originally issued to Karlsson on August 1, 2012 in connection with our purchase of Karlsson’s 50% interest in our subsidiary American West Potash LLC. As of the date of the Extension Agreement, the outstanding principal balance of the Karlsson Note was approximately $120 million and we were liable to Karlsson for accrued and unpaid interest and accrued tax gross-ups totaling approximately $28 million. Under the terms of the Extension Agreement, we have agreed to use our best efforts to raise a sufficient aggregate amount to prepay the entire Karlsson Note for an aggregate payment of $25 million, which we refer to as the Discounted Payoff Amount, on or before March 10, 2014.  In connection with the Extension Agreement:

•                  upon payment of the Discounted Payoff Amount, the Karlsson Note will be deemed paid in full, and the Karlsson Group will release its first priority lien over our assets;

•                  The Karlsson Group will retain its 2% royalty interest in us following payment of the Discounted Payoff Amount;

•                  our first tax gross up payment is not due until March 10, 2014 and such payment will count towards the aggregate $25 million Discounted Payoff Amount;

•                  if we do not pay the Discounted Payoff Amount on or before March 10, 2014, we will be in default under the pre-Extension Agreement Karlsson Note without the contractual right to cure such default, which would allow the Karlsson Group to foreclose on all of our assets;

•                  the 172,117 warrants currently held by the Karlsson Group (of which 60,000 currently have an exercise price of $6.00 and 112,117 have an exercise price of $12.50 per share) will be repriced to the lowest price per share at which we sell common stock between December 10, 2013 and March 10, 2014 (these options will not be repriced based on this offering);

•                  upon payment of the Discounted Payment Amount the Karlsson Group is to receive 750,000 new warrants with an exercise price equal to the lowest price per share at which we sell common stock between November 14, 2013 and March 10, 2014 (these options will not be repriced based on this offering).  The new warrants will have a term of five years from the issuance date, a cashless exercise option and basic anti-dilution protection;

•                  we have agreed to pay Karlsson’s legal fees in connection with the preparation and negotiation of the Extension Agreement and a recent waiver, with $50,000 having been paid on December 13, 2013 and $100,000 on February 2, 2014 and with the balance, which we do not believe to be material, being payable no later than March 10, 2014; Amounts paid for legal fees do not count toward the $25 million Discounted Payoff Amount;

•                  we agreed to amend the additional consideration agreement to cover all of our and our affiliates’ current and future land holdings pursuant to royalty agreements, and to record all royalty agreements in the real estate records in Arizona; and

•                  we agreed to amend the supplemental payment agreement to provide that Karlsson is entitled to a one-time payment of 10% of the net proceeds in excess of $200 million received by us upon a sale of Prospect consummated on or before February 1, 2018.  As of February 25, 2014, we are not contemplating a sale of Prospect.

We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

Restructuring of Senior Unsecured Debt

On January 10, 2014 we entered into an agreement with the holders of our Apollo debt pursuant to which we owe an aggregate amount of approximately $7.3 million in principal and interest.  The agreement provides that upon repayment or extinguishment of our senior secured debt owing to The Karlsson Group, Inc. on or before March 10, 2014 in accordance with the terms of the Extension Agreement and in any event for consideration with aggregate value less than or equal to 17% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest).  We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. In connection with this, we plan to negotiate parallel extensions with Apollo.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

Restatement of Financial Statements

We recently restated our financial statements for the fiscal years ended March 31, 2013 and 2012 and the quarterly periods ending June 30, September 30 and December 31, 2012 and June 30 and September 30, 2013 to (i) reverse stock compensation related to unvested stock option awards for former employees and board members, (ii) expense certain costs that had been previously capitalized and (iii) remove references to us being a development stage company. The restated financial statements are included in this prospectus and have been filed in amendments to our annual report on Form 10-K for the year ended March 31, 2013 and quarterly reports on Form 10-Q for the quarters ended June 30, 2013, September 30, 2013 and December 31, 2013. This restatement does not change our reported cash or business plan.

Proposed Series A Warrant exchange for common stock

We have filed with the SEC a preliminary proxy statement for a special meeting of stockholders.  One of the proposals to be voted on at the meeting is an exchange of all 9,404,456 of our outstanding Series A Warrants for an equal number of shares of common stock where no additional consideration will be paid by the Series A Warrantholders.  We are asking our stockholders to approve this exchange because we believe, upon the advice of the potential underwriters of our previously announced proposed public offering of up to $25 million of common stock, that the warrant exchange will enhance the likelihood of a successful public offering by eliminating the “market overhang” of such a large number of full ratchet anti-dilution warrants.  The issuance of these shares will nearly triple our outstanding number of shares of common stock and will have a significant dilutive effect on our 4,970,578 shares of common stock currently outstanding.

Summary of the Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of shares of our common stock and warrants to purchase our common stock.

Outstanding Shares Offered to the Public by the Selling Stockholders	1,832,198

Shares Underlying Privately Placed Series A Warrants Offered to the Public by the Selling Stockholders	8,547,658

Shares Offered to the Holders of our Series A Warrants	109,500

Use of Proceeds

We will not receive any proceeds from the resale by the selling stockholders of the 1,832,198 shares of outstanding stock owned by them or the 8,547,658 shares issuable to them upon exercise of their unregistered Series A Warrants. We may receive up to a maximum of approximately $14.1 million in gross and net proceeds upon full exercise of all our outstanding Series A Warrants, the shares underlying which are all registered under the registration statement of which this prospectus is a part and offered hereby. The proceeds from exercise in full of the 109,500 shares of common stock issuable pursuant to the Series A Warrants issued in our June 2013 public offering would be approximately $0.2 million gross and $0.1 million net. These are the only actual proceeds we will receive from this offering as the remainder of the offering relates only to the resale of common stock. No assurances can be given, however, that all or any portion of the Series A Warrants will ever be exercised.

We intend to use any proceeds received from the exercise of the Series A Warrants to:

(i)             Make mandatory repayments of outstanding indebtedness. We are required to pay 10% of any capital raised to each of The Karlsson Group and Apollo (20% in total) as payments on their respective promissory notes.

(ii)          Fund the development of the Holbrook Project. We are required to deposit 50% of the net proceeds of the next $18.8 million of capital raised (a total of $9.4 million) into escrow for Holbrook project expenses; and

(iii)       Fund general corporate purposes.

Total Common Stock Outstanding at February 25, 2014	4,970,578 shares

Total Common Stock Outstanding After Exercise of all Series A Warrants	14,375,034 shares

Risk Factors

Investing in our common stock involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth under “Risk Factors.”

Determination of Offering Price

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The shares underlying the Series A Warrants being offered by this prospectus to the holders thereof by will be issued upon exercise of Series A Warrants at an exercise price of $1.50 (subject to adjustment)

RISK FACTORS

Investing in our securities involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares. You should carefully consider all of the risks described in this prospectus, in addition to the other information contained in this prospectus, before you make an investment in our shares. Unless otherwise indicated, references to us, Prospect or Prospect Global include our operating subsidiaries old Prospect Global, AWP and Apache.

Risks Related to Our Financial Condition and Business

We have significant short-term and immediate capital needs as well as significant capital needs over the next few years. Our substantial indebtedness could adversely affect our financial condition and ability to raise additional capital.  Failure to secure this capital when needed or on terms that are acceptable to us has raised substantial doubt about the Company’s ability to continue as a going concern.  We have a $25.0 million payment to extinguish our senior secured indebtedness that is due on or before March 10, 2014 that we are unable to pay and will result in an immediate default and allow the Karlsson Group to foreclose on all of our assets, if we are unable to extend this payment due date.

As of February 25, 2014, we had approximately $0.3 million available for general corporate purposes.  We have a $25.0 million payment due to The Karlsson Group on or before March 10, 2014.  We will not be able to raise the money to make this payment by March 10, 2014 and are in discussions with The Karlsson Group to extend the due date of this payment. We may decide to file bankruptcy if we cannot extend the due date or  raise sufficient funds to continue our operations.

On December 10, 2013, we entered into the Extension Agreement with the Karlsson Group under which we can retire all amounts owing under the Karlsson Note for $25 million provided we pay this amount on or before March 10, 2014. We will be unable to pay the $25 million on or before March 10, 2014, and we will be in default of The Karlsson Group debt and the Karlsson Group could foreclose on all of our assets. A default on The Karlsson Group debt would cause the entire undiscounted amount then owing (approximately $150.0 million as of January 14, 2014) to become immediately due and payable and also cause a cross-default of our Apollo debt, which totaled approximately $7.3 million as of January 14, 2014. Since we will be unable to raise sufficient funds to pay the payoff both the Karlsson Group debt and the Apollo debt on or before March 10, 2014, we anticipate that we would voluntarily file for bankruptcy protection rather than permit The Karlsson Group to initiate foreclosure proceedings.

If we are able to avoid defaulting on our debt, we will continue our capital raising and debt restructuring efforts. Future work on our Holbrook Project will require significant capital and will require the issuance of additional debt and/or equity securities.  These requirements and the potential lack of available funding raise substantial doubt as to the Company’s ability to continue as a going concern and our auditors EKS&H LLLP have issued a going concern opinion on our financial statements for the year ended March 31, 2013.  Our consolidated financial statements reflect Prospect as a going concern.

Our current cash situation has slowed the development of our Holbrook Project. We need significant amounts of cash to further develop the Holbrook Project.  We anticipate that we would voluntarily file for bankruptcy protection rather than permit The Karlsson Group to initiate foreclosure proceedings.

There can be no assurance that we will be able to obtain needed funds on terms acceptable to us, or at all. In addition, there can be no assurance that our cash needs will not increase significantly in connection with the additional engineering studies required to complete a definitive feasibility study. Failure to raise the capital required for further development of the Holbrook Project will result in the delay or indefinite postponement of further development work and the potential loss of our interests in the Holbrook Project.

Although we have negotiated waivers and extensions under our debt agreements allowing us to avoid defaults, we may not be able to secure future waivers or extensions.

We have successfully negotiated multiple extensions, amendments and waiver with The Karlsson Group and Apollo since March 2013 in order to avoid a default and bankruptcy. We can provide no assurance that we will be able to negotiate extensions, amendments or waivers in the future that will allow us to avoid defaults.

Most of our outstanding warrants contain full ratchet anti-dilution protection and have an exercise price close to the recent trading price of our common stock as of February 25, 2014, which makes it highly likely that issuances of our common stock, at least in the short term, will trigger these highly dilutive provisions.

We have issued warrants to purchase an aggregate of approximately 11.9 million shares of our common stock, of which approximately 9.4 million are Series A Warrants containing full-ratchet anti-dilution protection for issuances below $1.50 per share. Under the Series A Warrants, any issuances of common stock (or securities exercisable or convertible into common stock) at a price below the exercise price of the warrants results in a reduction in the exercise price of the warrants to the new issuance price and a corresponding increase in the number of warrants issued.  For example, if an investor held 300 warrants with an exercise price of $4.00 and we issued new shares of common stock at $3.00 per share, the strike price on the warrants would be reduced to $3.00 and the investor would receive an additional 100 warrants with a $3.00 exercise price. The sale of common stock by existing holders and the exercise of the Series A Warrants at $1.50 per share will not trigger the full ratchet anti-dilution protection.

The current exercise price of the Series A Warrants is $1.50, which is near the recent trading price of our common stock as of February 25, 2014.  We require significant additional capital to continue development of the Holbrook facility which, based on the trading price of our common stock as of February 25, 2014, will most likely trigger these anti-dilution provisions.  The sale of the securities offered by this prospectus will not trigger these anti-dilution protections.

Approval by our stockholders of a proposed Series A Warrant exchange will have a significantly dilutive effect on our outstanding common stock.

We have filed with the SEC a preliminary proxy statement for a special meeting of stockholders.  One of the proposals to be voted on at the meeting is an exchange of all 9,404,456 of our outstanding Series A Warrants for an equal number of shares of common stock where no additional consideration will be paid by the Series A Warrantholders.  See “Prospectus Summary—Recent Events—Proposed Series A Warrant exchange for common stock.”  The issuance of these shares will nearly triple our outstanding number of shares of common stock and will have a significant dilutive effect on our 4,970,578 shares of common stock currently outstanding.

A claim for rescission of a $10.0 million investment in our November 2012 public offering could require that we raise additional capital.

We have received correspondence from a stockholder who purchased $10.0 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. While we believe the claim is without merit and no litigation has been commenced, the costs of defending the claim and paying any judgment resulting from the litigation could require that we raise additional capital. There can be no assurance that other investors will not bring claims against us based on federal or state securities laws alleging that our prior offerings or our filings under the Exchange Act contain defective disclosure or that our insurance carrier will provide coverage for any claims if alleged. Further, even if coverage is available, we would be liable for our retention under our policy and it is possible that any liability we ultimately incur could exceed our coverage limits. Even if we are successful in defending any such claims, securities litigation is distracting to our management, may cause harm to our reputation and could adversely affect our stock price and our ability to raise capital in the future.

We have no current revenue source and a history of operating losses, and we expect to generate operating losses for the foreseeable future. We may not achieve profitability for some time, if at all.

We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs, if ever. As of December 31, 2013, our accumulated losses were $198.2 million, which included derivative losses of $54.5 million that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants (see “Management’s Discussion and Analysis” included elsewhere in this prospectus). The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We have not defined or delineated any proven or probable reserves at any of our properties. The development of the Holbrook Project into a producing mine will require further studies that demonstrate the economic viability of the project, necessary permits obtained, production decisions to be made and the arrangement of financing for construction and development. Our engineering work to date has been based on estimates of mineral resources, which are not mineral reserves and do not have demonstrated economic viability. There can be no assurance that a DFS will be completed on schedule or at all or that if completed the economic feasibility of the Holbrook Project will be confirmed by a DFS.  Few properties that are explored are ultimately developed into producing mines. We expect that we will continue to incur operating losses for the foreseeable future.

We have no history of commercially producing potash and there can be no assurance that we will ever make it to the production stage or profitably produce potash.

We have no history of commercially producing potash and no ongoing mining operations or revenue from mining operations. Many early stage mining companies never make it to the production stage. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including:

•            the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;

•            the availability and cost of skilled labor and mining equipment;

•            the need to obtain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits;

•            the availability of funds to finance construction and development activities;

•            potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent development activities; and

•            potential increases in construction and operating costs due to changes in the cost of fuel, power, labor, materials and supplies and foreign exchange rates.

We currently are working toward the completion of a DFS; however, there is no guarantee that such a study will be completed on schedule, or at all, or that a completed study will confirm the economic feasibility of the Holbrook Project.  Cost estimates may increase significantly as more detailed engineering work and studies are completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during development, construction and mine start-up. Accordingly, there are no assurances that our activities will result in profitable mining operations or that we will successfully establish mining operations or enter into commercial production. Our failure to enter successfully into commercial production would materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

Our potash supply agreement with Sichuan Chemical is subject to risks that may prevent us from realizing the benefit of the agreement or that may have a material adverse effect on our business, results of operations and financial condition.

Our agreement with Sichuan Chemical for its purchase of potash over a 10-year period may be terminated if the Holbrook Project has not achieved production by December 31, 2015. We will not achieve production by that date, and there can be no assurance that Sichuan Chemical will extend the December 31, 2015 deadline or that we will be able to commence production at all. In the event that Sichuan Chemical terminates its agreement with us, there is no guarantee that we will be able to enter into a similar agreement with another entity to purchase our potash and such an event could have a material adverse effect on our results of operations and financial condition.

In addition, the selling price of our potash to Sichuan Chemical is subject to factors beyond our control including the market price for potash in the People’s Republic of China. There can be no assurance that this selling price will be profitable to us and could have a material adverse effect on our results of operations and financial condition.

Furthermore, our agreement with Sichuan Chemical limits our ability to sell potash in the People’s Republic of China. This may make it more difficult for us to enter into supply agreements with other parties in the future, which could have a material adverse effect on our business, financial condition and results of operations.

Our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our business and financial condition.

We are dependent on the services of key executives including Damon Barber, our president and chief executive officer, and several key contractors. The construction and operation of a mine and mill of the size we have planned for the Holbrook Project is expected to require hundreds of workers during the construction phase and once the mine is in production. We will require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will be impacted by the overall health of the natural resource sector. Due to our relatively small size, the loss of these persons or the inability to attract and retain additional highly skilled employees required for the development of our activities may have a material adverse effect on our business or future operations.

Title and other rights to our mineral properties cannot be guaranteed, and we may be at risk of loss of ownership of one or more of our properties.

We cannot guarantee that legal title to our properties or mineral interests will not be challenged and, if challenged, that we would be the prevailing party with respect to such challenge. Certain of the private leases and permits we have obtained are subject to uncertain title, or title which may, in the past, have not been assigned properly. We may not have, or may not be able to obtain, all necessary property rights to develop a property. Certain of our mineral properties are, or may be, subject to prior agreements, transfers or claims, and title may be affected by, among other things, undetected defects. We have not conducted surveys of all of the claims in which we hold a direct or indirect interest. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claims to individual leases or permits may be constrained. A successful challenge to the precise area and location of these claims could result in us being unable to explore on our properties as permitted or being unable to enforce our rights with respect to our properties. This may result in us not being compensated for our prior expenditure relating to the property or may impact our ability to develop the Holbrook Project.

We do not currently have the right to mine our properties. We are pursuing permits for the right to mine our properties but we may ultimately be unable to secure these rights. Failure to secure these rights would have a material adverse effect on our business, financial condition or results of operation.

We commissioned a technical report and an updated report in accordance with NI 43-101, which differs from the standards generally permitted in reports filed with the SEC.

We have prepared a technical report and an updated report in accordance with NI 43-101, which differs from the standards generally permitted in reports filed with the SEC. Under the first resource estimate completed in 2011, we reported indicated and inferred resources and under the updated resource estimate completed in 2012, we reported measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. Investors should be aware that we have no “reserves” as defined by SEC Industry Guide 7 and much or all of the potential target mineral resources may never be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” The PEA, Interim Report and PFS contain estimates based on our inferred resources. However, in accordance with both Canadian statutes and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. See “Cautionary Note to Investors Regarding Mineral Disclosures” elsewhere in this prospectus.

We recently restated our financial statements and have concluded that our disclosure controls and procedures were not effective as of March 31, 2013.

We recently restated our financial statements for the fiscal years ended March 31, 2013 and 2012 and the quarterly periods ending June 30, September 30 and December 31, 2012 and June 30 and September 30, 2013 to (i) reverse stock compensation related to unvested stock option awards for former employees and board members, (ii) expense certain costs that had been previously capitalized and (iii) remove references to us being a development stage company. As a result of this restatement, our management has re-evaluated and amended its conclusions regarding the effectiveness of disclosure controls and procedures and internal control over financial reporting and concluded that our disclosure controls and procedures and internal control over financial reporting was not effective as of March 31, 2013.

Risk Related to this Offering

We are currently exploring and will continue to explore additional equity financing alternatives which could result in significant future dilution.

We need to raise additional capital to satisfy the development milestones in our senior secured debt, repay our senior debt and fund our operations, and we are currently exploring alternatives that could involve issuing additional equity on terms substantially less favorable to us than the terms of previous offerings. To such extent, you will experience significant dilution.

Risks Related to the Mining Industry

Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

•            weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

•            quantities of crop nutrients imported to and exported from North America;

•            current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

•            U.S. governmental policies, including farm and bio-fuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

In addition, as noted above, our agreement with Sichuan Chemical for the sale of potash is valued based on factors beyond our control including the then market price for potash in the People’s Republic of China. If that market price would be materially lower than current prices, it could have a material adverse effect on our results and operations and financial condition.  Also, Sichuan may terminate the agreement if we have not produced and sold an aggregate of 100,000 tonnes of potash from the Holbrook Basin in a 45 consecutive day period by December 31, 2015. We will not meet this condition by December 31, 2015.

Government regulation may adversely affect our business and results of operations.

Our operations and exploration and development activities are subject to extensive federal, state and local government laws and regulations, which may be changed from time to time. These laws and regulations primarily govern matters relating to:

•            protection of human health and the environment;

•            handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations;

•            handling, processing, storage, transportation and disposal of hazardous materials;

•            management of tailings and other waste generated by our operations;

•            price controls;

•            taxation and mining royalties;

•            labor standards and occupational health and safety, including mine safety; and

•            historic and cultural preservation.

We may incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining, curtailing or closing operations or requiring corrective measures, the installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws or regulations. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the exploration or development of our properties.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All of our exploration and potential development and production activities are subject to regulation by governmental agencies under various environmental laws. Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that may negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions that have been caused by previous owners or operators or that may have occurred naturally. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

Environmental legislation in the United States is evolving and the trend has been toward stricter standards of enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibly for companies and their officers, directors and employees. There can be no assurance that future changes in environmental laws and regulations will not adversely affect our business.

Continued government and public emphasis on environmental issues can be expected to result in increased future investments in environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

Our current and anticipated future operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals, imposition of restrictive conditions on us with respect to these permits and approvals or a failure to comply with the terms of any such permits that we have obtained may have a material effect on our business and operations.

We must obtain numerous environmental, mining and other permits and approvals from various United States federal, state and local government authorities authorizing our future operations, including further exploration and development activities and commencement of production on our properties. There can be no assurance that all permits that we require for the construction of mining facilities and to conduct mining operations will be obtainable on reasonable terms, or at all. A decision by a government agency to delay or deny a permit or approval, or a failure to comply with the terms of any such permits or approval that we have obtained, may delay the completion of a DFS on the Holbrook Project or may interfere with our planned development of this property and have a material adverse effect on our business, financial condition or results of operations.

Our properties may not yield resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

Resource figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent technical experts. These estimates are imprecise and depend upon geologic interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether resources will be present or, if present, whether in the quantities and grades expected. There can be no assurance that our estimates will be accurate or that any of our properties will yield resources in sufficient grades or quantities to recover our mining and development costs.

Resource estimates for our properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. There can be no assurance that recovery of minerals in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale.

The resource estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades, recovery rates, extraction rates and operating costs that may prove to be inaccurate. Extended declines in market prices for potash may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

We are subject to the risks of doing business internationally as we attempt to enter into contracts with international companies.

Our business operations are primarily conducted in the United States. However, we plan to do business with companies outside of the United States. The laws, regulations and policies in these countries may be different from those typically found in the United States. For example, our current potash supply agreement with Sichuan Chemical is governed by the laws of Hong Kong. Our international business relationships are subject to the financial and operating risks of conducting business internationally, including, but not limited to: unexpected changes in or impositions of legislative or regulatory requirements; potential hostilities and changes in diplomatic and trade relationships; local economic and political conditions; and political instability. The risks inherent in doing business internationally may have a material adverse effect on our business, operating results, and financial condition.

We face competition from larger companies having access to substantially more resources than we possess.

Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies having substantially larger operating staffs and greater capital resources than we do. We may not be able to conduct our operations successfully, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. We may also encounter increasing competition from other mining companies in our efforts to hire the experienced mining professionals necessary to conduct our operations and advance our properties. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operations, financial condition and cash flows.

Our business is inherently dangerous and involves many operating risks that are beyond our control, which may have a material adverse effect on our business.

Our operations are subject to hazards and risks associated with the exploration, development and mining of natural resources and related fertilizer materials and products, such as:

•            fires;

•            flooding;

•            power outages;

•            explosions;

•            inclement weather and natural disasters;

•            mechanical failures;

•            rock failures and mine roof collapses;

•            unscheduled downtime;

•            industrial accidents;

•            environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

•            availability of needed equipment at acceptable prices.

Any of these risks can cause substantial losses resulting from:

•            injury or loss of life;

•            damage to and destruction of property, natural resources and equipment;

•            pollution and other environmental damage;

•            regulatory investigations and penalties;

•            revocation or denial of our permits;

•            suspension of our operations; and

•            repair and remediation costs.

We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase, if at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or other companies within the mining industry. We may also experience losses in amounts in excess of the insurance coverage carried. We may suffer a material adverse impact on our business if we incur losses in excess of our insurance coverage carried or losses related to any significant events that are not covered by our insurance policies.

The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company’s control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

Future cash flow from operations is subject to a number of variables, including:

•            the quality of the resource base and the grade of those resources;

•            the quantity of materials mined:

•            the cost to mine the materials; and

•            the prices at which the mined materials can be sold.

Any one of these variables can materially affect a mining company’s ability to fund its sustaining capital needs.

If our future revenues are adversely affected as a result of lower potash prices, including those related to sales pursuant to our agreement with Sichuan Chemical, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

Potash supply and demand has been volatile. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted, which may materially and adversely affect our projected business, operating results and financial condition.

Variations in crop nutrient application rates may exacerbate the nature of the prices and demand for our products.

Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers’ decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially aggravate the cyclicality of prices for our future products and our sales volumes.

Risks Relating to our Common Stock

We have been notified by NASDAQ that we have failed to satisfy a continuing listing rule and are subject to delisting from The NASDAQ Stock Market following an appeal hearing.

On April 25, 2013, we received written notification from The NASDAQ Stock Market that we are no longer in compliance with NASDAQ Listing Rule 5550(b)(2) because the market value of our listed securities has fallen below the $35 million minimum requirement for continued listing on the NASDAQ Capital Market for a period of at least 30 consecutive business days. Under NASDAQ Listing Rule 5810(c)(3)(C), we had 180 calendar days to regain compliance. Compliance can be achieved by meeting the $35 million minimum requirement for market value of listed securities for a minimum of 10 consecutive business days during the 180-day compliance period.

On October 23, 2013 we received written notification from The NASDAQ Stock Market that we have not regained compliance during that period and that our common stock would be delisted at the open of business on November 1, 2013.  The NASDAQ rules permitted us to appeal the delisting determination to a NASDAQ Hearing Panel, and on December 11, 2013 our appeal was heard by NASDAQ.  The Panel extended the time for us to regain compliance with the market value of listed securities rule to February 28, 2014, which has at our request been extended by the Panel to March 31, 2014.

The market price and trading volume of our common stock has been volatile, and you may lose all or part of your investment.

Our common stock began trading on The NASDAQ Capital Market under the symbol “PGRX” on July 2, 2012.  On September 4, 2013 we effected a 1-for-50 reverse stock split. The high and low sale prices of our common stock on The NASDAQ Capital Market since trading commenced, adjusted for the stock split, has been $230.00 and $1.45, respectively.

The price of our common stock has fluctuated and may fluctuate in the future in response to many factors, including:

•            the perceived prospects for natural resources in general;

•            differences between our actual financial and operating results and those expected by investors;

•            changes in the share price of public companies with which we compete;

•            news about our industry and our competitors;

•            changes in general economic or market conditions including broad market fluctuations;

•            the public’s reaction to press releases and other public announcements and filings with the SEC;

•            arrival or departure of key personnel;

•            acquisitions, strategic alliances or joint ventures involving us or our competitors;

•            adverse regulatory actions; and

•            other events or factors, many of which are beyond our control.

Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company’s common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

Our articles of incorporation permit us to issue debt securities with voting rights which would dilute the voting power of the holders of our common stock.

Our articles of incorporation permit us to issue debt securities with voting rights as permitted by Nevada corporate law. We do not have any debt securities with voting rights outstanding as of February 25, 2014. Holders of voting debt securities may have different interests than stockholders and may vote in accordance with those interests. Issuances of debt securities with voting rights could also have an anti-takeover effect, in that it could make a change in control or takeover of us more difficult. For example, we could grant voting rights to debt holders so as to dilute the voting rights of persons seeking to obtain control of us. Similarly, voting rights could be granted to debt holders allied with our management and could have the effect of making it more difficult to remove our current management by diluting the voting rights of persons seeking to cause such removal.

Future sales or issuances of shares of common stock or the exercise of our outstanding warrants may decrease the value of our existing common stock, dilute existing shareholders and depress the market price of our common stock. The substantial majority of our outstanding warrants contain full ratchet anti-dilution protection which can be highly dilutive to stockholders. We may also issue additional shares of our common stock or securities convertible into our common stock in the future.

We have issued warrants to purchase an aggregate of approximately 11.9 million shares of our common stock, of which approximately 9.4 million have full-ratchet anti-dilution protection. See “Risk Factors—Risks Related to our Financial Condition and Business. All of these warrants having anti-dilution protection have an exercise price near the recent trading price of our common stock as of February 25, 2014, which makes it highly likely that issuances of our securities, at least in the short term, will trigger these highly dilutive provisions.

As described under “Prospectus Summary — Restructuring of Senior Unsecured Debt” we have recently agreed with the holders of our $7.3 million (principal and accrued interest) of senior unsecured notes to issue them shares of common stock with an aggregate value equal to 17% of the amounts owed under their notes as full extinguishment of such debt, provided we are able to retire our senior unsecured debt on or prior to March 10, 2014. We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. In connection with this, we plan to negotiate parallel extensions with Apollo.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

We may also sell additional common stock in subsequent offerings and may issue additional warrants and shares of our common stock in the future, which may lower the market price of our common stock. We could also issue preferred stock in the future, which could be convertible into shares of our common stock and/or have voting rights equivalent to those of a common stock holder.  Some of our advisors are compensated based on periodic issuances of shares of common stock or warrants to purchase common stock. We cannot predict the size of future sales and issuances of common stock or securities convertible into common stock or the effect, if any, that future sales and issuances of common stock or securities convertible into common stock will have on the market price of our shares of common stock. Sales or issuances of a substantial number of common stock or securities convertible into common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. With any additional sale or issuance of common stock or securities convertible into our common stock, investors will suffer dilution of their voting power and we may experience dilution in our earnings per share.

We incur increased costs as a result of being an operating public company, specifically as a result of Section 404 of the Sarbanes-Oxley Act of 2002.

As a public company, we incur increased legal, accounting and financial compliance costs that we would not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, and are subject to the rules and regulations of The Nasdaq Stock Market. Such requirements increase our costs, make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

Our common stock could be considered a “penny stock” making it difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Our common stock currently trades and since its initial listing on The Nasdaq Capital Market has traded below $5.00 per share on an adjusted pre-reverse stock split basis. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

Securities analysts may not provide coverage of our shares or may issue negative reports, which may adversely affect the trading price and trading volume of the shares.

Our common stock is covered by a limited number of securities analysts and we cannot assure you those securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares of our common stock will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our common stock or cease coverage, the trading price and volume of the shares of our common stock may decline. Further, because of our small market capitalization, it may be difficult for us to attract additional securities analysts to cover our company, which could significantly and adversely affect the trading price and volume of our stock.

We do not intend to pay any cash dividends in the foreseeable future.

We have never declared or paid dividends on our common stock nor do we anticipate paying any cash dividends on our common stock within the foreseeable future. Our board of directors has the ability and may so choose to declare cash dividends on our common stock, at their discretion, in the future. In their determination to declare dividends, the board will consider, among other factors, the company’s financial position, results of operations, cash requirements, and any applicable outstanding covenants. Holders of our common stock will be entitled to receive dividends when and, if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

MARKET PRICE FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock trades on the Nasdaq Capital Market under the symbol “PGRX.” Prior to July 2, 2012, our common stock traded on the OTC Bulletin Board trading system, also under the symbol “PGRX”.  On February 24, 2014 the last reported sale price of our common stock was $1.50 per share.

The following table sets forth the high and low bid prices for our common stock for the respective periods, as reported on the Nasdaq OMX and OTC Bulletin Board trading systems.

Fiscal Year	Quarter	High	Low
2012	First Quarter	$200.00	$142.50
	Second Quarter	$387.50	$187.50
	Third Quarter	$425.00	$200.00
	Fourth Quarter	$500.00	$102.50
2013	First Quarter	$512.50	$117.50

	Second Quarter	$158.50	$88.50
	Third Quarter	$203.00	$70.00
	Fourth Quarter	$91.00	$11.00
2014	First Quarter	$22.50	$3.40
	Second Quarter	$5.65	$2.15
	Third Quarter	$1.74	$1.50

As of February 25, 2014, there were 45 holders of record of our common stock based upon information provided by our transfer agent.

Dividend Policy

We have never paid any cash dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the development of our Holbrook project. Our senior debt with The Karlsson Group prohibits the payment of dividends so long as any of that debt is outstanding.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board considers relevant.

USE OF PROCEEDS

We will not receive any proceeds from the resale by the selling stockholders of the 1,832,198 shares of outstanding stock owned by them or the 8,547,658 shares issuable to them upon exercise of their unregistered Series A Warrants. We will receive proceeds upon the cash exercise of all of our 9,404,456 outstanding Series A Warrants, the underlying shares of which are subject to this prospectus. If all of these Series A Warrants were to be exercised at the exercise price of $1.50 per share (which exercise price is subject to adjustment pursuant to the full ratchet anti-dilution provisions of the Series A Warrants , see “Description of Securities—Description of Series A Warrants”, then we would receive gross and net proceeds of approximately $14.1 million. The  proceeds from exercise in full of the 109,500 shares of common stock issuable pursuant to the Series A Warrants issued in our June 2013 public offering would be approximately $0.2 million gross and $0.1 million net. These are the only actual proceeds we will receive from this offering as the remainder of the offering relates only to the resale of common stock. No assurance can be given, however, that all or any portion of the outstanding Series A Warrants will be exercised.

We intend to use any net proceeds from the exercise of the Series A Warrants to:

•                  Make mandatory repayments of outstanding indebtedness. We are required to pay 10% of any capital raised to each of The Karlsson Group and Apollo (20% in total) as payments on their respective promissory notes.

•                  Fund the development of the Holbrook Project. We are required to deposit 50% of the net proceeds of the next $18.8 million of capital raised (a total of $9.4 million) into escrow for Holbrook project expenses; and

•                  For general corporate purposes.

We have no present intentions to make any voluntary payments on our outstanding indebtedness with the net proceeds from the exercise of the Series A Warrants.

We issued $125 million of senior secured debt to The Karlsson Group to finance the acquisition of their 50% interest in AWP in August 2012. On December 10, 2013, we entered into the Extension Agreement with The Karlsson Group that allows for the repayment and retirement of this debt for the discounted amount of $25 million if paid on or before March 10, 2014.  The Karlsson senior secured note bears annual interest of 9% payable quarterly in-kind by increasing the principal note balance.

On January 10, 2014 we entered into an agreement with two affiliates of Apollo Global Management who own two senior promissory notes pursuant to which we owe an aggregate amount of approximately $7.3 million in principal and interest.  The agreement provides that upon repayment or extinguishment of our senior secured debt owing to The Karlsson Group on or before March 10, 2014 in accordance with the terms of the Extension Agreement and in any event for consideration with aggregate value less than or equal to 17% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest).  The Apollo notes accrue interest at a fixed rate of 11% per annum and are due on the same date as the Karlsson debt is paid or due, which is now the day that we pay the $25 million to The Karlsson Group.

We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. In connection with this, we plan to negotiate parallel extensions with Apollo.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

CAPITAL STRUCTURE

As of February 25, 2014, our capital structure consisted of the following:

•                  4,970,578 shares of outstanding common stock

•                  $15 million of liquidation value redeemable preferred stock.  The preferred stock is non-convertible and non-voting and carries an 8% annual cumulative dividend

•                  9,404,456 Series A Warrants having an exercise price of $1.50 per share and expiration dates in 2018 and 2019. All Series A Warrants contain full ratchet anti-dilution protection provisions.

•                  2,472,962 other warrants comprised of the following:

Outstanding Warrants	Exercise Price ($)	Expiration	Notes
1,000	2.25 - 4.04	2018
2,068,012	3.50	2018
307,424	6.00 - 17.00	2017, 2019	See Note 1 below
96,526	62.50 - 251.00	2014 - 2018
2,472,962

Note 1: we have agreed to adjust the exercise price on the 172,117 of these warrants currently held by the Karlsson Group to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014, but in no event higher than the current exercise price of $12.50 per share on the 112,117 warrants issued on May 30, 2012 and $6.00 per share on the 60,000 warrant issued on June 26, 2013.

•                  Upon payment of the discounted payoff amount of $25 million on or before March 10, 2014, we have agreed to grant the Karlsson Group a new, five year warrant for 750,000 shares having an exercise price equal to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014.

•                  161,300 stock options with exercise prices ranging from $130.00 to 212.50 and expiration dates between 2021 and 2023

•                  685,000 stock options with exercise prices ranging from $2.25 to $2.36 and expiration dates in 2023.

•                  Total indebtedness as of December 31, 2013 of $156.8 million, all of which will become due and payable on March 10, 2014 if we are unable to retire all amounts owing under the Karlsson Group debt for the Discounted Payment Amount of $25 million on or before March 10, 2014.*

*On December 10, 2013, we entered into the Extension Agreement with the Karlsson Group which restructured our senior first priority secured promissory note with them.  Under the Extension Agreement, we can retire all amounts owing under the Karlsson Group debt for the discounted payment amount of $25 million if paid on or before March 10, 2014. We will be unable to pay the $25 million on or before March 10, 2014, and we will be in default of the Karlsson debt and the Karlsson Group could foreclose on all of our assets. A default on the Karlsson debt would cause the entire undiscounted amount then owing ($149.6 million at December 31, 2013) to become immediately due and payable and also cause a cross-default of our Apollo debt, which totaled approximately $7.3 million at December 31, 2013.

On January 10, 2014 we entered into an agreement with two affiliates of Apollo Global Management who own two senior promissory notes pursuant to which we owe an aggregate amount of approximately $7.3 million in principal and interest.  The agreement provides that upon repayment or extinguishment of our senior secured debt owing to The Karlsson Group on or before March 10, 2014 in accordance with the terms of the Extension Agreement and in any event for consideration with aggregate value less than or equal to 17% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest).

We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. In connection with this, we plan to negotiate parallel extensions with Apollo.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

SELECTED FINANCIAL DATA

The following table includes our selected consolidated historical financial data. You should read carefully the consolidated financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus. The selected consolidated financial data in this table is not intended to replace the consolidated financial statements included elsewhere in this prospectus.

	Nine Months Ended December 31, 2013	Year Ended March 31, 2013	Cumulative from August 5, 2010 (Inception) through December 31, 2013
	(In thousands)	(In thousands)	(In thousands)
Operating data
Net loss from operations	$(12,849)	(74,784)	(112,974)
Other expenses (1)	(25,081)	(9,141)	(93,047)
Net loss attributable to Prospect Global Resources Inc.	(37,930)	(79,854)	(198,184)
Basic and diluted per share loss (2)	$(13.62)	$(69.14)	$(142.61)
Weighted average number of shares (2)	2,820	1,155	1,393

	December 31, 2013	March 31, 2013
	(In thousands)	(In thousands)
Balance sheet data
Cash and cash equivalents	$51	$1,024
Mineral properties	13,047	13,690
Other assets	1,190	2,293

Total assets	$14,288	$17,007
Current liabilities	167,797	146,925
Noncurrent liabilities	650	—
Redeemable preferred stock	4,996	—
Shareholders’ deficit	(159,155)	(129,918)
Total liabilities and shareholders’ equity	$14,288	$17,007

(1)   Other expenses include the following significant non-cash items:

a.         For the nine months ended December 31, 2013: derivative gains of $2,162, assets impairments of $1,224 and interest expense of $25,970;

b.         For the year ended March 31, 2013:  derivative losses of $1,900 and interest expense of $7,241;

c.          For the cumulative period through December 31, 2013: derivative losses of $54,504, asset impairments of $1,224, a loss on debt extinguishments of $2,049 and interest expense of $35,270.

(2)   All per share amounts have been adjusted for the 1-for-50 reverse stock split that became effective on September 4, 2013.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties. We caution you not to put undue reliance on any forward-looking statement. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), included in this prospectus and with the understanding that our actual future results may be materially different from what we currently expect.  We recently restated our financial statements for the fiscal years ended March 31, 2013 and 2012 and the quarterly periods ending June 30, September 30 and December 31, 2012 and June 30 and September 30, 2013. See“ — Restatement of Financial Statements” below for additional information.

Overview

We are engaged in the exploration and development of a potash mine in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 143 mineral estate sections spanning approximately 88,175 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

We completed a pre-feasibility study, or PFS, for the Holbrook Project in July 2013. We are currently working toward a definitive feasibility study, or DFS, for the Holbrook Project. We commenced our phase 4 drilling program in August 2013 and completed the program in October 2013.  We believe that this drilling program completes the drilling necessary to complete a DFS.

Restatement of Financial Statements

We recently restated our financial statements for the fiscal years ended March 31, 2013 and 2012 and the quarterly periods ending June 30, September 30 and December 31, 2012 and June 30 and September 30, 2013 to (i) reverse stock compensation related to unvested stock option awards for former employees and board members, (ii) expense certain costs that had been previously capitalized and (iii) remove references to us being a development stage company. As a result of this restatement, our management has re-evaluated and amended its conclusions regarding the effectiveness of disclosure controls and procedures and internal control over financial reporting and concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of March 31, 2013. Management believes the cause of this restatement was based on its interpretation of SEC Guide 7 and specific accounting literature and is therefore isolated, and because of this no additional corrective action is necessary to remedy the material weakness.

History

Between January and November 2011, we invested $11.0 million dollars in AWP while The Karlsson Group contributed to AWP its ownership of mineral rights on eight private sections and potash exploration permits on 42 Arizona state sections, comprising a total of approximately 31,000 gross acres in the Holbrook Basin, each for a 50% ownership interest in AWP.

In July 2011, AWP entered into a Potash Sharing Agreement covering 101 private mineral estate sections and related mineral leases on approximately 62,000 acres adjacent to or in close proximity to AWP’s existing mineral rights in the Holbrook Basin.

On May 30, 2012, we entered into an agreement with The Karlsson Group to acquire the 50% of AWP that we did not already own for an aggregate purchase price of $150.0 million plus warrants to purchase 112,117 shares of our common stock for $212.50 per share. The agreement provided for the grant of a 1% royalty and other potential contingent payments.

On August 1, 2012, we closed The Karlsson Group Acquisition, at which time we became the sole owner of AWP.

Strategy

Our strategy is to increase stockholder value through our focus on the exploration, development and production of potash from our Holbrook Project. Since 2011, we have conducted drilling, geological work and various other technical and preliminary economic assessments to advance and expand our mineralized material base in the Holbrook Project. We completed a PFS for the Holbrook Project in July 2013 and are now working towards completing a DFS.

Major Influences on Results of Operations and Factors Affecting Comparability

We are an exploration stage company and generate no revenues. Therefore, our operating and project related expenses are funded entirely by cash raised through our financing activities. Due to the sporadic nature of financing transactions, our spending and results can vary significantly between periods.

Our historical financing activities have included the issuances of significant amount of warrants and options. In accordance with GAAP, we estimate the value of these derivatives and recognize the associated non-cash expenses and gains.  Non-cash warrant and stock option expenses comprise a significant amount of our general and administrative expenses.

Financing

During the June 30, 2013 quarter, our financings activities provided cash of $8.3 million consisting of the $5.0 million in proceeds received in May in exchange for the Very Hungry Notes and the $3.3 million in net proceeds received from our June public offering.  The June public offering generated gross proceeds of $5.0 million from the sale of 833,334 shares of our common stock and 856,798 Series A Warrants and 856,798 Series B Warrants.  After offering related expenses, we netted $3.3 million from the offering.

In September 2013 we raised $3.0 million through the issuance of 742,000 shares and 2,945,098 Series A Warrants with each warrant having full ratchet anti-dilution protection and an exercise price of $4.05. The issued warrants were comprised of 1,294,750 warrants issued in conjunction with the shares and 1,650,348 warrants issued in connection with the full ratchet anti-dilution protection provisions in already outstanding warrants. This raise was achieved by reducing the exercise price on the outstanding Series B Warrants from $6.00 to $4.05 and increasing the number of Series A Warrants received for each Series B Warrant exchanged from 1.0 to 1.75. These funds were used for our drilling program, continued development of a DFS, mandatory debt payments and ongoing operating expenses.

Effective February 12, 2014 we and each of the holders of 747,298 of our Series A Warrants issued in our June 26, 2013 public offering agreed that we would reduce the exercise price from $4.05 to $1.50 in exchange for these warrants being exercised immediately and the issuance of a new Series A Warrant for each warrant exercised with an exercise price of $1.50, exercisable for five years only upon stockholder approval of the exercise. Each of the participating warrant holders entered into a separate Series A Warrant exercise agreement. Pursuant to the full ratchet anti-dilution terms in the Series A Warrants, the exercise price of our remaining outstanding Series A Warrants was adjusted to $1.50 and we issued an additional 5,467,779 Series A Warrants with an exercise price of $1.50.  As a result of the reduction of the exercise price of the Series A Warrants, the exercise price on the 1,787,171 warrants held by Buffalo Management was reduced from $4.05 to $3.50 and we issued Buffalo Management 280,841 additional warrants with an exercise price of $3.50.

Reverse Stock Split

At our annual meeting on August 30, 2013 our shareholders approved up to an one-for-50 reverse stock split.  Following Board approval, an one-for-50 reverse stock went into effect on September 4, 2013.  This reverse stock split brought us into compliance with Nasdaq’s minimum share price requirement.

As indicated in our preliminary proxy statement filed February 20, 2014, the board is seeking stockholder approval to grant the board discretionary authority to effect a reverse split with respect to the issued and outstanding shares of our common stock. If this proposal is approved by our stockholders, the board may subsequently effect, in its sole discretion, a reverse stock split of up to an one-for-20 exchange ratio. If approved, the board’s discretion to effect the reverse stock split would last until December 31, 2014, when such discretion would terminate if not exercised by the board.

Operating Results for the Nine Months Ended December 31, 2013 compared to Nine Months Ended December 31, 2013.

Revenue

For the nine months ended December 31, 2013 and 2012, the Company had no revenues.

Exploration Expense

Exploration expense for the nine months ended December 31, 2013 and 2012 was comprised of the following:

	Nine Months Ended	Nine Months Ended
	December 31, 2013 (in thousands)	December 31, 2012 (in thousands)
	(unaudited)	(unaudited)
Drilling & Fieldwork	$2,652	$4,337
Engineering	1,168	6,512
Permitting	649	5,004
Mineral Leases & Exploration Permits	379	1,163
Total Exploration Expense	$4,848	$17,016

For the nine months ended December 31, 2013, our exploration activities encompassed the drilling of 17 holes at a significant cost reduction over prior drilling programs as well as additional permitting and pre-feasibility study activities.  For the nine months ended December 31, 2012, our activities included the drilling of 14 holes and the work associated with our permitting and engineering activities.

General and Administrative Expense (“G&A”)

General and administrative expenses for the nine months ended December 31, 2013 and 2012 were comprised of the following:

	Nine Months Ended	Nine Months Ended
	December 31, 2013 (in millions)	December 31, 2012 (in millions)
	(unaudited)	(unaudited)
Salaries and benefits	$2,244	3,491
Office, travel and other	1,070	4,306
Tax compensation	1,537	6,226
Legal, accounting and insurance	2,240	4,835
Management fees, consulting fees and board compensation	375	1,468
Equity compensation	1,840	9,285
Total G&A	$9,306	29,611

Salaries and benefits expense decreased by approximately $1.2 million over the prior period due primarily to reductions in employee head count.

Office, travel and other expenses decreased by approximately $3.2 million over the prior period due mainly to the higher expenses incurred during the 2012 period related to third party investment activities. The balance of the decrease was primarily due to our lower spending on travel, marketing, market research and public relations expenditures during the 2013 period as we attempted to conserve cash.

Tax compensation related to the Karlsson Group debt decreased by approximately $4.7 million over the prior period due to a $6.2 million tax compensation charge taken during the December 2012 period as compared to a $1.5 million tax compensation charge during the December 2013 period.

Legal, accounting and insurance expenses decreased by approximately $2.6 million over the prior period as the prior period included the expenses associated with our acquisition of the Karlsson Group’s interest in AWP.

Management fees, consulting fees and board compensation expenses decreased by approximately $1.1 million over the prior period primarily due to fees paid for the termination of a consulting contract in August of 2012.

Equity compensation expenses decreased by approximately $7.4 million over the prior period as most of the stock options from our July 1, 2012 grants had fully vested by the end of July 2013 and therefore the expense in the current period was primarily related to the new stock options granted in November 2013.

Included within G&A expense above are rental expenses of approximately $0.2 million each for each of the nine months ended December 31, 2013 and 2012.

Off-take Fees

On October 18, 2012, we entered into an agreement with Sichuan Chemical Industry Holding (Group) Co, Ltd, a Chinese limited liability company (“Sichuan”), under which Sichuan agreed to purchase a minimum of 500,000 tonnes (on a take-or-pay basis, backed by a letter of credit) of potash from us per year for a period of ten years starting with the commencement of production from our Holbrook Project.

Upon execution of the Sichuan agreement, we owed a one-time arrangement fee to a third party of $7.8 million. In July 2013, we entered into a letter agreement reducing the fees to be paid to the third party by $0.4 million and recognized a gain by the same amount. We expensed this arrangement fee when incurred.

Warrant Expense

Warrant expense for the nine months ended December 31, 2013 was a negative $0.9 million primarily to a change in the fair value measurement of our outstanding warrants at December 31, 2013. Prior to our June 26, 2013 capital raise, which included the issuance of warrants having full ratchet anti-dilution protection, we accounted for our warrants under the equity method and as such at December 31, 2012 we had no similar “mark-to-market” adjustment.  With the anti-dilution protection afforded these newer warrants, we no longer met the criteria for equity accounting for our warrants and therefore began accounting for all warrants as liabilities.  We now re-measure this liability at the end of each quarter using a binomial lattice valuation model with a corresponding adjustment to warrant expense.  The reduction in the fair value of our warrants at December 31, 2013 was primarily related to the decrease in our stock price from $4.61 at June 26, 2013 to $1.74 at December 31, 2013.

For the nine months ended December 31, 2012, warrant expense totaled approximately $5.9 million and related primarily to the warrants that were issued to Buffalo Management in connection with the termination of the management services agreement between the Company and Buffalo Management in August 2012.

Derivative Gains/Losses

For the nine months ended December 31, 2013, we realized a net derivative gain of $2.2 million.  This net gain was comprised of a $2.9 million gain associated with the embedded conversion options in the Very Hungry and Reiman Trust convertible notes offset by derivative losses of $0.7 million associated with the warrants exchanged in connection with our June 26, 2013 offering.

During the December 31, 2012 period, we had a derivative loss of $1.9 million.  During the acquisition of the Karlsson Group interest in August of 2012, a derivative asset was created representing our option to prepay the Karlsson Group note for a reduced amount if the prepayment was made in December of 2012.  This option was forfeited as of December 31, 2012 and consequently the derivative asset was written off to expense.

Loss on Extinguishments (net)

For the nine months ended December 31, 2013, our extinguishment gains and losses netted to approximately $0.0.  These gains and losses included the following:

•                  a gain of $13.0 million associated with the restructurings of the Karlsson Group debt on April 15, 2013, June 26, 2013 and September 16, 2013;.

•                  a loss of $11.4 million associated with the December 10, 2013 Extension Agreement to restructure the Karlsson Group debt;

•                  a $2.1 million loss associated with the write off of the remaining debt discount recorded in connection with the issuance of the $5.5 million convertible notes to Very Hungry and the Scott Reiman Trust;

•                  a gain of $0.5 million associated with the change in the fair value of the warrants issued to Buffalo Management in the exchange of Buffalo’s 1% royalty interest for shares of our redeemable preferred stock and warrants.

For the nine months ended December 31, 2012, we had no such extinguishment gains or losses.

Asset Impairments

For the nine months ended December 31, 2013, we recorded impairments of $1.2 million comprised primarily of (i) $0.5 million related to our write-down of the land option on 5,080 acres acquired in connection with the Karlsson Group Acquisition and (ii) $0.6 million stemming from our decision not to renew the leases on four of our exploration permits. No such impairments were incurred during the nine months ended December 31, 2012.

Interest Expense

Net interest expense for the nine months ended December 31, 2013 totaled $26.0 million, the majority of which related to interest on our Karlsson and Apollo debt, the Very Hungry and Reiman Trust convertible notes and amortization the Karlsson note discount. Net interest expense for the nine months ended December 31, 2012 totaled approximately $4.6 million and related to the Karlsson Note. For the nine months ended December 31, 2013 and 2012, we paid cash interest of approximately $12,000 and nil.

Off-Balance Sheet Arrangements

None.

Cash Flow Summary

The following summarizes our cash flows for the nine months ended December 31, 2013 and since inception:

	Nine Months Ended December 31, 2013 (in thousands)	Cumulative from August 5, 2010 (Inception) through December 31, 2013 (in thousands)
	(unaudited)	(unaudited)
Net cash used in operating activities	$(12,833)	(60,278)
Net cash used in investing activities	(43)	(3,838)
Net cash provided by financing activities	11,903	64,167
Increase (decrease) in cash and cash equivalents	$(973)	51

Cash flows used in operating activities

For the nine months ended December 31, 2013, the cash used in operating activities totaled approximately $12.8 million including:

•                  $3.5 million for G&A spending on such items as salaries and benefits and public company compliance activities;

•                  $3.1 million for legal fees;

•                  $2.6 million for drilling and related activities;

•                  $1.9 million for payments to land owners and lease/permit renewals;

•                  $1.4 million for permitting, engineering and other site related spending; and

•                  $0.3 million for consultant services.

Cash flows used in investing activities

During the nine months ended December 31, 2013, the cash used in investing activities of approximately $43,000 was consumed primarily in the acquisition of land rights and equipment.

Cash flows provided by financing activities

Our financings activities provided cash of $11.9 million during the nine months ended December 31, 2013 consisting of the $5.0 million in proceeds received in May in exchange for the notes held by Very Hungry LLC and the Scott Reiman 1991 Trust, the $4.1 million in proceeds received from our June 2013 public offering and the $3.0 million from the exercise of Series B warrants in September 2013 partially offset by the $0.2 million in debt service payments made on our Karlsson Group and Apollo debt during October 2013.

Operating Results for the Years Ended March 31, 2013 and 2012

Revenue

For the years ended March 31, 2013 and 2012 and from August 5, 2010 (Inception) to March 31, 2013, we had no revenues.

Exploration Expense

Years Ended March 31, 2013 and 2012

Exploration expenses for the 12 months ended March 31, 2013 and 2012 were comprised of the following:

	12 Months Ended	12 Months Ended
	March 31, 2013	March 31, 2012
	(in thousands)	(in thousands)

Drilling & Fieldwork	$4,504	$5,618
Engineering	7,049	216
Permitting	5,696	—
Mineral Leases & Exploration Permits	1,326	168
Total Exploration Expense	$18,575	$6,002

During the twelve months ending March 31, 2013, we drilled 14 holes and completed work associated with our permitting and pre-feasibility study activities.  During the twelve months ending March 31, 2012, we drilled a total of 12 holes and incurred costs associated with completion of the Resource Report and PEA.

Cumulative Period

Exploration expense for the cumulative period ended March 31, 2013 was comprised of the following:

Cumulative Period Ended
March 31, 2013
(in thousands)
Drilling & Fieldwork	$10,662
Engineering	6,982
Permitting	5,985
Mineral Leases & Exploration Permits	1,594
Total Exploration Expense	$25,223

From inception through March 31, 2013 our activities have encompassed the drilling of 28 holes and work associated with our permitting and pre-feasibility study activities.

General and Administrative Expense (“G&A”)

Years Ended March 31, 2013 and 2012

Our general and administrative expenditures for the years ended March 31, 2013 and 2012 consisted of the following:

	Year Ended	Year Ended
	March 31, 2013	March 31, 2012
	(in millions)	(in millions)
Salaries and benefits	$5.3	$1.3
Equity compensation	10.3	9.7
Management fees, consulting fees and board compensation	6.8	0.4
Legal, accounting and insurance	6.5	4.2
Karlsson Note Tax Gross Up	6.2	—
Apollo termination fee	9.7	—
Office, travel and other	3.7	1.6
Total G&A	$48.5	$17.2

Salaries and benefits expenses increased by approximately $4.0 million over the prior period due to increased headcount and bonuses for employees. Headcount increased from 5 employees to 12 as of March 31, 2012 compared to March 31, 2013.

Equity compensation expenses increased by approximately $0.6 million over the prior period due to the timing of awards and their respective service periods.  Equity compensation is recognized ratably over the vesting period, in most cases one year.

Management fees, consulting fees and board compensation expenses increased by approximately $6.4 million over the prior period primarily due to approximately $5.2 million related to a one-time termination fee to Buffalo Management.  The remaining change was due to additional consultation fees with the public offering.

Legal, accounting and insurance expenses increased by approximately $2.3 million over the prior period primarily due to the legal fees that we incurred in connection with (i) the negotiation and closing of The Karlsson Group Acquisition and the restructuring of our Karlsson debt and (ii) the additional SEC filings in connection with our two common stock public offerings.

Karlsson Note Tax Gross Up expenses were for tax compensation payments due to The Karlsson Group for increases in federal and state taxes and other tax related matters as part of The Karlsson Group Acquisition.

Apollo termination fee expenses were for the termination agreement entered into with Apollo for the break-up and release of the convertible note financing for $100.0 million.

Office, travel and other expenses increased by approximately $2.1 million over the prior period due to lower increased spending on travel, marketing, market research and public relations expenditures for the public offering in July 2012.

Included within total G&A are rental expenses of $0.2 million and nil for 2013 and 2012, respectively. The increase in 2013 rent expense was due to our move to a larger office space beginning in October 2012 and the addition of leased office space in Los Angeles beginning in June 2012.

Cumulative Period

Our general and administrative expenditures since inception were comprised of the following:

August 5, 2010
(Inception) through
March 31, 2013
(in millions)
Salaries and benefits, stock compensation, management fees and board compensation	$7.0
Equity compensation	20.0
Management fees, consulting fees and board compensation	7.4
Legal, accounting and insurance	11.3
Karlsson Note Tax Gross Up	6.2
Apollo termination fee	9.7
Office, travel and other	5.6
Total G&A	$67.2

Included within total G&A are rental expenses of $0.3 million since inception.

Derivative Losses

Years Ended March 31, 2013 and 2012

Our derivatives losses for the years ended March 31, 2013 and 2012 totaled $1.9 million and $39.8 million, respectively.  For 2013, all $1.9 million was associated with the Karlsson Note Prepayment Option as described more fully in Note 8—Debt of the accompanying consolidated financial statements. Our derivative losses in 2012 stemmed from a combination of (i) the change in the fair value of the compound embedded derivatives of our convertible notes and warrants and (ii) the derivative losses we incurred upon issuance of the convertible notes as described more fully in Note 10—Derivative Financial Instruments of the accompanying consolidated financial statements.

Cumulative Period

Our derivative losses since inception totaled $56.7 million, of which $1.9 million was associated with the Karlsson Note Prepayment Option as described above while the remainder stemmed from (i) the change in the fair value of the compound embedded derivatives of our convertible notes and warrants and (ii) the derivative losses we incurred on issuance of the convertible notes.

Loss on Debt Extinguishment

Years Ended March 31, 2013 and 2012 and Cumulative Period

We incurred a $2.0 million loss on the extinguishment of the $2.0 million Merkin convertible note during 2012.  No such loss was incurred during 2013.

Interest Expense

Years Ended March 31, 2013 and 2012

Our net interest expense for the years ended March 31, 2013 and 2012 totaled $7.2 million and $1.9 million, respectively.  For 2013, this amount represents the interest expense accrued on The Karlsson Note and the Apollo Notes, all of which were entered into during 2013.  An amount equal to this is included in accrued liabilities at March 31, 2013.  Our net interest expense for 2012 was related to the convertible notes then outstanding and was comprised of $0.4 million for interest and $1.5 million for the amortization of related discounts and financing costs.

Cumulative Period

Net interest expense for the Cumulative Period totaled $9.3 million and consisted of the (i) $7.2 million related to interest on the Karlsson and Apollo Notes and (ii) $2.1 million associated with the convertible secured notes.

Off-Balance Sheet Arrangements

None.

Cash Flow Summary

The following table summarizes our cash flows for the periods indicated:

	Year Ended March 31, 2013	Year Ended March 31, 2012	Cumulative from August 5, 2010 (Inception) through March 31, 2013
	(in millions)	(in millions)	(in millions)
Net cash used in operating activities	$(34.8)	$(11.3)	$(47.5)
Net cash used in investing activities	(2.6)	(1.1)	(3.8)
Net cash provided by financing activities	27.1	21.4	52.3
Increase (decrease) in cash and cash equivalents	$(10.3)	$9.0	$1.0

Cash used in operating activities for each of the comparative periods presented above was primarily related to our exploration activities in the Holbrook Basin and other corporate general and administrative expenses. Likewise, the cash consumed by our investing activities was primarily related to the acquisition of adjacent and complementary acreage within the Holbrook Basin.

During 2013, we completed two public offerings that resulted in net financing cash proceeds to us of $61.9 million.  From these proceeds, we made payments to The Karlsson Group totaling $34.7 million comprised of the $25.0 million upfront payment due in connection with our purchase of the 50% interest in AWP that we did not already own and another $9.7 million following the completion of the second public offering in November 2012.  The $9.7 million, which represented 40% of the net proceeds raised in the November offering, reduced the outstanding balance due under The Karlsson Note from $125.0 million to $115.3 million.

Prior to 2013, the cash provided by our financing activities came almost exclusively through the issuance of convertible notes and sales of our common stock in private placements.

Liquidity and Capital Resources

As of February 25, 2014, we had cash of approximately $0.3 million available for general corporate purposes.  On or before March 10, 2014 we have a $25 million payment due under our Karlsson debt which if we fail to make payment we will be in default.  We will not be able to make this payment by March 10, 2014 and are in discussions with The Karlsson Group to extend the due date of this payment.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

The increase in our cash position from December 31, 2013 to February 25, 2014 was due to a capital raise in early February which resulted in net proceeds of approximately $1.0 million to us.

Summary of Indebtedness

As of December 31, 2013 our total indebtedness was $156.8 million and was comprised of the following:

December 31, 2013 (thousands)
(unaudited)
Karlsson senior secured note*	$120,079
Apollo unsecured notes	6,654
Tax compensation on Karlsson senior secured note	19,152
Accrued Interest on Karlsson and Apollo Notes	10,875
Total debt and tax compensation	156,760

* Excludes debt discount as required by GAAP and reflected on our face financials.

Karlsson Group Debt

We issued the Karlsson Group a $125.0 million senior first priority secured promissory note on August 1, 2012 as partial consideration for the acquisition of their 50% interest in AWP.  We also agreed to compensate the Karlsson Group for increases in certain federal and state income taxes and other tax related matters.  All amounts owing to the Karlsson Group are secured by a lien on all the assets of AWP, a pledge of the capital stock of our subsidiary companies and a payment guarantee from Prospect Global.  The Karlsson note bears interest at 9% and is payable quarterly in-kind by an increase to the note’s outstanding principal balance.

On December 10, 2013, we entered into an extension agreement with the Karlsson Group which restructured the senior first priority secured promissory note. Under the terms of the extension agreement, we have until March 10, 2014 to prepay all amounts owing under the Karlsson senior secured note for the aggregate discounted payoff amount of $25 million. Upon payment of the $25 million discounted payoff amount, the Karlsson Note will be deemed paid in full (including all principal, interest and tax compensation amounts) and the Karlsson Group will release its first priority lien over our assets. In the event we do not pay the discounted payoff amount on or before March 10, 2014, we will be in default under the Karlsson Note as in effect prior to the extension agreement, which in the aggregate will total approximately $151.7 million on March 10, 2014, without the ability to cure such default and the Karlsson Group would have the right to foreclose on all of our assets.  If we are unable to raise sufficient funds to pay off the Karlsson Group debt on or before March 10, 2014, or extend the due date of this payoff we anticipate that we would voluntarily file for bankruptcy protection rather than permit the Karlsson Group to initiate foreclosure proceedings.

The Karlsson Note is also mandatorily pre-payable within five business days of a sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity.

Apollo Notes

On March 7, 2013, we entered into a Termination and Release Agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC (which we refer to collectively as the Apollo Parties) that terminated the agreements we entered into with the Apollo Parties in November 2012 (as amended in December 2012). In connection with the Termination and Release Agreement, we issued the Apollo Parties two promissory notes (“the Apollo Notes”) totaling approximately $6.8 million as partial consideration for the break-up and release. The Apollo Notes, which were subsequently amended on April 15, 2013 and January 10, 2014, are unsecured and bear interest at the rate of 11% per annum and mature on the earlier of i) July 1, 2015; ii) 12 months following completion of our Definitive Feasibility Study; or iii) the date the Karlsson Note is paid in full.  The final maturity date of the Apollo notes is now effectively March 10, 2014 under the terms of the December 10, 2013 Extension Agreement.

On January 10, 2014 we entered into an agreement with Apollo.  This agreement provides that upon repayment or extinguishment of our senior secured debt owing to The Karlsson Group on or before March 10, 2014 in accordance with the terms of the December 10, 2013 Extension Agreement, and in any event for consideration having an aggregate value less than or equal to 17.0% of the aggregate amount owed under the Karlsson Group debt (including in respect of accrued interest and tax gross-up obligations), we may repay the Apollo notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the Apollo notes (including accrued interest). To the extent we have not repaid or extinguished the Karlsson debt on or before March 10, 2014, the entire aggregate amount of approximately $7.4 million due under the Apollo Notes as of March 10, 2014 would be immediately due and payable.

We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. In connection with this, we plan to negotiate parallel extensions with Apollo.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

As of December 31, 2013 we owed a total of $7.3 million, of which $0.6 million was for accrued interest.  This entire balance, principal and interest, is included in current liabilities at December 31, 2013 as a result of the March 10, 2014 due date for the Karlsson Note.

Commitments and Contingencies

The Karlsson Group Acquisition

In conjunction with The Karlsson Group Acquisition, we have the following commitments and contingencies:

•                  we are required to pay The Karlsson Group 2% of gross potash sales from any of our current or future acquired leases, licenses and permits (perpetual in nature),

•                  in the event of a sale, directly or indirectly, of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity on or prior to February 1, 2018, The Karlsson Group is entitled to10% of the net proceeds received from the transaction in excess of $200 million.

•                  in the event of any equity or debt offering completed by us while the Karlsson Note remain outstanding, we must place 50% of the net proceeds of the next $18.8 million of capital raised into escrow (for a total of $9.4 million), which funds may be released solely to fund specified expenses for the Holbrook Project.

•                  in the event of any equity or debt offering completed by us while the Karlsson Note remain outstanding, we must pay the Karlsson Group 10% of the gross proceeds raised as a prepayment of the outstanding balance.

•                  we have agreed to compensate the Karlsson Group for any incremental income tax liabilities attributable to an increase in federal or state income tax rates over the tax rates that were in effect for 2012, such that they are made whole with respect to any such increase in tax liabilities. We also agreed to compensate the Karlsson Group for certain interest charges imposed on the deferred tax liabilities as a result of the application the “installment sale” rules of the Internal Revenue Code.

Royalties

In addition to the 2% royalty to The Karlsson Group, we have the following royalty or revenue interest commitments once we have production from our Holbrook Project (all perpetual in nature):

•                  1% revenue interest to Buffalo Management;

•                  1% royalty interest to Grandhaven;

•                  Royalties of a sliding scale nature on gross sales from our private mineral estate sections;

•                  Royalties of a sliding scale nature on gross sales from our Arizona state sections, although no formal agreement has been made at his time.

Grandhaven Royalty Interest

Grandhaven holds a 1% overriding royalty interest in the gross proceeds received by our subsidiary AWP from the extraction of potash from lands and state exploration permits held by AWP on November 22, 2011. Grandhaven also holds an option (the “Grandhaven Option”), that just became effective on December 31, 2013 and is now exercisable at any time, to receive shares of our common stock valued at $212.50 per share in exchange for the fair market value of any royalty interest surrendered.

In addition, if;

(i) the Arizona State Land Department declines to issue any lease to us with respect to any state exploration permit, or

(ii) the Arizona State Land Department terminates any state exploration permit, or

(iii) the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, then Grandhaven has the option to receive substitute royalty interests from us in the same number of acres in portions of our private mineral leases, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state leases.

If we have not been issued any Arizona state leases as of the date that we convey the assignment of the royalty interest in our private mineral leases, Grandhaven may elect to exchange their royalty in our Arizona state leases for a 1.388% royalty interest in all of our private mineral leases.

On February 7, 2014 we received notice from Grandhaven regarding the closing of the conveyance of their royalty interests in the fee and state mineral rights owned by AWP. As of February 25 the assignment of their royalty interest had not been completed.

Major Contractual Obligations

(amounts in thousands)	Less than 1-year		1-2 years	Thereafter	Total
Debt obligations*	25,000	*	—	—	25,000	*
Land and lease payment**	363		609	729	1,701

*Assumes the Company’s prepayment of the Karlsson Note on March 10, 2014 for the discounted payment amount of $25.0 million and the simultaneous extinguishment of the Apollo Notes for shares of our common stock. If we are unable to pay the $25.0 million discounted amount on the Karlsson Note by March 10, 2014, or extend the due date of this payment, the entire undiscounted amount then owing under the Karlsson Note as well as the amounts then owing under the Apollo Notes would become immediately due and payable, totaling $158.8 million as of that date.

**Amounts may change in the future as mineral leases are converted to mining leases.

The Apollo Notes

In the event of any equity or debt offering completed by the Company while the Apollo Notes remain outstanding, we have agreed to pay Apollo 10% of the gross proceeds raised as a prepayment of the outstanding principal.

Common Stock and Warrant Commitments

As of February 25, 2014, the Company had remaining commitments to issue an additional 7,500 shares of our common in exchange for services under an investor relations consulting agreement with COR Advisors LLC. The 7,500 shares of common stock are due in quarterly increments of 1,500 shares each with the next quarterly increment being due on April 5, 2014.  We do not pay a cash fee under this agreement.

As of February 25, 2014, we had 9,404,456 outstanding Series A Warrants having full ratchet anti-dilution protection rights. The exercise price for all of these warrants is $1.50 and all have expiration dates in 2018 and 2019.

For warrants with full ratchet anti-dilution protection, any issuances of common stock (or securities exercisable into common stock) at a price below the exercise price of the warrants results in a reduction in the exercise price of the warrants to the new issuance or strike price and a corresponding increase in the number of warrants issued. For example, if an investor held 300 warrants with an exercise price of $4.00 and we issued new shares of common stock at $3.00 per share, the strike price on the warrants would be reduced to $3.00 and the investor would receive an additional 100 warrants with a $3.00 exercise price.

We have agreed to adjust the exercise price on 172,117 warrants currently held by the Karlsson Group to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014, but in no event higher than the current exercise price of $12.50 per share on the 112,117 warrants issued on May 30, 2012 and $6.00 per share on the 60,000 warrant issued on June 26, 2013.

We have agreed to grant the Karlsson Group a new five year warrant for 750,000 shares having an exercise price equal to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014 contingent upon payment of the discounted payoff amount of $25 million on or before March 10, 2014.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results of these assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. A summary of significant accounting policies is included in Note 2—Summary of Significant Accounting Principles in the accompanying consolidated financial statements. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Mineral Properties

The Company is primarily engaged in the acquisition, exploration and exploitation of mineral properties with the objective of extracting minerals from these properties. Mineral property exploration costs are expensed as incurred. Costs for acquired mineral properties are capitalized and then impaired if the criteria for capitalization are not met. Capitalization of mine development costs that meet the definition of an asset will commence once we have proven and probable reserves in accordance with SEC Industry Guide 7.

In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property is recorded at the fair value of the respective property or the fair value of common shares and other instruments issued, whichever is more readily determinable. When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash, shares, or other instruments are recorded only when the Company has made or is obliged to make the payment or issue the shares or instruments.

Financial Instruments

Our financial instruments consist of cash and cash equivalents, accounts receivable, notes payable, accounts payable, accrued liabilities, warrants, stock options and derivative financial instruments. We carry cash and cash equivalents, accounts and notes receivable, notes payable, accounts payable and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature.

We do not use derivative financial instruments to hedge exposures to cash flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as our convertible note financing arrangements and the Karlsson and Very Hungry Notes that contain embedded derivative features. The convertible note financing arrangements were carried as derivative liabilities, at fair value, in our financial statements until their conversion or the conversion option was no longer available.

Equity-Based Compensation

We recognize compensation costs for share-based awards based on the estimated fair value of the employee awards on their grant date with estimated fair values determined through a Black-Scholes option pricing model. Compensation costs are recognized on a straight-line basis over each issuance’s respective vesting period.

From time to time, we will issue share-based awards, including options and warrants, to non-employees. The fair value of these awards issued to non-employees (typically consultants) is measured on the earlier of the date the performance is complete or the date the consultant is committed to perform. In the event that the measurement date occurs after an interim reporting date, the awards are measured at their then-current fair value at each interim reporting date, estimated using the Black-Scholes pricing model. The fair value of awards is expensed on a straight-line basis over the associated performance period.

Warrants

We classify our issued and outstanding warrants as liabilities or equity in its financial statements, depending upon the criteria met and specific circumstances at a given point in time. Refer to Note 11—Equity Based Compensation and Note 12—Shareholders’ Equity of the accompanying audited annual financial statements for additional information.

BUSINESS

Overview

We are engaged in the exploration and development of a potash deposit located in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 143 mineral estate sections spanning approximately 88,175 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

We completed a pre-feasibility study, or PFS, for the Holbrook Project in July 2013. We are currently working toward a definitive feasibility study, or DFS, for the Holbrook Project. We commenced our phase 4 drilling program in August 2013 and completed the program in October 2013.  We believe that this drilling program completes the drilling necessary for a DFS.

Business and Operating Strategy

Our strategy is to increase stockholder value through our focus on the exploration, development and eventual production of potash from our Holbrook Project.  Key elements of our strategy include the following:

•            Complete a definitive feasibility study to establish proven and probable reserves;

•            Through our ongoing engineering work and analysis, evaluate various methods to increase shareholder returns while decreasing development and operating risks;

•            Work with state and local agencies to permit a potash mine;

•            Strengthen our leasehold position through acquiring bolt-on acreage and additional property interests within and around the Holbrook Project area;

•            Leverage our geographic advantages such as close proximity to sales markets and access to transportation and other infrastructure to achieve lower cost of sales;

•            Build early partnerships and sales arrangements with key customers such as the potash supply agreement we entered into with Sichuan Chemical during the latter part of 2012.  Although Sichuan may terminate the agreement if we have not produced and sold an aggregate of 100,000 tonnes of potash from the Holbrook Basin in a 45 consecutive day period by December 31, 2015 and we will not meet this condition by December 31, 2015, we expect future agreements will be based on an achievable time schedule.

Our Properties

Location and Access   The Holbrook Project area is located within the Holbrook Basin and is situated entirely within Apache County in northeastern Arizona.  The Holbrook Project has good access to highways and other transportation. It is bounded on the north by Interstate Route 40 (I-40) and can be accessed by via county roads from I-40. Secondary and ranch roads allow all-weather access to most locations in the area. All locations not accessible via existing roads can be accessed by either four-wheel drive or all-terrain vehicles. The BNSF Railway transects the northern part of the Holbrook Project area.  The Holbrook Project is surrounded by the Navajo Reservation to the north and north-east, some Apache and Hopi Reservation grounds to the south, and the Petrified Forest National Park to the west.

Climate and Topography   The Holbrook Project is located in a high desert, semi-arid region. Weather patterns are characterized by relatively dry conditions with hot spring, summer, and fall temperatures ranging from 52°F to 93°F, and cool winter temperatures ranging from 18°F to 63°F. The area experiences two rainy seasons, both occurring in the winter. The regional lands and limited vegetation consist of minor salt cedar and scrub grasses and are generally flat with minor low-lying rolling hills. The land supports ranching, light industry and areas of historical mining.

Geological Setting    The Holbrook Basin is a 5,000 square mile kidney-shaped sedimentary basin in east-central Arizona located along the southern edge of the Colorado Plateau.  Ground water occurs throughout the area and forms a regional aquifer.  The potash beds in the Holbrook Basin are hosted within the Permian Supai Salt Formation.  The mineralized zones are located at relatively shallow depths, generally less than 1,600 feet.

Our Holbrook Project currently consists of permits and leases on 143 mineral estate sections spanning approximately 88,175 acres in the Holbrook Basin of eastern Arizona.

We hold the mineral rights to 101 sections covering approximately 61,661 acres that were privately owned by third parties, own mineral rights in fee on 8 sections covering approximately 5,107 acres and hold exploration permits from the Arizona State Land Department, or ASLD, on 34 sections covering approximately 21,406 acres.

Legend
Proposed 2012 Drilling
2011 Drilling
Potash Zero Edge
Permian Salt Zero Edge
Township Outline
Current Park Boundary
Park Expansion Area
AWP Leases
Un-leased Arizona State Land Dept. Holdings
Native Lands
Road
Rail Line
0 5 10 15 20 km
0 2 4 6 8 10 12 Miles
Navajo Reservation
Petrified Forest
Edge of Permian Salt
Holbrook
Navajo County
Apache County
Navajo Reservation
KG-14
KG-13
AWP-20
KG-12
KG-9
KG-10
AWP-18
AWP-24
AWP-17
AWP-25
AWP-17A
KG-8
AWP-27
AWP-16
AWP-23
KG-5
AWP-22
KG-6
KG-1
AWP-15
KG-4
KG-2
KG-3
Edge of Potash
Zuni Pueblo
N
UNITED STATES
Utah
Colorado
Nevada
Arizona
Las Vegas
Kingman
Flagstaff
California
Map Area
Phoenix
Tucson
New Mexico
MEXICO
250 km
Arizona
HOLBROOK BASIN
LOCATION MAP
& LAND HOLDINGS
North Rim
American West Potash
Drawn by: Wally Harildstad
Checked by: Tabetha Stirrett P.Geo.
Approved by: NA
Revision: June 18, 2012
File No.: HOLB12009.mxd
Date: June 7, 2012
Scale: 1:375,000
Geo. Ref.: Arizona East FIPS 0201 NAD83 (feet)

Privately Leased Sections

We obtained our mineral rights to the 101 privately owned sections in July 2011 by entering into a Potash Sharing Agreement, or PSA, with the private parties that own the mineral interests and/or royalties on these sections.  We were required to make a lump sum payment following completion of our initial resource report and a lump sum payment following the submission of our application for a mineral lease from the State of Arizona, and have made both payments.  We are required to make annual rent payments of $30,000 on January 1st of each year.

Once in production, we will be required to make royalty payments based on gross sales of potash extracted from these sections. The royalty payments will be on a sliding scale based on the average potash prices received and in no event shall the royalties, as a percentage of gross sales, be less than the rates we pay to the State of Arizona for potash mined on state lands.  The term of this agreement is indefinite so long as mineral operations are conducted on a continuous basis from these sections.

Mineral operations shall be deemed “conducted on a continuous basis” unless and until the earlier of: (i) a period of 180 consecutive days elapses in which no development, mining or processing operations are conducted or (ii) when we, in our sole discretion, decide to abandon the development of any facilities necessary for the extraction, processing, and sales of potash.

Our counter parties have the right to terminate the PSA if (i) we fail to make any payments under the PSA but only after written notice and providing a 10-day cure period, (ii) production of potash has not commenced by July 27, 2018 or (iii) there has been a bankruptcy filing by or against us.

Fee Sections

We own the mineral rights in fee on 8 sections covering approximately 5,107 acres.

Arizona State Land Sections

We hold exploration permits from the ASLD on 34 sections covering approximately 21,406 acres.  These exploration permits are renewable for one year terms for up to five years in total. We are required to make minimum exploration expenditures or annual leasehold payments of $20 per acre to the Arizona State Land Department. We have 14 exploration permits that were originally acquired in 2009 and whose five year term ends in 2014 and 20 exploration permits that were originally acquired in 2010 and whose five year term ends in 2015.

In February 2013 we submitted our application to the ASLD to convert our exploration permits into mineral leases and are progressing the conversion process. We expect this process to be completed before the expiration of any of our exploration permits.  If not completed, we will reapply for any exploration permits that expire. As part of the granting of a mineral lease the State of Arizona will impose a royalty regime on any potash mined from state lands. We expect our royalty rates to be consistent with other mining royalty rates in Arizona.

Surface Agreements

We have surface use agreements with various parties requiring annual payments of approximately $85,535.

Other Royalties or Burdens

In addition to the royalties described above (i) under the PSA for privately held sections and (ii) to be determined by the State of Arizona in conjunction with the issuance of our mineral lease, we have (iii) royalties for 3% of the gross potash sales received by AWP and (iv) 1% of all gross revenues received by Prospect Global Resources, Inc.

Grandhaven Royalty Interest

Grandhaven holds a 1% overriding royalty interest in the gross proceeds received by our subsidiary AWP from the extraction of potash from lands and state exploration permits held by AWP on November 22, 2011. Grandhaven also holds an option (the “Grandhaven Option”), that just became effective on December 31, 2013 and is now exercisable at any time, to receive shares of our common stock valued at $212.50 per share in exchange for the fair market value of any royalty interest surrendered.

In addition, if;

(i) the Arizona State Land Department declines to issue any lease to us with respect to any state exploration permit, or

(ii) the Arizona State Land Department terminates any state exploration permit, or

(iii) the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, then Grandhaven has the option to receive substitute royalty interests from us in the same number of acres in portions of our private mineral leases, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state leases.

If we have not been issued any Arizona state leases as of the date that we convey the assignment of the royalty interest in our private mineral leases, Grandhaven may elect to exchange their royalty in our Arizona state leases for a 1.388% royalty interest in all of our private mineral leases.

On February 7, 2014 we received notice from Grandhaven regarding the closing of the conveyance of their royalty interests in the fee and state mineral rights owned by AWP. As of February 25 the assignment of their royalty interest had not been completed.

Infrastructure

The nearby towns of Holbrook, St. Johns, and Show Low provide locations for personnel, supplies, equipment and accommodation. Electricity is provided to the area by three coal-fired power stations, the Cholla, Coronado and Springerville Plants.

Proposed Mining and Processing

Due to the relatively shallow depth of the potash, year-round warm weather, relatively dry climate and consistent quality of the mineralization in our acreage, we intend to construct a conventional underground mine and process our ore on-site through surface floatation. The majority of current potash produced in North America use conventional mining techniques.

Exploration

During calendar year 2011, we completed approximately 70 miles of 2D seismic testing and the drilling and coring of 12 holes. This was combined with the historic information from approximately 58 holes in our project area, the results of which were used to delineate the potash potential on our acreage. During calendar year 2012, we completed the drilling of an additional 16 holes. During calendar year 2013 we completed the drilling of 17 holes. As part of our project exploration work, in 2011 we engaged third party technical consultants (i) to complete a NI 43-101 mineral resource estimate, which was updated in August 2012, and (ii) to prepare a

PEA. In 2013, we engaged a third party technical consultant to prepare a pre-feasibility study on the Holbrook Project. We believe we have completed the drilling necessary to complete a DFS and no further drilling is currently planned.

Our resource estimate, PEA and pre-feasibility study are preliminary in nature and mineral resources are not mineral reserves and have not demonstrated economic viability. The resource estimate, as updated, has not estimated any mineral reserves for the Holbrook Project and there is no certainty that the estimates in the resource estimate, as updated, will be realized. As defined by SEC Industry Guide 7, our resource currently does not meet the definition of proven or probable reserves and further studies that demonstrate the economic viability of the project must be completed, and necessary permits and additional property rights must be obtained. See “Cautionary Note to Investors Regarding Mineral Disclosures” and “Risk Factors” contained in elsewhere herein this prospectus.

Off-take Agreement

In October 2012, we signed a 10-year potash supply agreement with Sichuan Chemical, a large state owned Chinese chemical company, pursuant to which Sichuan will purchase at least 500,000 tonnes of potash from us per year on a take or pay basis. Other key terms of this agreement include:

•                  Sichuan holds an option to purchase up to an additional 500,000 tonnes of potash per annum during each year of the agreement;

•                  Sichuan has the exclusive rights to sell and distribute potash in the People’s Republic of China on our behalf; and

•                  Sichuan may terminate the agreement if we have not produced and sold an aggregate of 100,000 tonnes of potash from the Holbrook Basin in a 45 consecutive day period by December 31, 2015. We will not meet this condition by December 31, 2015.

Permitting, Governmental Regulation and Environmental, Health and Safety

Our activities subject us to an evolving set of federal, state and local health, safety and environmental, or HSE, laws that regulate or propose to regulate surface disturbance, air and water quality impacts and safety procedures followed by our employees. Upon commencement of potash production, we will also need to comply with laws that regulate or propose to regulate our mining activities, including the management and handling of raw materials, disposal, storage and management of hazardous and solid waste, the safety of our employees and post-mining land reclamation. The Holbrook Project is located entirely on state or private land, therefore, we must obtain numerous governmental, environmental, mining, access and other licenses, permits and approvals authorizing our operations from instrumentalities within the State of Arizona. Because our activities are contemplated to occur within state jurisdiction, we do not anticipate needing federal authorizations, from agencies such as the National Forest Service or the Bureau of Land Management.

The three most critical permits for the Project are:

(i)                                     Air Quality Control Permit (received)

(ii)                                  Conversion of our exploration permits into mineral leases (application submitted)

(iii)                               Aquifer Protection Permit (expected to complete in 2014).

In February 2013, we submitted our application for the Air Quality Control permit to the Arizona Department of Environmental Quality (“ADEQ”). In September 2013, we received an Air Quality Control Permit to construct and operate a 2.2 million ton per year potash mine, however, because we currently contemplate moving forward with a mine that is substantially smaller than 2.2 million tons, this permit will likely need to be amended to reflect the reduced operational capacity and annual activity.  If an amendment is required we anticipate that it would take several months to process.

We have submitted our application to convert our exploration permits into a mineral development lease to the Arizona State Land Department (“ASLD”). The ASLD is currently reviewing the application, including certain revisions that we submitted in the first quarter of 2014 and we expect to receive our mineral lease in 2014.  We do not expect the processing of the amended application will cause any delays in the development of the Holbrook Project.

Our existing state exploration permits require us to post reclamation bonding of $65,000 in order to drill on state lands and make minimum exploration expenditures or annual leasehold payments of $20 per acre to the ASLD. If we commence production on these leases, we will then be required to make royalty payments based on the revenue generated by the potash we produce from the leased land.  The State of Arizona will determine the royalty prior to issuing the mineral lease based upon its appraisal conducted during the processing of the Draft Mineral Development Report.  The royalty contained within the lease may be a fixed royalty rate subject to adjustment or a sliding scale.  We expect our royalty rates to be consistent with other mining royalty rates in Arizona.

In addition, we hold mineral rights for land that is within the expanded boundaries of the Petrified Forest National Park. We have no plans to drill or develop these holdings at the present time. Future development of these mineral rights will require working closely with both the State of Arizona and park officials and would likely require additional specific Federal authorizations at that time.

We cannot predict the impact of new or changed laws, regulations or permitting requirements, or changes in the ways that such laws, regulations or permitting requirements are enforced, interpreted or administered. HSE laws and regulations are complex, are subject to change and have become more stringent over time. It is possible that greater than anticipated HSE capital expenditures or reclamation and closure expenditures will be required in the future. We expect continued government and public emphasis on environmental issues will result in increased future investments for environmental controls at our operations.

Market Conditions and Trends

Fertilizers serve a fundamental role in global agriculture by providing essential crop nutrients that help sustain both the yield and the quality of crops. The three primary nutrients required for plant growth are nitrogen, phosphate, and potassium, and there are no known substitutes for these nutrients. A proper balance of each of the three nutrients is necessary to maximize their effectiveness.

Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium helps regulate plants’ physiological functions and improves plant durability, providing crops with protection from drought, disease, parasites, and cold weather. Unlike nitrogen and phosphate, the potassium contained in naturally-occurring potash does not require additional chemical conversion to be used as a plant nutrient.

Potash demand depends primarily on the demand for fertilizer, which is based on the total planted acreage, crop mix, soil characteristics, fertilizer application rates, crop yields and farm income. Each of these factors is affected by current and projected grain stocks and prices, agricultural policies, improvements in agronomic efficiency, fertilizer application rates and weather.

The estimated worldwide annual capacity of potash production is now in excess of recent annual demand and it is expected that this supply surplus will continue for the next few years; although this excess capacity is generally held by larger, more well-established producers that have a history of managing production levels to more closely meet worldwide demand.

We believe the long-term demand for potash remains positive and will be driven by the continued growth in emerging economies, a growing global population and the upgrading of diets worldwide amongst the growing middle class. Specifically, we believe that as the emerging markets grow and the members of their middle classes increase, the diet of this increasingly affluent population will change and drive demand for more agricultural products. This incremental demand on the agricultural industry will translate, in our opinion, into a sustained increase in demand for potash and fertilizer generally.

Competitive Business Conditions

Once we have production, we will sell into commodity markets and compete based on the delivered price of potash, timely service, reliability of supply, and product quality. Products must maintain particle size and potassium oxide (“K2O”) content benchmarks in order to compete effectively.

We will compete primarily with much larger potash producers, principally Canadian producers and, to a lesser extent, producers located in Russia, Chile, Germany, and Israel. As a smaller producer, we will seek to maintain an advantage through customized and timely service for our customers, and a focus on the markets in which we have a transportation cost advantage.

Within the Holbrook Basin, we know of at least two other companies currently engaged in the exploration of potash.  To the best of our knowledge, neither of these companies has yet made a decision to move forward with a plan to construct a potash mine.

Employees

As of February 25, 2014 we had a total of seven employees.

Legal Proceedings

The Company is not a party to any pending material legal proceedings nor, except as described below, is the Company aware of any threatened or contemplated proceeding against the Company.

On April 26, 2013, we received correspondence from a stockholder, the Kevin F. Flynn June 1992 Non-Exempt Trust, which purchased $10.0 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on failure to disclose material information and misrepresenting other material information in connection with that offering. We believe the claim is without merit and intend to vigorously defend against it. In a related letter dated June 14, 2013, the four underwriters in our November 2012 public offering notified us that they received a letter from this same stockholder in which this stockholder elected to void its purchase of shares in our November 2012 public offering. Pursuant to the terms of the underwriting agreement we entered into with the underwriters in our November 2012 public offering, the underwriters requested that we appoint counsel for the underwriters to advise on this matter, subject to their determination that counsel is satisfactory, or, alternatively, we may authorize the underwriters to employ counsel at our expense.  No further correspondence has been received from this stockholder.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the persons who are our directors and named executive officers as of February 25, 2014:

Name	Age	Position
Dr. Barry Munitz	72	Chairman of board of directors
Chad Brownstein	40	Executive Vice Chairman of board of directors
J. Ari Swiller	44	Director, Chairman of Audit, Finance and Operations and Governance, Nominating and Compensation Committees
Reed Dickens	35	Director
Daniel J. Neumann	38	Director
Damon G. Barber	46	President, Chief Executive Officer and Secretary
Greg Dangler	32	Interim Chief Financial Officer
Wayne Rich	48	Principal Accounting Officer and Treasurer

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until a particular director’s successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. None of the above individuals has any family relationship with any other. It is expected that our board of directors will elect officers annually following each annual meeting of Stockholders.

We do not expect or intend that each director will have the same background, skills and experience; we expect that board members will have a diverse portfolio of backgrounds, skills and experiences. One goal of this diversity is to assist the board of directors as a whole in its oversight and advice concerning our business and operations. The directors’ biographies note each director’s relevant experience, qualifications, and skills that led to the conclusion that such individual should serve as a director of our company.

•                  Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board, may be enhanced if their leadership experience has been developed at start-up businesses or organizations that experienced rapid growth, faced significant competition, and/or involved rapidly evolving business models.

•                  Industry Experience. Directors who have worked at a senior level or have invested substantially in mining or other natural resources businesses bring valuable knowledge, experience and perspective that can help our board and management make strategic development and operations decisions.

•                  Business Development Experience. Directors who have a background in business development and in acquisitions can provide insight into developing and implementing strategies for growing our business through combination with other organizations. Useful experience in this area includes consideration of “make versus buy” and “analysis of the fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•                  Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control over such activities.

Dr. Barry Munitz: Chairman of the board of directors.  Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Dr. Munitz has been Trustee Professor at the California State University, Los Angeles campus since 2006. Between 2005 and 2010, Dr. Munitz chaired California’s P-16 Council, an organization that develops strategies to improve education in the State of California. Dr. Munitz served as President and CEO of the J. Paul Getty Trust from 1997 to 2006 where he was responsible for the two museums (Brentwood and Malibu), the Conservation and Research Institutes, the philanthropic foundation, the investment portfolio, and all education outreach programs. From 1991 to 1997, he served as Chancellor of the California State University (CSU)—a twenty-three campus system which is the largest senior university in the United States. Prior to that role, Dr. Munitz was vice chairman of the publicly held company MAXXAM and president of the private company which was its major stockholder (Federated Development) where he was involved for a decade in their natural resources activity, as well as timber, banking, energy and real estate. During the past decades, he served as a Trustee of Princeton University, the Seattle Art Museum, and the Courtauld Institute in London, as well as a corporate director at SunAmerica and Kaufman & Broad. Dr. Munitz is the immediate past chair and current vice chair of the board of Sierra Nevada College, is president of the Cotsen Foundation for the Art of Teaching and for Academic Research, is a governor of the three Eli and Edythe Broad Family Foundations and a corporate director at SallieMae. Dr. Munitz received a Bachelor’s degree in Classics and Comparative Literature from Brooklyn College, and received a Masters and a Ph.D. from Princeton University. Dr. Munitz is a fellow of the American Academy of Arts and Sciences and holds honorary degrees from Whittier College, Claremont University, the California State University, the University of Southern California, Notre Dame and the University of Edinburgh.

The board believes that Mr. Munitz brings to the board significant senior leadership and industry experience from his past business experience in senior management roles and his expertise in analyzing investments in the natural resources industry.

Chad Brownstein: Executive Vice Chairman of the board of directors.  Mr. Brownstein, one of our co-founders joined our board of directors as non-executive vice-chairman in August 2011 and became executive vice chairman in August 2012. Mr. Brownstein was an advisor to Crescent Capital Group (formerly Trust Company of the West Leveraged Finance Group) where he focuses on investing in Special Situations. Mr. Brownstein was a Member of Crescent Capital Group from January 2011 to July 2012 and was Senior Vice President at Trust Company of the West from February 2009 to December 2010. Previously, he was a Senior Advisor at Knowledge Universe Ltd., where he focused on turnaround operations and private equity investing. Prior to that, he was a Partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a member of the Cedars Sinai Board of Governors, California Competes Council, and serves on the board of directors for Los Angeles Conservation Corps and First PacTrust Bancorp (a Nasdaq listed company). Mr. Brownstein attended Columbia Business School and received a BA from Tulane University.

The board believes that Mr. Brownstein brings to the board significant senior leadership, industry, and business development experience and financial expertise from his past business experience in senior management roles, working with venture stage companies at ITU Ventures, his experience with Donaldson Lufkin & Jenrette and his expertise in analyzing investments in the natural resources industry.

J. Ari Swiller: Director.  Mr. Swiller joined our board of directors in February, 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global Resources, Inc., our wholly owned subsidiary. Mr. Swiller co-founded the Renewable Resources Group (RRG) in 2003. RRG has developed two million acre-feet (AF) of water projects, over a gigawatt of renewable energy and marketed hundreds of water rights in nine states. Currently the firm owns and/or manages more than 100,000 acres of farmland for the purpose of water, renewable energy, and/or carbon development. Mr. Swiller’s responsibilities include managing all aspects of the business. Prior to founding RRG, Mr. Swiller was a Principal in The Yucaipa Companies; he served as Vice President of External Affairs at Ralphs Grocery Company and Executive Director of The Ralphs/Food4Less Foundation. He serves on the board of rfXcel Corporation, which develops supply chain performance improvement software. Mr. Swiller also serves on the Board of the Los Angeles Conservation Corps, the Miguel Contreras Educational Foundation and Falcon Waterfree Technologies. Mr. Swiller earned a B.A. from Cornell University.

The board believes that Mr. Swiller brings to the board significant senior leadership, industry and business development experience and financial expertise from his past business experience in senior management roles, particularly his experience as founder and principal of RRG.

Reed Dickens: Director.  Mr. Dickens joined our board of directors in October 2013.He has been the founder and principal of Dickens Capital Group, a corporate advisory business platform, since August 2009. From August 2009 to December 2011, Mr. Dickens served as the Chairman and CEO of Marucci Sports, which Forbes Magazine recognized as one of the most promising growth brands in America. Mr. Dickens continues to serve on the board of directors of Marucci Sports. From 2005 to 2009, Mr. Dickens served as the CEO of Outside Eyes, a firm that he founded. Outside Eyes creates crisis management and branding strategies for a diverse and high-profile client list. Mr. Dickens continues to serve as Outside Eyes’ senior strategist. In addition, Mr. Dickens currently serves as a senior advisor to TPG Capital, L.P.’s portfolio of growth companies. Between 2001 and 2003 Mr. Dickens served as assistant press secretary for President George W. Bush, where he assisted in managing the relationship between the White House Press Corps and the West Wing Press Office. Since 2005, Mr. Dickens has traveled the country as a corporate speaker and frequently contributed on CNN, Fox News, and MSNBC. Mr. Dickens received a Bachelor’s degree in Communications from Louisiana State University of Shreveport.

The board believes that Mr. Dickens brings to the board significant senior leadership, industry and business development experience and financial expertise from his past business experience in senior management roles, his experience managing portfolio investments at BlackRock and his expertise in analyzing natural resources investments.

Daniel J. Neumann: Director.  Mr. Neumann joined our board of directors in October 2013.  He is currently a Managing Director and Portfolio Manager with GRT Capital Partners, LLC, a Boston-based asset management firm, where he and several former BlackRock, Inc. colleagues are helping to launch a new energy sector investment platform. From 2005 until joining GRT Capital Partners in May 2013, Mr. Neumann was a Managing Director and Portfolio Manager at BlackRock, Inc. While at Blackrock, Mr. Neumann managed The BlackRock Energy and Resources Trust (NYSE Ticker: BGR), an $800 million publically traded closed-end equity energy fund with the capability to invest globally and across all company sizes, including private equity. During this time, Mr. Neumann also assisted with the following portfolios: The BlackRock Resources and Commodities Strategy Trust (NYSE: BCX), The BlackRock All Cap Energy Fund (BACAX), and The BlackRock Small Cap Energy Fund (SSGRX). Prior to his career at BlackRock, Mr. Neumann served as Vice President at State Street Research & Management, where he was a research analyst, generating investment ideas in the energy and related sectors. Prior to his work at State Street Research, Mr. Neumann worked an associate analyst with the Equity Research Department of Bank of America Securities, LLC and as an analyst in the Investment Banking and Financial Institutions Group for PaineWebber, Inc. Mr. Neumann, a CFA Charterholder, received his Bachelor’s degree in Economics and English from Boston College.

The board believes that Mr. Neumann brings to the board significant senior leadership, industry and business development experience and financial expertise from his past business experience in senior management roles and his expertise in analyzing natural resources investments.

Damon Barber: President, CEO and Secretary.  Mr. Barber became our president and chief executive officer on March 7, 2013.  Mr. Barber served as our chief financial officer from December 2012 to March 2013. Prior to joining Prospect Global, Mr. Barber was the chief executive officer and an executive director of CST Mining Group Limited from April 2010 to September 2011. While at CST, Mr. Barber led a $600 million public equity raise to acquire two copper mine development projects and subsequently directed the development of one project into production and directed the development of the second project to where it was sold for $505 million and returned CST approximately two times its total investment in the project. From June 2010 to September 2011, Mr. Barber also served as chairman of Marcobre S.A.C., a joint venture between CST and Korea Resources Corporation and LS Nikko. From October 2011 to December 2012, Mr. Barber worked as a consultant in the natural resources industry and managed his personal investments. Prior to joining CST, Mr. Barber was a managing director at Deutsche Bank from October 2007 to January 2010 and also served as head of Deutsche Bank’s metals and mining investment banking practice in Asia-Pacific from January 2009 until January 2010. From February to March 2010, Mr. Barber provided consulting services. Mr. Barber has over 20 years of experience in the natural resources industry in both management and advisory roles, including over 12 years advising and assisting natural resource companies on mergers & acquisitions, debt and equity capital raisings, leveraged buy-outs and project financings during his time with Deutsche Bank and from 1998 to 2007 as a member of Credit Suisse’s energy group. Prior to this, Mr. Barber was a bond trader at Credit Suisse First Boston from 1996 to 1998 and was also a section foreman at CONSOL Energy Inc.’s Loveridge Mine from 1990 to 1994. Mr. Barber holds a Bachelor of Science degree in Mining Engineering, cum laude, from the University of Kentucky and a Master of Business Administration degree, with distinction, from the Wharton School of Business.

Gregory M. Dangler: Interim CFO. Mr. Dangler has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Mr. Dangler served as our vice president of finance from March 2012 until March 2013 when he became our interim chief financial officer. From October 2011 to March 2012, Mr. Dangler managed his investments. Prior to that, Mr. Dangler served as chief executive officer of a technology and telecommunications company from October 2008 to October 2011. As the founding executive, he helped the company raise capital and establish its global presence with operating interests in Africa and South America.  Prior to that, Mr. Dangler was an associate with ITU Ventures, a leading private equity and venture capital firm focused on growth stage technology investments. While with ITU, Mr. Dangler executed private and public equity transactions, directed activity for mergers and acquisitions, and provided strategic support to portfolio companies. Mr. Dangler began his professional career as an Air Force officer managing complex and large-scale infrastructure projects. Mr. Dangler received a Meritorious Service Medal for outstanding achievement in delivering a large-scale technology program, which directly supported over 20 national security space launch missions. Mr. Dangler received a BS in Mechanical Engineering from the United States Air Force Academy and an MBA in Finance from the University of Southern California’s Marshall School of Business.

Wayne Rich: Senior Vice President, Accounting and Treasury and Treasurer.  Mr. Rich served as chief financial officer and vice president of finance from September 6, 2011 until December 13, 2012.  Since December 13, 2012, Mr. Rich has served as our Senior Vice President Accounting and Treasury. Mr. Rich served as treasurer and director of corporate finance at Thompson Creek Metals Inc., a publicly traded metals and mining company, from October 2008 until September 2011. Prior to that he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as treasurer from April 2007 to October 2008 and assistant treasurer from July 2004 to April 2007. Mr. Rich holds a master’s in business administration from Illinois State University and a bachelor’s of science in accountancy from Eastern Illinois University.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2013 and 2012 fiscal years. There were no non-equity incentive plan compensation, change in pension value or any non-qualifying deferred compensation earnings during these fiscal years. All amounts are in dollars. On February 11, 2011, Prospect Global (formerly known as Triangle Castings, Inc.) completed a reverse merger and acquired Prospect Global Resources Inc., a Delaware corporation incorporated on August 5, 2010, referred to herein as Old Prospect Global.

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards(13)	All Other Compensation	Total
Dr. Barry Munitz(1),(12)	2013	$150,000	—	$732,780	$100,000	$982,780
	2012	$37,500	—	$1,363,952	—	$1,401,452

Chad Brownstein(2),(12)	2013	$25,000	—	$369,226	—	$394,226
	2012	$12,500	—	$340,988	—	$353,488

Devon Archer(3),(12)	2013	$50,000	—	$2,891,679	$100,000	$3,041,679
	2012	$12,500	—	—	—	$12,500

Marc Holtzman(4),(12)	2013	$50,000	—	$258,458	—	$308,458
	2012	$12,500		$1,022,964	—	$1,035,464

Zhi Zhong Qiu(5),(12)	2013	$50,000	—	$258,458	—	$308,458
	2012	$12,500	—	$681,976	—	$694,476

Scott Reiman(6),(12)	2013	—	—	—	—	—
	2012	$12,500	—	$681,976	—	$694,476

J. Ari Swiller(7),(12)	2013	$131,250	—	$258,458	—	$389,708
	2012	$17,500	—	$340,988	—	$358,488

Conway J. Schatz(8),(12)	2013	$75,000	—	$258,458	—	$333,458
	2012	—	—	—	—	—

James Dietz(9)(12)	2013	$12,500	—	—	—	$12,500
	2012	—	—	—	—	—

Reed Dickens (10)(12)	2013	$—	—	—	—	—
	2012	—	—	—	—	—

Daniel J. Neumann(11)(12)	2013	—	—	—	—	—
	2012	—	—	—	—	—

(1)                   Dr. Munitz joined our board of directors as chairman in February 2011. From August 2010 to February 2011, Dr. Munitz served as chairman of the board of directors of Old Prospect Global. Dr. Munitz received expense reimbursements from us of $3,301 in fiscal year 2013 and $0 in year 2012.  Dr. Munitz also received a $100,000 bonus in fiscal year 2013 in addition to his regular Board pay.  As of March 31, 2013, Dr. Munitz held options to purchase 8,000 shares of stock at $212.50 per share and 6,000 shares at $130.00 per share.

(2)                   Mr. Brownstein joined our board of directors in August, 2011 and was our non-executive vice chairman until becoming our executive vice chairman on August 1, 2012. Mr. Brownstein received expense reimbursements from us of $22,266 in year 2012 and $96,870 in fiscal year 2013 (prior to Mr. Brownstein becoming executive vice chairman on August 1, 2012). As of March 31, 2013, Mr. Brownstein held options to purchase 2,000 and 4,000 shares of our common stock at per share exercise prices of $212.50 and $130.00, respectively. Mr. Brownstein also received non-employee director’s fees from us of $25,000 in 2013 (for the partial year that he was a non-employee director prior to becoming executive vice chairman) and $12,500 in 2012. The compensation paid Mr. Brownstein subsequent to becoming our executive vice chairman on August 1, 2012 is included the Executive Compensation table below.

(3)                   Mr. Archer joined our board of directors in March 2012 and resigned from our board of directors in November 2012. Mr. Archer received expense reimbursements from us of $59,942 in fiscal year 2013 and $0 in year 2012. Mr. Archer also received a $100,000 bonus in fiscal year 2013 in addition to his regular Board pay. Mr. Archer received director’s fees from us of $50,000 and $12,500 in fiscal years 2012 and 2013 as chairman of the audit committee. As of March 31, 2013, Mr. Archer held options to purchase 34,000 shares of stock at $130.00 per share.

(4)                   Mr. Holtzman joined our board of directors in April 2011 and resigned from our board of directors in October 2013. Mr. Holtzman did not receive any expense reimbursements from us in fiscal years 2013 and 2012. As of March 31, 2013, Mr. Holtzman held options to purchase 6,000 shares of stock at $212.50 per share and 2,800 shares at $130.00 per share.

(5)                   Mr. Qiu joined our board of directors in November 2011 and resigned from our board of directors in October 2013. Mr. Qiu received expense reimbursements from us of $21,779 in fiscal year 2013 and $0 in year 2012. As of March 31, 2013, Mr. Qiu held options to purchase 4,000 shares of stock at $212.50 per share and 2,800 shares at $130.00 per share.

(6)                   Mr. Reiman joined our board of directors in August 2011 and resigned in March 2012. Mr. Reiman did not receive any expense reimbursements from us in fiscal years 2013 or 2012. As of March 31, 2013, Mr. Reiman did not hold any options to purchase shares of our stock.

(7)                   Mr. Swiller joined our board of directors in February 2011. From October 2010 to February 2011, Mr. Swiller served as a director of Old Prospect Global. Mr. Swiller received expense reimbursements from us of $15,047 in fiscal year 2013 and $0 in year 2012. As of March 31, 2013, Mr. Swiller held options to purchase 2,000 shares of stock at $212.50 per share and 2,800 shares at $130.00 per share. Mr. Swiller received director’s fees from us of $131,250 in fiscal year 2013 as chairman for both the governance, nominating and compensation committee and the finance and operations committee for three quarters of the year and chairman of the finance and operations committee for one quarter of the year. During fiscal year 2012, Mr. Swiller received director’s fees from us of $17,500 as chairman of the finance and operations committee.

(8)                   Mr. Schatz joined our board of directors as of April 1, 2012 and resigned from our board of directors in September 2013. Mr. Schatz received expense reimbursements from us of $5,261 in fiscal year 2013 and $0 in year 2012. As of March 31, 2013, Mr. Schatz held options to purchase 2,800 shares of stock at $130.00 per share. Mr. Schatz received director’s fees from us of $75,000 in fiscal year 2013 of which $50,000 was earned during the portion of the year Mr. Schatz served as the as chairman of the audit committee and $25,000 for the portion of the year Mr. Schatz served as a non-employee director.

(9)                   Mr. Dietz joined our board of directors in November 2012 and resigned from the board in March 2013. Mr. Dietz received expense reimbursements from us of $1,617 in fiscal year 2013 and $0 in year 2012. As of March 31, 2013, Mr. Dietz held no options to purchase shares of our stock.

(10)            Mr. Dickens joined our board of directors in October 2013.  Mr. Dickens did not receive any expense reimbursements from us in fiscal years 2013 or 2012. As of March 31, 2013, Mr. Dickens held no options to purchase shares of our stock.

(11)            Mr. Neumann joined our board of directors in October 2013.  Mr. Neumann did not receive any expense reimbursements from us in fiscal years 2013 or 2012. As of March 31, 2013, Mr. Neumann held no options to purchase shares of our stock.

(12)            For the fiscal years ended March 31, 2013 and March 31, 2012, our board remuneration was as follows:

	2013	2012
Chairman of the board	$150,000	$75,000
Vice chairman of the board	100,000	n/a
Chairman of the audit committee	100,000	50,000
Chairman of the finance and operations committee	75,000	35,000
Chairman of the governance, nominating and compensation committee	75,000	n/a
Board Member	50,000	25,000

The board was only compensated during two quarters for the fiscal year ended March 31, 2012.  Such amounts are reflected in the table above.

(13)           Our board has not established a standard compensation arrangement with respect to grants of stock options to directors.  Because of the serious decline in the trading price of our common stock, the governance, nominating and compensation committee has made grants from time to time in amounts believed to be reasonable for compensation and retention purposes.

Executive Compensation

Summary compensation table

On March 20, 2012, Prospect’s board of directors resolved to change our fiscal year end from December 31 to March 31, commencing with the 12 month period ending March 31, 2012. The table below sets forth the compensation earned by our named executive officers during the 2013 and 2012 fiscal years taking into account our change in fiscal year. There were no non-equity incentive plan compensation, change in pension value or any non-qualifying deferred compensation earnings during fiscal 2013 or 2012. The amounts in the table are in dollars.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(7)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Damon Barber (2)(4)(5)	2013	$134,712	—	—	$682,081	—	—	$6,075	$822,868
Chief Executive Officer, President and Secretary starting March 7, 2013 and Chief Financial Officer from December 13, 2012 through March 7, 2013	2012	—	—	—	—	—	—	—

Patrick L. Avery(1) (4)(5)	2013	$563,946	$575,000		$545,881	—	—	$26,483	$1,711,310
Chief Executive Officer, President and Director, until March 7, 2013	2012	$269,167	$270,000		$2,045,928	—	—	$27,005	$2,612,100

Wayne Rich(4)(5) (6)	2013	$275,000	$220,000	—	—			$22,165	$517,165
Principal Accounting Officer and Treasurer starting December 14, 2012; Chief Financial Officer starting September 6, 2011 until December 13, 2012	2012	$156,597	$100,000	—	$3,443,751	—	—	$11,799	$3,712,147

Gregory M. Dangler(2)(4)(5)	2013	$146,500	$105,000	—	$911,069	—	—	$11,255	$1,173,824
Interim Chief Financial Officer starting March 7, 2013	2012	—	—	—	—	—	—	—

Chad Brownstein (2)(3)(5)	2013	$250,000	$365,000	—	—	—	—	$6,191	$621,191
Executive Vice Chairman, starting August 1, 2012	2012	—	—	—	—	—	—	—	—

Brian W..Wallace(2)(4)(5)	2013	$281,250	$100,000	—	$1,852,238	—	—	$114,092	$2,347,580
Chief Operating Officer, Executive Vice President starting August 15, 2012 until April 2, 2013	2012	—	—	—	—	—	—	—	—

(1)                 Mr. Avery was appointed director, chief executive officer and president of Old Prospect Global on August 17, 2010 and upon consummation of the reverse merger in February 2011 was appointed director, chief executive officer and president of Prospect Global on February 11, 2011 and served in this same capacity through March 7, 2013. Mr. Avery’s salary for 2013 includes $35,000 paid under our Consulting, Termination and Release Agreement with Mr. Avery that became effective on March 7, 2013 and $31,446 of accrued vacation pay that was paid to Mr. Avery on his termination. Mr. Avery received base salaries of $480,000 and $290,000 in 2013 and 2012, respectively. Mr. Avery received performance based salary and bonus increases in fiscal year 2013.

(2)                 Mr. Barber, Mr. Dangler, Mr. Brownstein and Mr. Wallace did not earn compensation as named executive officers during our 2012 fiscal year. The compensation paid Mr. Brownstein as a non-executive board member prior to becoming our executive vice chairman on August 1, 2012 is included the Compensation of Directors table above.

(3)                 Does not include compensation or the value of stock options granted to Mr. Brownstein as non-executive vice chairman prior to him becoming our executive vice chairman on August 1, 2012.

(4)                 Other compensation consists of payments by Prospect Global of executive health benefits for coverage for the named executive officers and in the case of Mr. Dangler and Mr. Wallace also includes $5,000 and $100,000 of moving assistance, respectively.

(5)                 The following named executive officers also received expense reimbursements from Prospect Global in fiscal years 2013 and 2012, respectively, of: Mr. Barber $56,224 and $0; Mr. Avery $6,817 and $6,450; Mr. Rich $2,240 and $3,971; Mr. Dangler $3,674 and $0; Mr. Brownstein $96,870 and $22,266 and Mr. Wallace $8,564 and $0.

(6)                 Mr. Rich received base salaries of $275,000 each for 2013 and 2012 but was only employed by the Company for a portion of the 2012 fiscal year.

(7)                   The Company recognizes compensation expense related to share-based awards such as stock options based on the estimated fair value of the awards on their grant date. The fair value of stock options is estimated using the Black-Scholes option pricing model. Key inputs and assumptions used in estimating the fair value include our stock price, the grant price, expected term, volatility and the risk-free rate.  Refer to Note 13—Equity Based Compensation in our annual financial statements for the year ended March 31, 2013 included elsewhere in this prospectus for additional information. See footnotes to the table contained in “Security Ownership of Certain Beneficial Owners and Management” for a description of the material terms of the granted options.

Employment Agreements

We have an at will employment agreement with Mr. Barber effective December 13, 2012. Pursuant to the terms of his employment agreement, he receives a base salary of $450,000 per year and received options to purchase 20,000 shares of our common stock exercisable at $130.00 per share. 6,667 options are fully vested, 6,667 options will vest on December 13, 2013 and 6,666 options will vest on December 13, 2014. The options will vest immediately upon a change of control or if Mr. Barber’s services are terminated other than for cause or by Mr. Barber for good reason. Mr. Barber is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors in a maximum amount of 120% of base salary.

We have an at will employment agreement with Mr. Brownstein effective August 1, 2012. Mr. Brownstein is our executive vice chairman, reporting to our non-executive board chairman. Under the agreement Mr. Brownstein is required to devote all of his professional time with respect to natural resources to Prospect Global. He receives a base salary of $375,000 per year and is eligible for an annual cash bonus at the discretion of the compensation committee of the board of directors.

We have an at will employment agreement with Mr. Dangler effective November 7, 2013. Pursuant to the terms of his employment agreement, he will receive a base salary of $250,000 per year.  On July 1, 2012, Mr. Dangler was granted options to purchase 2,800 shares of our common stock at $130.00 per share, on October 18, 2012 options to purchase 6,000 shares of our common stock at $144.00 per share and on November 7, 2013 options to purchase 100,000 shares of our common stock at $2.36 per share.  All of Mr. Dangler’s options are fully vested. Mr. Dangler is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors. The employment agreement with Mr. Dangler does not specify a targeted bonus amount or a maximum bonus amount.

We have an at will employment agreement with Mr. Rich effective November 1, 2013. Mr. Rich receives an annual salary of $240,000 and holds options to purchase 20,000 shares of our common stock exercisable at $212.50 per share and options to purchase 75,000 shares of our common stock at $2.25. All of Mr. Rich’s options are fully vested. Mr. Rich is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors (or the board in the compensation committee’s absence). The employment agreement with Mr. Rich does not specify a targeted bonus amount or a maximum bonus amount.

We entered into a Consulting, Termination and Release Agreement with Mr. Avery, our previous president and chief executive officer, effective March 7, 2013, which provides for severance of $480,000, payable over one year’s time in accordance with our regular payroll practice, payment for accrued vacation days and payment of an additional $5,000. Under the agreement, Mr. Avery provided consulting services to us as a Senior Advisor for 60 days.  Prior to that, we had an at will employment agreement with Mr. Avery during which Mr. Avery received an annual base salary of $480,000 and a stock grant of 30,000 shares of our common stock, all 30,000 shares of which have now vested.  Mr. Avery was also eligible for an annual cash bonus based on performance goals, with a targeted bonus of 120% of the then current base salary (with board approval). On December 27, 2011, Mr. Avery was granted 12,000 options which vested immediately, have an exercise price of $212.50 and expire on December 26, 2021. On July 1, 2012, Mr. Avery was granted an additional 6,000 options having an exercise price of $130.00 and an expiration date of July 1, 2022, of which 3,000 vested immediately and 3,000 were forfeited on his departure from the Company.  As part of Mr. Avery’s Consulting, Termination and Release Agreement, the expiration dates on Mr. Avery’s 15,000 vested stock options were extended from 90 days from his departure date to their full original terms.

We entered into a Separation and Release Agreement with Mr. Wallace, our previous chief operating officer, on April 2, 2013 which provides for payment for accrued vacation days and mutual releases. Under the agreement, Mr. Wallace will provide consulting services to us as a Senior Advisor.  Prior to that, Mr. Wallace had an at will employment agreement with us effective August 15, 2012. Pursuant to the terms of his employment agreement, he received a base salary of $450,000 per year and received options to purchase 20,000 shares of our common stock exercisable at fair market value at the time of grant. 10,000 of these options vested on the grant date, while the remaining 10,000 options were forfeited by Mr. Wallace on his termination from the Company. The options would have vested immediately upon a change of control or if Mr. Wallace’s services as chief operating officer have terminated by us other than for cause or by Mr. Wallace for good reason. Mr. Wallace was eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors in a maximum amount of 120% of base salary. As part of Mr. Wallace’s Separation and Release Agreement, the expiration dates on Mr. Wallace’s 10,000 vested stock options were extended from 90 days from his departure date to their full original terms.

Equity Compensation Plan Information

The table below summarizes the securities outstanding under our equity compensation plans as of February 25, 2014:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2011 Employee Equity Incentive Plan (1),(3)	359,600	(2)	$36.39	n/a
2011 Director and Consultant Equity Incentive Plan (1), (4)	486,700	(2)	$29.89	n/a
Total All Equity Incentive Plans	846,300	(2)	$32.66	1,087,700	(2)

(1)                      Reflects equity compensation plans approved by our Stockholders. We currently do not have any equity compensation plans that have not been approved by our Stockholders.

(2)                      Represents shares of common stock.

(3)                      Provides for the grant of such awards, as well as incentive stock option awards, to employees (including employees who are officers) of Prospect and its qualifying subsidiaries.

(4)                      Provides for the grant of such awards to non-employee directors and consultants of Prospect and its qualifying subsidiaries.

Outstanding Equity Awards at Fiscal Year-End

The below table contains information regarding unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of March 31, 2013:

	OPTION AWARDS						STOCK AWARDS
Name and Principal Position (a)	Number of Securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) exercisable (c)	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)		Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity inventive plan awards: Market or payout value of unearned shares units or other rights that have not vested ($) (j)
Damon G. Barber		6,666	13,334	(2)	$130.00	12/13/2022	—	—	—	—
Chief Executive Officer, President

Patrick L. Avery(1)(5)	—	12,000	—		$212.50	12/26/2021	—	—	—	—
Chief Executive Officer, President and Director until March 7, 2013	—	3,000	—		$130.00	07/01/2022	—	—	—	—

Wayne Rich	—	20,000	—		$212.50	12/26/2021	—	—	—	—
Principal Accounting Officer and Treasurer starting December 14, 2012; Chief Financial Officer starting September 6, 2011 until December 13, 2012

Gregory M. Dangler	—	2,000	800	(3)	$130.00	07/01/2022	—	—	—	—
Interim Chief Financial Officer starting March 7, 2013	—	3,000	3,000	(4)	$144.00	10/18/2022	—	—	—	—

Chad Brownstein	—	2,000	—		$212.50	12/27/2011	—	—	—	—
Executive Vice Chairman starting August 1, 2012	—	—	4,000	(3)	$130.00	07/01/2022	—	—	—	—

Brian W. Wallace(5)	—	10,000	—		$130.00	07/01/2022	—	—	—	—
Chief Operating Officer, Executive Vice President, starting August 15, 2012 until April 2, 2013

(1)                                     Mr. Avery was appointed director, chief executive officer and president of Old Prospect Global on August 17, 2010 and upon consummation of the reverse merger in February 2011 was appointed director, chief executive officer and president of Prospect Global on February 11, 2011 and served in this same capacity through March 7, 2013.

(2)                                     6,667 options vest on December 13, 2013 and the remaining 6,666 options vest on December 13, 2014.

(3)                                     These options vest on July 1, 2013.

(4)                                     These options vest on October 18, 2013.

(5)                                     Mr. Avery and Mr. Wallace were not named executive officers as of the end of March 31, 2013.

The Board of Directors and Committees Thereof

Prospect Global’s board of directors held 16 meetings in fiscal year 2013. Each of our current directors who were directors at such time attended at least 75% of the aggregate total of meetings of the board of directors and committees on which they served, other than Marc Holtzman and Zhi Zhong Qiu. Our non-management directors meet at least one time throughout the year and as necessary or appropriate in executive session as which members of management are not present. All of our directors attended our annual meeting. Our policy regarding directors’ attendance at the annual meetings of Stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative determinations regarding director independence and other matters

Our board of directors follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that Mr.  Swiller, Mr. Dickens and Mr. Neumann are “independent directors” under those rules. No independent director receives, or has received, any fees or compensation from Prospect Global other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent. There are no family relationships among any of our executive officers, directors or nominees for directors.

Committees of the board of directors

Pursuant to our amended and restated bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors established in fiscal year 2013 the Apollo committee, the special committee with respect to our rights offering and the financing committee with respect to capital raising and in fiscal year 2012 a governance, nominating and compensation committee, a finance and operations committee and a pricing committee for our two public offerings. In fiscal year 2012, our board of directors also approved the formation of an audit committee, although due to a lack of qualified independent directors, the board did not appoint members to the audit committee until April 1, 2012. The function of the Audit committee, the Governance, Nominating and Compensation committee and the Finance and Operations committee are described below.

Audit Committee

Our audit committee became effective as of April 1, 2012.  Mr. Swiller, Mr. Dickens and Mr. Neumann currently serve on the audit committee, with Mr. Swiller serving as chair. The board has determined that each of the members of the audit committee meet the Securities and Exchange Commission’s definition of an audit committee financial expert. Each member of the audit committee is an “independent director” pursuant to the independence standards established under the Nasdaq rules. The audit committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities with respect to (1) the integrity of Prospect’s financials statements and financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of Prospect’s independent accountants, and (3) and other matters as set forth in the audit committee charter approved by the board. Management is responsible for Prospect’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Our independent registered public accountants are responsible for performing an independent audit of Prospect’s financial statements in accordance with generally accepted accounting standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. In fiscal year 2013, the audit committee held four meetings and has included an audit committee report in these proxy materials below.  Our board approved a written charter for the audit committee in November 2011 which can be found at www.prospectgri.com under the tab “Investors”.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended March 31, 2013, and the notes thereto.

Review with management

Management is responsible for preparing the Company’s financial statements and the reporting process, including the system of internal control. The Audit Committee, in its oversight role, has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended March 31, 2013 and the notes thereto.

Review and discussions with independent accountants

The Audit Committee has discussed with EKS&H LLLP, the Company’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from EKS&H required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H’s communications with the Audit Committee concerning independence, and has discussed with EKS&H its independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Conway J. Schatz (Chair)
J. Ari Swiller
Marc Holtzman

Governance, Nominating and Compensation committee

We currently have a governance, nominating and compensation committee established at a board of directors meeting on November 14, 2011, which currently consists of Mr. Swiller and Mr. Dickens, both independent directors. Mr. Swiller serves as chair of the governance, nominating and compensation committee.  The governance, nominating and compensation committee operates pursuant to a written charter which can be found at www.prospectgri.com under the tab “Investors”. The committee meets annually to determine whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement. The committee meets at other times as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee considers whether the number of directors is appropriate for Prospect’s needs and recommends to the board any changes in the number of directors, and reviews the performance of the board.

Director nominations

In the event that vacancies on our board of directors arise, the governance, nominating and compensation committee considers potential candidates for director, which may come to the attention of the governance, nominating and compensation committee through current directors, professional executive search firms, stockholders or other persons. The governance, nominating and compensation committee will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing. The governance, nominating and compensation committee considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the governance, nominating and compensation committee and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the governance, nominating and compensation committee. All candidates are evaluated at meetings of the governance, nominating and compensation committee. In evaluating such nominations, the governance, nominating and compensation committee seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The governance, nominating and compensation committee considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Our management recommended our incumbent directors for election at our 2013 annual meeting. We did not receive any other director nominations.

Corporate governance

In addition to director nominations, the governance, nominating and compensation committee monitors the implementation and operation of our corporate governance guidelines and reviews from time to time the adequacy of the corporate governance guidelines in light of broadly accepted practices of corporate governance, emerging governance standards and market and regulatory expectations, and advises and makes recommendations to the board with respect to appropriate modifications. The committee also identifies and reviews measures to strengthen the operation of our governance guidelines, prepares and supervises the implementation of the board’s annual reviews of director independence, and the board’s performance, as contemplated by the corporate governance guidelines, and oversees the board’s processes for evaluation of management.

Compensation

Prior to October 2013, there was a compensation subcommittee of the governance, nominating and compensation committee that consisted of Mr. Schatz and Mr. Swiller. The compensation subcommittee met six times during fiscal year 2013. The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The governance, nominating and compensation committee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the governance, nominating and compensation reviews our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the governance, nominating and compensation committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of Prospect Global, trends in management compensation and any other factors that it deems appropriate. Our president and chief executive officer provides the governance, nominating and compensation committee with recommendations regarding our compensation program and the compensation of our named executive officers other than himself. The governance, nominating and compensation committee is not bound by the input it receives from our president and chief executive officer and exercises independent discretion when making executive compensation decisions. The governance, nominating and compensation committee may engage consultants (but has not already done so) in determining or recommending the amount of compensation paid to our directors and executive officer.

Governance, Nominating and Compensation committee interlocks and insider participation

None of the members of the governance, nominating and compensation committee are company officers. None of our executive officers currently serves or has served on the governance, nominating and compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors (unless properly excusing themselves) or as a director of another entity, one of whose executive officer serves or served as one of our directors or on our governance, nominating and compensation committee.

Finance and Operations committee

We currently have a finance and operations committee established at a board of directors meeting on November 14, 2011, which currently consists of Mr. Swiller and Mr. Neumann, both independent directors, and met one time during fiscal year 2013. Mr. Swiller serves as chairman of the finance and operations committee. The finance and operations committee monitors matters relating to our financial and business operations, including financial performance, capital structure, financial operations, business operations, capital expenditures, dividends and strategic planning policy matters.

Communications with the Board of Directors

Stockholders may communicate with our board of directors, any of the directors or any of the committees by sending written communications addressed to the board of directors, any of the directors or any of the committees to Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.

Code of Ethics

We have a financial code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and any of our officers and employees that are members of our finance team, including any persons performing similar functions. We also have a code of ethics for senior financial officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller. Our financial code of ethics and code of ethics for senior financial officers codify the business and ethical principles that govern the financial aspects of our business. Both the financial code of ethics and the code of ethics for senior financial officers were adopted by Triangle prior to the reverse merger and were replaced in October 2011 with our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Corporate Communications Policy, Corporate Governance Guidelines, Corporate Governance Guidelines on Director Independence and an Insider Trading Policy. Copies of these policies are available on our website at www.prospectgri.com under the tab “Investors.” We will provide a copy of our financial code of ethics or code of ethics for senior financial officers to any person, at no charge, upon a written request. All written requests should be directed to: Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary.

Board Leadership Structure

The board’s current leadership structure separates the positions of chairman and principal executive officer. The board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment faced by Prospect Global, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that separating the positions of chairman of the board and principal executive officer is the appropriate leadership structure at this time. The board is currently responsible for the strategic direction of Prospect Global. The chief executive officer is currently responsible for the day to day operation and performance of Prospect Global. The board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board’s attention any material risks to Prospect Global. The board has oversight responsibility for Prospect Global’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

TRANSACTIONS WITH RELATED PERSONS

All potential transactions between us and our officers, directors or 5% Stockholders, and our affiliates are discussed with the board of directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. Appropriate protocols regarding conflicts of interest and transactions with related persons are addressed in writing in our Code of Business Conduct and Ethics. During fiscal years 2013 and 2012 and through February 25, 2014, we have engaged in the following transactions with related parties:

Buffalo Management LLC

In August, 2010, Old Prospect Global entered into a management services agreement with Buffalo Management LLC, which was amended in November, 2010 and was assigned to us at the merger closing. Buffalo Management provides advisory and management services to Prospect which includes but is not limited to identifying, analyzing, and structuring growth initiatives, strategic acquisitions and investments and arranging debt and equity financing. To date, Buffalo has sourced investors, facilitated Prospect’s leasehold position in the Holbrook Basin and generated business development opportunities throughout international sales markets. As compensation for these services, we agreed to pay Buffalo Management (i) a consulting fee of $20,000 per month, (ii) an annual management fee in an amount equal to 2% of our annual gross revenues as shown on our audited financial statements each year, (iii) an acquisition advisory fee with respect to the consummation of each future acquisition or business combination engaged in by us equal to 1% of the transaction value, and (iv) an advisory fee of $650,000 related to consummating a transaction in which Old Prospect Global merges with or becomes a wholly-owned subsidiary of a publicly traded company. We also agreed to reimburse Buffalo Management for office expenses up to $5,000 per month. Buffalo Management also received a warrant to purchase 36,271 shares of our common stock at an exercise price of $187.50 per share and such warrant expires June 21, 2016. In connection with the management services agreement with Buffalo Management, we entered into a registration rights agreement which requires us to register for resale the common stock and the shares of common stock issuable upon exercise of the warrant. During 2011, Old Prospect Global and Buffalo Management reached an agreement whereby Buffalo received 1,516,667 shares of Old Prospect Global’s common stock, with an estimated fair value of $288,167, in lieu of cash for amounts due for management fees, office expenses and advisory fees through February 11, 2011. From January 1, 2011 through July 31, 2012, Prospect paid Buffalo $407,500, of which $257,500 related to amounts accrued by Prospect and owed to Buffalo through December 31, 2011.

On August 1, 2012 we entered into a termination of management services agreement with Buffalo Management. The management services agreement, which was terminable only by Buffalo Management, provided for fees to Buffalo Management for management services rendered in connection with significant transactions such acquisitions, dispositions and financings. Also on August 1, 2012 Chad Brownstein, the principal at Buffalo Management who rendered services to us pursuant to the management services agreement and our non-executive board chairman, became our executive vice chairman, a salaried employee of Prospect.

Pursuant to the termination agreement we: (i) paid Buffalo Management $975,000 cash and a warrant to purchase 7,043 shares of our common stock for $130.00 per share in satisfaction of the $1,500,000 fee payable to Buffalo Management in connection with the acquisition of the 50% of American West Potash LLC that we did not previously own and described above; (ii) issued Buffalo Management a warrant to purchase 5,366 shares of our common stock for $130.00 per share in connection with services rendered by Buffalo Management in connection with our public offering of 308,000 shares of common stock at $130.00 per share; and (iii) issued Buffalo a warrant to purchase 40,000 shares of our common stock for $130.00 per share in consideration of Buffalo Management’s terminating its right to future transaction fees and the $25,000 monthly consulting and office space reimbursement fee under the management services agreement. The fee payable to Buffalo Management equal to 2% of Prospect’s annual gross revenues provided for under the management services agreement survives the termination in perpetuity.

In connection with restructuring the Karlsson senior debt (as described more fully below), we were required to increase Karlsson’s royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo to reduce our royalty payable to Buffalo from 2% to 1%. We compensated Buffalo for this royalty by issuing Buffalo 15.0 million shares of our redeemable preferred stock and warrants to purchase 1,005,283 shares of our common stock for $4.50 per share, expiring on August 19, 2018. Pursuant to the full ratchet anti-dilution provisions of Buffalo’s warrants, we subsequently issued Buffalo an additional 1,062,728 warrants and reduced the strike price on all Buffalo warrants from $4.05 to $3.50.  To value the surrendered royalty we engaged a third party valuation firm, and our board designated board member Ari Swiller finalized these negotiations with Buffalo Management, who has no personal or economic interest in Buffalo Management. Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting interests and 82.5% of the economic interests of Buffalo Management and has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management LLC. Chad Brownstein, one of our directors and our executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC, and Barry Munitz, our chairman, owns a 17.5% non-voting economic interest in Buffalo Management.

Hexagon Investments, LLC

One of our former board members, Scott Reiman, who served on our board from August, 2011 to March, 2012, is the founder of Hexagon Investments, LLC. Conway Schatz, also one of our former directors, is an Employee of Hexagon Investments. The details for these transactions with Hexagon are summarized below:

•              On April 25, 2011, we issued a $2,500,000 face value secured convertible note in exchange for net proceeds of $2,500,000. The note converted to 17,630 shares of our common stock on November 22, 2011. We also issued Hexagon two warrants to purchase our common stock. Both warrants are exercisable until August 1, 2017 for up to 63,333 of our shares at an exercise price of $15.00 per share. In connection with issuance of the convertible note we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•            On September 19, 2011, we issued a $1,500,000 convertible secured note in exchange for net proceeds of $1,500,000. This note converted to 7,981 shares of our common stock on November 22, 2011. We also issued Hexagon a warrant to purchase up to 19,608 shares of our common stock at an exercise price of $15.00 per share, which is exercisable until August 1, 2017. In connection with issuance of the convertible note, we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•            On November 22, 2011 we sold 51,765 shares of common stock and a warrant to purchase 51,765 shares of common stock at $212.50 per share for total cash proceeds of $10,999,999 to Very Hungry LLC, an affiliate of Hexagon. The warrant is exercisable at any time through August 1, 2017. We granted piggy-back registration rights for the shares purchased and issuable upon exercise of the warrant.

•            Also on November 22, 2011 we entered into a royalty agreement with Grandhaven Energy, LLC, another affiliate of Hexagon, whereby we sold Grandhaven an overriding royalty interest of 1% of the gross proceeds received by our subsidiary, American West Potash, or AWP, from the extraction of potash from its existing land holdings for $25,000 cash. If (i) the Arizona State Land Department declines to issue any lease to AWP with respect to any state exploration permit, or (ii) the Arizona State Land Department terminates any state exploration permit, or (iii) the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, or (iv) if AWP has not been issued all of the state leases and conveyed to Grandhaven all royalty interests in all of AWP’s Arizona state leased premises on or before March 1, 2013, Grandhaven shall have the option to receive substitute royalty interests from us in the same number of acres in portions of our non-Arizona state properties, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state lease. If AWP has not been issued any Arizona state leases as of the date that AWP conveys assignments of the royalty interest in the non-Arizona state properties Grandhaven may elect to receive in substitution an assignment of a 1.388% royalty interest in all of the non-Arizona state leased premises. If we do not deliver assignments of the royalty interest from AWP to Grandhaven by December 31, 2013, Grandhaven has the option, at any time thereafter, to purchase shares of our common stock at $212.50 per share in exchange for the surrender by Grandhaven of royalty interests for which assignments have not been obtained, valued at their fair market value at that time.

•            On June 7, 2012, Hexagon consummated the contribution of all of its shares of common stock and warrants to purchase common stock to Very Hungry LLC. Subsequent to that transaction, the Scott Reiman 1991 Trust liquidated its membership Interest in Very Hungry and received a pro rata distribution of its interests in Very Hungry, including equity securities of Prospect. The table set forth under “Security Ownership of Certain Beneficial Owners and Management” reflects these transactions.

•            On July 5, 2012, Very Hungry purchased 96,154 shares of our common stock at $130.00 per share in our public offering.

•              Very Hungry and the Scott Reiman 1991 Trust, referred to as the Very Hungry Parties, made a $5.0 million loan to us on May 2, 2013 and received from us subordinated notes in an aggregate principal amount of $5.5 million. In consideration for the subordinated loan we reduced the exercise price on warrants to purchase our common stock held by the Very Hungry Parties to $15.00 per share (in each case from exercise prices ranging from $212.50 per share to $150.00 per share) and extended the maturity of all such warrants to August 1, 2017. The subordinated notes bore no interest and matured on September 9, 2013. The Very Hungry Parties invested the aggregate principal amount of their subordinated notes into our preferred stock that on August 30, 2013 converted into an aggregate of 916,668 shares of common stock, 916,668 Series A Warrants and 916,668 Series B Warrants, identical to those issued in our June 2013 public offering. Pursuant to the full ratchet anti-dilution provisions of the Series A Warrants, we subsequently issued the Very Hungry Parties an additional $3.7 million Series A Warrants and reduced the strike price on all their Series A Warrants from $6.00 to $1.50.

COR Advisors LLC

On July 5, 2011, we entered into an Investor Relations Consulting Agreement with COR Advisors LLC, pursuant to which COR provides investor relations services to us. This Investor Relations Consulting Agreement was subsequently amended on May 9, 2012 and on August 1, 2012. In connection with these amendments, COR’s services were extended through July 4, 2015 and expanded to provide additional services beyond investor relations following our July 2012 public offering. For services performed during the year ending on July 5, 2012, COR received (a) as compensation 6,000 shares of our common stock with 2,000 shares fully vesting on execution, 2,000 shares vesting on January 5, 2012 and 2,000 shares vesting on July 5, 2012 and (b) a onetime bonus of 800 shares of our common stock upon the listing of our shares on The NASDAQ Capital Market. COR received as compensation an additional 6,000 shares of our common stock for services performed during the year ending on July 5, 2013 with 1,500 of the shares vesting at the end each quarter during the renewal period. COR also receives a monthly retainer of $20,000 through July 4, 2015 as compensation for its services. COR and its affiliates beneficially owned more than 5% of our common stock during fiscal years 2012 and 2013.

Related Party Receivables from AWP

Prospect Global paid approximately $14,112 in 2011 on behalf of AWP for contract labor and related expenses.

Purchase of Remaining 50% Interest of AWP from The Karlsson Group

Prospect entered into an agreement with The Karlsson Group, Inc. on May 30, 2012 whereby Prospect agreed to acquire the 50% of American West Potash LLC that it did not currently own for an aggregate purchase price of $150,000,000. The transaction closed on August 1, 2012 at which time Prospect became the sole owner and operator of American West Potash.

Our wholly-owned subsidiary, Old Prospect Global signed a purchase agreement dated May 30, 2012 with The Karlsson Group, Inc. for the acquisition. We paid The Karlsson Group a non-refundable deposit consisting of (a) $6,000,000 cash, of which $5,500,000 was credited against the purchase price, and (b) a warrant to purchase 112,117 shares of our common stock for $12.50 per share. At closing, (a) we paid The Karlsson Group an additional $19,500,000 in cash, (b) Old Prospect Global issued The Karlsson Group a senior secured $125,000,000 promissory note and (c) American West Potash granted The Karlsson Group the right to receive 1% of the gross sales received by American West Potash from potash production from the real property over which American West Potash currently has leases, licenses and permits for mining purposes, capped at $75,000,000. In the event of a sale of at least 50% of American West Potash or a merger of American West Potash with or into an unaffiliated entity on or prior to August 1, 2016, we agreed to pay The Karlsson Group an additional payment equal to 15% of the net proceeds received from the transaction, capped at $75,000,000. In addition, at the closing, American West Potash received an option to purchase approximately 5,080 acres in Apache County, Arizona from an affiliate of The Karlsson Group for $250,000 which is exercisable for 150 days after payment in full of the promissory note. The Stockholders of The Karlsson Group have agreed not to compete with American West Potash within the Holbrook Basin of Arizona prior to August 1, 2015.

We have restructured our obligations to The Karlsson Group several times.  For a current description of our obligations to them see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and — “Commitments and Contingencies”.

Brownstein Hyatt Farber Schreck, LLP

On July 5, 2011, we entered into a Fee Agreement with Brownstein Hyatt Farber Schreck LLP, pursuant to which Brownstein Hyatt provides government relations services to us. Chad Brownstein, one of our directors, is the son of a founding partner of Brownstein Hyatt Farber Schreck, LLP which serves as Prospect Global’s principal outside legal counsel. Prospect Global has paid Brownstein Hyatt approximately $0.5 million for fiscal year 2012 and $3.6 million for fiscal year 2013 for legal and lobbying fees. In addition, we have issued to Brownstein Hyatt, as compensation for government relations and legal services, an aggregate of 105,998 fully vested shares of common stock and fully vested options to purchase 2,400 shares of our common stock at $130 expiring in 2021.  Mr. Brownstein’s father controls an additional 13,924 shares of Prospect Global’s common stock.  Chad Brownstein, our director and executive vice chairman, does not share in any of these fees or issuances.

Conflict of Interests

We have established protocols for corporate conflict of interests in our Code of Business Conduct and Ethics policy that prohibits conflicts of interests unless approved by the board of directors. Our board of directors has established a course of conduct whereby it considers in each case whether the proposed transaction is on terms as favorable or more to Prospect Global than would be available from a non-related party. Our board also looks at whether the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. Each of the related party transactions was presented to our board of directors for consideration and each of these transactions was unanimously approved by our board of directors after reviewing the criteria set forth in the preceding two sentences. Each of the related party transaction was individually negotiated, and none of the transactions was contingent upon or otherwise related to any other transaction. As discussed above, copies of our Code of Business Conduct and Ethics policy and Code of Ethics for Senior Financial Advisors can be found on our website: www.prospectgri.com under the tab “Investors”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 25, 2014 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of February 25, 2014, we had 4,970,578 issued and outstanding shares of common stock. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Very Hungry LLC (3)	3,982,259	49.40%
The Scott Reiman 1991 Trust (4)	955,151	16.68%
Avalon Portfolio, LLC (5)	570,142	10.54%
Hudson Bay Master Fund (6)	1,511,250	25.05%
Empery Asset Master Fund (7)	579,313	10.77%
Hartz Capital Investments (8)	619,563	11.32%
Capital Ventures International (9)	806,000	14.56%
Tenor Opportunity Master Fund (10)	750,588	13.65%
Alpha Capital Anstalt (11)	319,500	6.21%
Cranshire Master Fund (12)	634,725	11.72%
Midsummer Small Cap Master, Ltd. (13)	675,025	12.40%
Kingsbrook Opportunities Master Fund (14)	528,938	9.90%
FiveMore Special Situations Fund, Ltd. (15)	403,000	7.67%
Anson Investments Master Fund LP (16)	302,250	5.83%
Directors and Executive Officers
Dr. Barry Munitz, Chairman of the board of directors (17)	136,500	2.68%
Chad Brownstein, Executive Vice Chairman of the board of directors (18)	2,209,456	31.05%
J. Ari Swiller, Director (19)	107,800	2.12%
Reed Dickens, Director (20)	100,000	1.97%
Daniel Neumann, Director (21)	100,000	1.97%
Damon Barber, Chief Executive Officer and President (22)	13,334	0.27%
Gregory Dangler, Interim Chief Financial Officer (23)	108,800	2.14%
Wayne Rich, Sr. Vice President Accounting & Treasury and Treasurer (24)	95,000	1.88%
Total beneficial ownership of directors and officers as a group (eight persons) (17)(18)(19)(20)(21)(22)(23)(24)	2,870,890	37.03%

(1)                       Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Amounts listed in this column reflect shares issuable upon the exercise of options and warrants exercisable on February 25, 2014 or within 60 days thereafter.

(2)                       Number of shares deemed outstanding includes 4,970,578 shares of our common stock outstanding as of February 25, 2014 and any grants, options and warrants for shares that are exercisable by such beneficial owner as of February 25, 2014 or within 60 days thereafter.

(3)                       Very Hungry LLC holds 891,112 shares of our common stock and immediately exercisable warrants to purchase 96,833 shares of our common stock at $15.00 per share expiring on August 1, 2017, warrants to purchase 739,337 shares of our common stock at $1.50 per share expiring on August 30, 2018, warrants to purchase 355,977 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 1,899,001 shares of our common stock at $1.50 per share expiring on February 12, 2019. The address of the reporting person is 730 17th St., Suite 800, Denver, CO 80202.

(4)                       The Scott Reiman 1991 Trust holds 199,086 shares of our common stock and immediately exercisable warrants to purchase 37,874 shares of our common stock at $15.00 per share expiring on August 1, 2017, warrants to purchase 177,331 shares of our common stock at $1.50 per share expiring on August 30, 2018, warrants to purchase 85,382 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 455,478 shares of our common stock at $1.50 per share expiring on February 12, 2019. The address of the reporting person is 730 17th St., Suite 800, Denver, CO 80202.

(5)                       Avalon Portfolio, LLC holds 131,392 shares of our common stock and immediately exercisable warrants to purchase 50,000 shares of our common stock at $1.50 per share expiring on June 26, 2018, warrants to purchase 112,500 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 276,250 shares of our common stock at $1.50 per share expiring on February 12, 2019.  The address of the reporting person is 5786 La Jolla Blvd., La Jolla, CA 92037.

(6)                       Hudson Bay Master Fund holds 450,000 shares of our common stock and immediately exercisable warrants to purchase 337,500 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 723,750 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(7)                       Empery Asset Master Fund holds 172,500 shares of our common stock and immediately exercisable warrants to purchase 129,375 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 277,438 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(8)                       Hartz Capital Investments holds 115,000 shares of our common stock and immediately exercisable warrants to purchase 57,500 shares of our common stock at $1.50 per share expiring on June 26, 2018, warrants to purchase 129,375 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 317,688 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(9)                       Capital Ventures International holds 240,000 shares of our common stock and immediately exercisable warrants to purchase 180,000 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 386,000 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(10)                Tenor Opportunity Master Fund holds 223,500 shares of our common stock and immediately exercisable warrants to purchase 167,625 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 359,463 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(11)                Alpha Capital Anstalt holds 145,000 shares of our common stock and immediately exercisable warrants to purchase 38,704 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 135,796 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(12)                Cranshire Master Fund holds 189,000 shares of our common stock and immediately exercisable warrants to purchase 141,750 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 303,975 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(13)                Midsummer Small Cap Master, Ltd. holds 201,000 shares of our common stock and immediately exercisable warrants to purchase 150,750 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 323,275 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(14)                Kingsbrook Opportunities Master Fund LP holds 157,500 shares of our common stock and immediately exercisable warrants to purchase 118,125 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 253,313 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(15)                FiveMore Special Situations Fund, Ltd. holds 120,000 shares of our common stock and immediately exercisable warrants to purchase 90,000 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 193,000 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(16)                Anson Investments Master Fund LP holds 90,000 shares of our common stock and immediately exercisable warrants to purchase 67,500 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 144,750 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(17)                Dr. Munitz, our board chairman, holds 22,500 shares of our common stock and immediately exercisable options to purchase 114,000 shares of our common stock. Of the 114,000 options, 8,000 have an exercise price of $212.50 per share and an expiration date of December 26, 2021, 6,000 have an exercise price of $130.00 per share and an expiration date of July 1, 2022 while 100,000 have an exercise price of $2.36 per share and an expiration date of November 6, 2023. Dr. Munitz also owns a 15% non-voting ownership interest in Buffalo Management LLC. Chad Brownstein, our executive vice chairman, has sole voting and dispositive power of the shares owned by Buffalo.

(18)                This amount includes (i) Mr. Brownstein’s personal holdings of immediately exercisable options to purchase 2,000 shares of our common stock at an exercise price of $212.50 per share expiring on December 26, 2021 and options to purchase 4,000 shares of our common stock at an exercise price of $130.00 per share expiring on July 1, 2022, (ii) 270 shares of our common stock held by Mr. Brownstein’s minor children, (iii) 5,494 shares of our common stock and warrants to purchase 2,139,693 shares of our common stock at a weighted average exercise price of $8.71 per share held by Buffalo Management LLC and (iv) 58,000 shares of our common stock owned by Quincy Prelude LLC. Mr. Brownstein owns 100% of the voting interest of Quincy Prelude LLC. Quincy Prelude LLC owns 100% of the voting interests and 75% of the economic interests of Buffalo Management LLC and has sole voting and dispositive power of the shares owned by Buffalo.

(19)                Mr. Swiller, one of our directors, holds 3,000 shares of our common stock and immediately exercisable options to purchase 2,000 shares of our common stock at an exercise price of $212.50 per share expiring on December 26, 2021, options to purchase 2,800 shares of our common stock at an exercise price of $130.00 per share expiring on July 1, 2022 and options to purchase 100,000 shares of our common stock at an exercise price of $2.36 expiring on November 6, 2023.

(20)                Mr. Dickens, one of our directors, holds immediately exercisable options to purchase 100,000 shares of our common stock at an exercise price of $2.36 expiring on November 6, 2023.

(21)                Mr. Neumann, one of our directors, holds immediately exercisable options to purchase 100,000 shares of our common stock at an exercise price of $2.36 expiring on November 6, 2023.

(22)                Mr. Barber, our president and chief executive officer, holds options to purchase 20,000 shares of our common stock at an exercise price of $130.00 per share, of which 13,334 options are fully vested and 6,666 options will vest on December 13, 2014. The options expire on December 13, 2022.

(23)                Mr. Dangler, our interim chief financial officer since March 7, 2013 and before that our vice present of corporate finance, holds immediately exercisable options to purchase 2,800 shares of our common stock at an exercise price of $144.00 per share expiring on July 1, 2022, options to purchase 6,000 shares of our common stock at an exercise price of $130.00 per share expiring on October 18, 2022 and options to purchase 100,000 shares of our common stock at an exercise price of $2.36 per share expiring on November 6, 2023.

(24)                Mr. Rich, our senior vice president, accounting and treasury and treasurer, holds immediately exercisable options to purchase 20,000 shares of our common stock at an exercise price of $212.50 per share expiring on December 26, 2021 and options to purchase 75,000 shares of our common stock at an exercise price of $2.25 per share expiring on November 1, 2023.

DESCRIPTION OF SECURITIES

The following summary description of securities is not complete and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, and the form of Series A Warrant filed as an exhibit to our Current Report on Form 8-K filed on June 21, 2013 and as an exhibit to the registration of which this prospectus forms a part.

Our authorized capital stock consists of 400,000,000 shares of capital stock, $0.001 par value, of which 300,000,000 shares are designated as Common Stock and 100,000,000 shares are designated as Preferred Stock.  We have outstanding 4,970,578 shares of common stock and 15.0 million shares of redeemable preferred stock as of February 25, 2014.

Description of Common Stock

Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law. Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

We have never declared or paid dividends on our common stock nor do we anticipate paying any cash dividends on our common stock within the foreseeable future. Our board of directors has the ability and may so choose to declare cash dividends on our common stock, at their discretion, in the future. In their determination to declare dividends, the board will consider, among other factors, the company’s financial positions, results of operations, cash requirements, and any applicable outstanding covenants. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Central Valley Administrators, Inc., which holds 210,772 shares of our common stock (approximately 5.0% of our outstanding shares) holds demand and piggyback registration rights with respect to those shares. Buffalo Management LLC, which holds or controls 5,763 shares of our common stock and warrants to purchase an additional 2,139,693 shares, holds demand and piggyback registration rights with respect to all those shares. In addition, other holders of approximately 440,000 shares of our common stock and warrants have piggyback registration rights.

Description of Redeemable Preferred Stock

The redeemable preferred stock is non-voting and non-convertible and has a $1.00 liquidation preference. In the event of a liquidity event the holders of the outstanding redeemable preferred stock shall be entitled to receive the liquidity preference plus all accrued and unpaid dividends prior to any distribution to the holders of common stock, subject to a cap of 10% of our market capitalization at the time of redemption. A liquidity event is defined as (i) liquidation, dissolution, or winding-up of Prospect, (ii) a person or group other than Buffalo Management LLC and its affiliates becomes the direct or indirect owner of our common equity representing more than 50% of the voting power of the outstanding shares of voting stock, (iii) any consolidation or merger of Prospect or similar transaction or any sale, lease or other transfer of all or substantially all of our consolidated assets, with, into or to any person other than one of our subsidiaries or Buffalo Management or its affiliates, other than a transaction in which the persons that owned, directly or indirectly, voting shares of Prospect immediately prior to such transaction owning voting shares representing a majority of the continuing or surviving person immediately after the transaction, or (iv) our board no longer consists of a majority of members who were members of the board as of the filing of the certificate of designation creating the preferred stock or were nominated for election or appointed to the board with the approval of a majority of such directors or directors so nominated or appointed; provided that clauses (ii)-(iv) shall not constitute a liquidity event if waived by the holders of a majority of the shares of redeemable preferred stock.

Dividends commenced accruing on the redeemable preferred stock from the issue date on August 14, 2013 and will continue to accrue, whether or not declared, at an annual rate on the liquidation preference equal to 8%. All accrued and unpaid dividends shall be payable on the date that is six months following the first day of the month following the month in which a minimum of 50,000 tonnes of potash has first been shipped for delivery from our potash facility in Holbrook, Arizona. Dividends shall be payable thereafter quarterly in arrears on March 15, June 15, September 15 and December 15 of each year.

We may redeem the redeemable preferred stock, in whole or in part, at any time following the three year anniversary of issuance. The holders of the redeemable preferred stock may redeem their shares, in whole or in part, at any time following the three year anniversary of the first day of the month following the sixth month after which a minimum of 50,000 tonnes of potash has first been shipped for delivery from our potash facility in Holbrook, Arizona. In either case, the redemption will be made by cash payment in a per share amount equal to the liquidation value per share plus all accrued and unpaid dividends through the date of redemption; provided, that the redemption payment may not exceed 10% of our market capitalization value at the time of redemption.

Description of Series A Warrants

We will reserve and keep available at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Series A Warrants. In addition, so long as the common stock is listed on a stock exchange or is quoted on an interdealer quotation system, we will use our best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the common stock issuable upon the exercise of the Series A Warrants.

Duration and Exercise Price.  Each Series A Warrant offered hereby will entitle the holder thereof to purchase one share of our common stock at an initial exercise price of $1.50 per share, and expiring on the fifth anniversary of the date of issuance. The exercise price is subject to appropriate adjustment in the event of (i) certain stock dividends and distributions, stock splits, stock combinations, reclassifications of common stock or similar events affecting our shares of common stock and (ii) the pro rata distribution to all holders of our common stock of evidences of our indebtedness or assets, rights or certain warrants..

Anti-Dilution Protection.  The Series A Warrants contain full-ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, with the following exceptions: (a) securities issued pursuant to an existing equity compensation plan, (b) securities issued and outstanding prior to the issue date of the Series A Warrants, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, (d) securities issued upon the exercise of Series B Warrants, (e) securities issued to vendors, consultants and service providers in settlement of trade liabilities, (f) securities issuable pursuant to transactions and arrangements approved by our board of directors prior to the issue date of the Series A Warrants and (g) securities issuable upon conversion or exchange of our indebtedness owed to Very Hungry LLC and Scott Reiman 1991 Trust prior to the issue date of the Series A Warrants. The terms of the Series A Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Cashless Exercise.  If, at any time during a Series A Warrant’s exercisability period, the issuance of shares of our common stock upon exercise of the Series A Warrant is not covered by an effective registration statement or the Series A Warrants then being exercised are not registered for resale by an effective registration statement, a holder is permitted to effect a cashless exercise of the Series A Warrant (in whole or in part) by delivery to us a duly executed exercise notice and canceling a portion of the Series A Warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability.  The Series A Warrants may be transferred at the option of the Series A Warrant holder upon surrender of the Series A Warrants with the appropriate instruments of transfer.

Exchange Listing.  There is no established public trading market for the Series A Warrants, and there can be no assurance that such a market will develop. We do not plan on making an application to list the Series A Warrants on The Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series A Warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will have little or no value.

Rights as a Stockholder.  Except by virtue of a holder’s ownership of shares of our common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A Warrants.

Fundamental Transactions.  In the event of any fundamental transaction, as described in the Series A Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the Series A Warrants will thereafter have the right to receive upon exercise of the Series A Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series A Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Series A Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Series A Warrants after the fundamental transaction. In lieu of the right to receive upon exercise the shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock, the holders of the Series A Warrants may require us under certain circumstances to redeem the Series A Warrant for a purchase price payable in cash of the Black-Scholes value of the Series A Warrant, as calculated pursuant to the terms of the Series A Warrant.

Limits on Exercise of Series A Warrants.  Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of a Series A Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise. A holder may increase or decrease this beneficial ownership limitation upon not less than 61 days’ prior notice to us but in no event may the limitation exceed 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of a warrant.

Amendments.  We may modify or amend the terms of any Series A Warrant or waive provisions thereof with the written consent of the Series A Warrant holder. We have no obligation to make the same modifications, amendments or waivers available to the holders of any other Series A Warrants, which could result in some Series A Warrants containing more favorable terms than the non-amended Series A Warrants.

Transfer Agent and Registrar

The Transfer Agent and Registrar with respect to our Common Stock is Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the securities shown opposite their respective names by means of this prospectus. The selling security holders acquired the securities being offered hereby in the transactions described in the footnotes below. Except as disclosed in the footnotes below, no selling security holder has held any position or office, or had any other material relationship with Prospect, its predecessors or its affiliates in the past three years.

Name of Selling Security Holder	Shares of Common Stock Owned	Shares of Unregistered or Restricted Common Stock Owned	Shares of Common Stock Issuable Upon Exercise of Unregistered Series A Warrants Owned	Outstanding Shares of Common Stock Offered for Resale in this Offering	Shares Issuable Upon Exercise of Unregistered Series A Warrants Offered for Resale in this Offering	Shares of Common Stock Issuable Upon Exercise of Unregistered Series A Warrants After this Offering	Common Stock Owned after this Offering
Very Hungry, LLC (1)	891,112	891,112	2,994,315	891,112	2,994,315	-0-	-0-
Scott Reiman 1991 Trust (2)	199,086	199,086	718,191	199,086	718,191	-0-	-0-
Hudson Bay Master Fund, Ltd.(3)(4)(7)	450,000	300,000	911,250	300,000	911,250	-0-	150,000
Empery Asset Master, LTD(3)(4)(8)	172,500	115,000	349,313	115,000	349,313	-0-	57,500
Hartz Capital Investments, LLC(3)(6)(9)	115,000	57,500	447,063	57,500	447,063	-0-	57,500
Capital Ventures International(3)(4)(10)	240,000	160,000	486,000	160,000	486,000	-0-	80,000
Tenor Opportunity Master Fund, Ltd.(3)(4)(21)	223,500	149,000	452,588	149,000	452,588	-0-	74,500
Cranshire Master Fund, Ltd.(3)(4)(12)	189,000	126,000	382,725	126,000	382,725	-0-	63,000
Equitec Specialists, Ltd.(3)(4)(13)	21,000	14,000	49,525	14,000	49,525	-0-	7,000
Midsummer Small Cap Master, Ltd.(3)(4)(14)	201,000	134,000	407,025	134,000	407,025	-0-	67,000
Kingsbrook Opportunities Master Fund LP(3)(4)(15)	157,500	105,000	318,938	105,000	318,938	-0-	52,500
Avalon Portfolio, LLC(3)(6)(16)	131,392	50,000	388,750	50,000	388,750	-0-	81,392
FiveMore Special Situations Fund Limited(3)(4)(17)	120,000	80,000	243,000	80,000	243,000	-0-	40,000
Anson Investments Master Fund LP(3)(4)(18)	90,000	60,000	182,250	60,000	182,250	-0-	30,000
Lincoln Park Capital Fund, LLC(3)(4)(19)	24,000	16,000	48,600	16,000	48,600	-0-	8,000
Alpha Capital Anstalt(4)(5)(20)	145,000	75,000	104,500	70,000	104,500	-0-	70,000
Globis Capital Partners, L.P.(4)(5)(20)	28,000	14,000	18,900	14,000	18,900	-0-	14,000
Randolph & Janice Berg JTWROS(5)(6)(21)	1,000	-0-	3,050	-0-	3,050	-0-	1,000
The S&L Goon Revocable Trust(5)(6)(22)	1,000	-0-	3,050	-0-	3,050	-0-	1,000
Greenfield Investments SVC, LLC(4)(5)(23)	12,000	6,000	8,100	6,000	8,100	-0-	6,000
Mark Mays(4)(5)(24)	35,596	17,798	24,027	17,798	24,027	-0-	17,798
Rajo Capital Management, LLC(4)(5)(25)	10,000	5,000	6,750	5,000	6,750	-0-	5,000
Ikona Global Partners(4)(5)(25)	10,000	5,000	6,750	5,000	6,750	-0-	5,000

(1)             Very Hungry, LLC was issued 739,337 shares of common stock and 739,337 Series A Warrants by us on August 30, 2013 upon conversion of all shares of our convertible preferred stock held by them.  The convertible preferred stock was issued to Very Hungry, LLC on May 2, 2013 in exchange for a $4,436,017.30 promissory note which was issued on May 2, 2013 in connection with a loan to us from Very Hungry, LLC.  On September 26, 2013 and February 11, 2014, Very Hungry, LLC received an additional 355,977 and 1,899,001 Series A Warrants, respectively, pursuant to the full ratchet anti-dilution provision contained in the Series A Warrants as a result of the transactions described in notes 3 and 4.  Each of these issuances was exempt from registration under Section 4(2) of the Securities Act of 1933.  Very Hungry, LLC purchased 96,154 shares in our June 2013 public offering and received 55,621 shares on June 7, 2012 as a contribution from an affiliate, Hexagon Investments LLC, who acquired them from us on upon conversion of promissory notes it acquired in private placements exempt from registration under Section 4(2) of the Securities Act of 1933.  We are including the shares purchased in the public offering because Very Hungry may be considered an affiliate of us.  Scott Reiman and Conway Schatz are former board members of us, and each is or has been employed by Hexagon Investments, LLC. Michael J. Hipp, Ronald Bader, Conway Schatz, and Brian Fleischmann have shared voting and investment control over these shares.

(2)             Scott Reiman 1991 Trust was issued 177,331shares of common stock and 177,331 Series A Warrants by us on August 30, 2013 upon conversion of all shares of our convertible preferred stock held by them.  The convertible preferred stock was issued to the Reiman Trust on May 2, 2013 in exchange for a $1,063,982.70 promissory note which was issued on May 2, 2013 in connection with a loan to us from the Trust.  On September 26, 2013 and February 11, 2014, Scott Reiman 1991 Trust received an additional 85,382 and 455,478 Series A Warrants, respectively, pursuant to the full ratchet anti-dilution provision contained in the Series A Warrants as a result of the transactions described in notes 3 and 4.  Each of these issuances was exempt from registration under Section 4(2) of the Securities Act of 1933.  The Reiman Trust received 21,755 shares on June 7, 2012 upon liquidation of its ownership interest in Hexagon Investments LLC, who on June 7, 2012 as described in note 1.  We are including the shares purchased in the public offering because the Trust may be considered an affiliate of us.  Scott Reiman and Conway Schatz are former board members of us, and each is or has been employed by Hexagon Investments, LLC. Michael J. Hipp and Scott Reiman have shared voting and investment control over these shares.

(3)             Some of the unregistered shares of common stock and Series A Warrants owned by these selling security holders were issued on September 26, 2013 upon exercise of all Series B-1 Warrants held by these holders.  On that date the Series B-1 Warrants were issued in exchange for all of the holders’ Series B Warrants, which were issued in our June 26, 2013 public offering whereby each holder paid $6.00 for (i) one share of our common stock, (ii) one Series A Warrant and (iii) one Series B Warrant entitling the holder thereof to purchase within 90 days of the issuance date one additional share of our common stock and one additional Series A Warrant for $6.00.  The Series B-1 Warrants were identical to the Series B Warrants except that the exercise price was reduced from $6.00 to $4.05 per share and the Series B-1 Warrants were exercisable for one share of common stock and 1.75 Series A Warrants.  Each holder received additional shares pursuant to the full ratchet anti-dilution provisions of the Series A Warrants, See “Description of Securities—Description of Series A Warrants”.

(4)             Some of the unregistered shares of common stock and Series A Warrants owned by these selling security holders were issued on February 11, 2014 when we and holders of approximately 720,000 of our Series A Warrants issued in our June 26, 2013 public offering agreed that we would reduce the exercise price from $4.05 to $1.50 in exchange for these warrants being exercised immediately and the issuance of a new Series A Warrant for each warrant exercised with an exercise price of $1.50, exercisable for five years only upon stockholder approval of the exercise. The exercise price of our remaining outstanding Series A Warrants automatically adjusted to $1.50 pursuant to the full ratchet anti-dilution terms of our remaining outstanding Series A Warrants.

(5)             Some of the Unregistered Series A Warrants owned by these selling security holders were issued on September 26, 2013 pursuant to the full ratchet anti-dilution provisions of the holders’ Series A Warrants acquired in our June 26, 2013 public offering.  The full ratchet anti-dilution provisions were triggered by the exercise of the Series B-1 Warrants described in note 3.  See “Description of Securities—Description of Series A Warrants”.

(6)             Some of the Unregistered Series A Warrants owned by these selling security holders were issued on February 11, 2014 pursuant to the full ratchet anti-dilution provisions of the holders’ Series A Warrants acquired in our June 26, 2013 public offering.  The full ratchet anti-dilution provisions were triggered by the exercise of the Series A Warrants described in note 4.  See “Description of Securities—Description of Series A Warrants”.

(7)             Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these shares. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP.   Mr. Gerber disclaims beneficial ownership of these shares.

(8)             Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(9)             Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(10)    Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.  Capital Ventures International is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering. Capital Ventures International purchased all the securities set forth in the table in the ordinary course of its business, and at the time of each purchase it had no agreements or understandings, directly or indirectly, with any person to distribute the securities purchased.

(11)        Robin S. Shah holds sole voting and investment power over these shares.

(12)        Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin (“Mr. Kopin”), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund. CCA is also the investment manager for managed accounts for Equitec Specialists, LLC (“Equitec”) and CCA has voting control and investment discretion over securities held in the managed accounts for Equitec. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA also may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held in the managed accounts by Equitec.

(13)        Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of a managed account for Equitec Specialists, LLC (“Equitec”) and has voting control and investment discretion over securities held in by Equitec in such managed account. Mitchell P. Kopin (“Mr. Kopin”), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Equitec in such managed account. CCA is also the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”).  Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund, Freestone and Freestone II that are described in footnote (9). Equitec is an affiliate of a broker-dealer. Equitec acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Equitec did not have any arrangements or understandings with any person to distribute such securities.

(14)        Joshua Thomas and Michel Amsalem, as members of Midsummer Capital, LLC, have shared investment powers for Midsummer Small Cap Master, Ltd.

(15)        Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities.   Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities.  KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners.   Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC.   Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(16)        Ted Waitt has sole voting and investment power over these shares.

(17)        Johannes Minho Roth has sole voting and investment power over these shares.

(18)        Moez Kassam holds sole voting and investment power over these shares.

(19)        Josh Scheinfeld and Jonathan Cope, the managing members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered.

(20)        Konrad Ackermann has sole voting and investment power over these shares.

(21)        Paul Packer has sole voting and investment power over these shares.

(22)        Randolph Berg and Janice Berg has shared voting and investment power over these shares.

(23)        Steven J. Goon and Lisa S. Goon have shared voting and investment power over these shares.

(24)        Ian Greenfield holds sole voting and investment power over these shares.

(25)        Richard Calta holds sole voting and investment power over these shares.

PLAN OF DISTRIBUTION

The 856,798 shares being offered by us to holders of our publicly registered Series A Warrants are not being offered to the public.  ROTH Capital Partners, the underwriter of our June 2013 public offering, will receive an underwriting commission of $0.48 per share for each share of common stock issued pursuant to the exercise of both the 109,500 Series A Warrants issued in the June 2013 public offering not yet exercised.  The underwriting agreement is included as an exhibit to our current report on Form 8-K filed with the SEC on June 24, 2013.

We will not receive any proceeds from the resale of their common stock held by the selling security holders listed under “Selling Security Holders” or the 8,547,658 shares issuable to them upon exercise of their unregistered Series A Warrants. We may receive up to a maximum of approximately $14.1 million in gross and net proceeds upon full exercise of all our outstanding Series A Warrants.  Each of these selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered hereby on the OTC or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•         in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•         a combination of any such methods of sale; or

•         any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling security holders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Brownstein Hyatt Farber Schreck and three of its partners collectively own 119,922 shares of our common stock and options to purchase 2,400 shares of our common stock. Norman Brownstein, a founding partner of Brownstein Hyatt Farber Schreck, is the father of Chad Brownstein, our executive vice chairman. See ‘‘Transactions with Related Persons’’

EXPERTS

The financial statements in this prospectus have been incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Prospect was incorporated in the State of Nevada on July 22, 2008 and on February 11, 2011 we completed a reverse merger and acquired Prospect Global Resources Inc., a Delaware corporation, which is now our wholly-owned subsidiary. We changed our name from Triangle Castings, Inc. to Prospect Global Resources Inc., a Nevada corporation, at the time of the merger.  In March 2012, we changed our fiscal year end from December 31 to March 31.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.  Our SEC filings are also available through the “Investors” section of our website at www.prospectgri.com.

FINANCIAL STATEMENTS

Prospect Global Resources Inc.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

CONTENTS
Financial Statements:
Consolidated Balance Sheets as of December 31, 2013 and March 31, 2013	F-2

Consolidated Statements of Operations for the three and Nine months ended December 31, 2013 and 2012 and for the cumulative period from August 5, 2010 (Inception) through December 31, 2013	F-3

Consolidated Statements of Cash Flows for the Nine months ended December 31, 2013 and 2012 and for the cumulative period from August 5, 2010 (Inception) through December 31, 2013	F-4

Consolidated Statements of Shareholders’ Equity (Deficit) from August 5, 2010 (Inception) to December 31, 2013	F-5

Notes to Consolidated Financial Statements	F-6

PART I — FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED BALANCE SHEETS

(An Exploration Stage Company)

(In thousands, except number of shares and par value amounts)

	December 31, 2013 (unaudited)	March 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$51	$1,024
Related party receivable	25	25
Other current assets	297	1,171
Total current assets	373	2,220

Noncurrent assets
Land	399	380
Mineral properties	13,047	13,690
Equipment (net of accumulated depreciation of $283 and $132, respectively)	394	613
Other long-term assets	75	104
Total noncurrent assets	13,915	14,787

Total assets	$14,288	$17,007

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$4,693	$7,356
Grandhaven Obligation (Note 10)	4,060	4,060
Current portion of long-term debt, net	116,536	122,032
Tax compensation on note payable (Note 8)	19,152	6,226
Accrued interest	10,875	7,251
Derivative warrant liabilities (Note 14)	12,481	—
Total current liabilities	167,797	146,925

Noncurrent liabilities
Other noncurrent liabilities	650	—
Total noncurrent liabilities	650	—

Total liabilities	168,447	146,925

Commitments and Contingencies (Note 16)
Redeemable preferred stock: $0.001 par value; 100,000,000 shares authorized; 15,000,000 shares outstanding with a liquidation preference of $15,000,000 and nil at December 31, 2013 and March 31, 2013, respectively. (Note 9)	4,996	—

EQUITY (1)
Common stock: $0.001 par value; 300,000,000 shares authorized; 4,191,658 and 1,451,914 issued and outstanding at December 31, 2013 and March 31, 2013, respectively	4	1
Additional paid-in capital	39,025	30,335
Losses accumulated in the exploration stage	(198,184)	(160,254)
Total shareholders’ deficit	(159,155)	(129,918)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$14,288	$17,007

(1)         All common share amounts and computations using such amounts have been retroactively adjusted to reflect the September 4, 2013 1-for-50 reverse stock split.

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(An Exploration Stage Company)

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Nine Months Ended December 31, 2013	Nine Months Ended December 31, 2012	Cumulative from August 5, 2010 (Inception) through December 31, 2013
Expenses:
Exploration	$777	$5,646	$4,848	$17,016	$30,072
General and administrative	4,950	15,723	9,306	29,611	70,490
Off-take fee	—	7,751	(438)	7,751	7,313
(Gain) loss on change in warrant liability	(5,918)	324	(867)	5,943	5,099
Total expenses	(191)	29,444	12,849	60,321	112,974

Gain (loss) from operations	191	(29,444)	(12,849)	(60,321)	(112,974)

Other income (expense):
Derivative gains (losses)	650	(1,900)	2,162	(1,900)	(54,504)
Loss on extinguishments, net	(11,423)	—	(49)	—	(2,049)
Asset impairment	(643)	—	(1,224)	—	(1,224)
Interest, net	(9,360)	(2,741)	(25,970)	(4,612)	(35,270)
Total other expenses	(20,776)	(4,641)	(25,081)	(6,512)	(93,047)

Income tax expense	—	—	—	—	—

Net loss	(20,585)	(34,085)	(37,930)	(66,833)	(206,021)

Net loss attributable to non-controlling interest	—	—	—	4,069	7,837

Net loss attributable to Prospect Global Resources Inc.	$(20,585)	$(34,085)	$(37,930)	$(62,764)	$(198,184)

Earnings per share (1)
Basic and diluted
Loss per share	$(5.01)	$(26.50)	$(13.62)	$(59.32)	$(142.61)
Weighted average number of shares outstanding	4,203	1,286	2,820	1,058	1,393

(1)         All common share amounts and computations using such amounts have been retroactively adjusted to reflect the September 4, 2013 1-for-50 reverse stock split.

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(An Exploration Stage Company)

(unaudited)

(In thousands)

	Nine Months Ended December 31, 2013	Nine Months Ended December 31, 2012	Cumulative from August 5, 2010 (Inception) through December 31, 2013

CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss	$(37,930)	$(66,833)	$(206,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Services paid for with stock	1,569	4,547	8,600
Apollo fees paid with promissory note	—	—	6,750
Derivative (gains) losses	(2,162)	1,900	54,504
(Gain) loss on debt extinguishment	(497)	—	1,503
Impairment of assets	724	—	724
Stock-based compensation	1,840	9,285	21,831
Warrant expense	(867)	5,943	5,099
Interest expense	10,699	4,620	20,009
Amortization of debt discount	14,586	—	14,586
Amortization of deferred financing costs	673	—	673
Karlsson Group tax compensation	1,537	6,226	7,763
Depreciation	161	72	275
SKLH land option extinguishment	500	0	500
Changes in operating assets and liabilities:
Other current assets	7	170	(769)
Accounts payable and accrued liabilities	(2,905)	5,979	4,463
Change in derivative warrant liabilities	(806)	—	(806)
Change in other long-term assets	38	—	38
Net cash used in operating activities	(12,833)	(28,091)	(60,278)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Mineral properties	$—	$(98)	$(2,690)
Land acquisitions	(19)	—	(399)
Increase in restricted cash	(1)	—	(1)
Equipment acquisitions	(23)	(643)	(748)
Net cash used in investing activities	(43)	(741)	(3,838)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	$5,000	$—	$14,049
Merkin note amendment	—	—	(2,000)
Karlsson note principal payments	(96)	—	(9,814)
Apollo notes principal payments	(95)	—	(95)
Karlsson tax compensation payments	(14)	(9,718)	(14)

Net Proceeds from common stock issued	7,108	61,884	87,041
Cash paid for non-controlling interest acquisition	—	(25,000)	(25,000)
Net cash provided by financing activities	$11,903	$27,166	$64,167

Net increase (decrease) in cash and cash equivalents	(973)	(1,666)	51
Cash and cash equivalents- beginning of period	1,024	11,300	—
Cash and cash equivalents - end of period	$51	$9,634	$51

Cash paid for interest	12	—	—

Supplemental disclosure of non-cash transactions:
Convertible notes and accrued interest converted into shares of common stock	$—	$—	$(9,493)
Common stock attributable to reverse merger	—	—	2
Fair value of land contributed by non-controlling interest	—	—	(11,000)
Note receivable in exchange for shares of common stock	—	—	(1,125)
Grandhaven Obligation, net of $25,000 receivable	—	—	4,036
Non-controlling interest acquisition	—	—	500
SK Land Holdings Option	(500)	500	—
Convertible note into preferred stock	5,439	—	5,439
Preferred stock into common stock and warrants	(5,439)	—	(5,439)
Embedded derivative liability (noncurrent)	650	—	650
Buffalo revenue interest exchange	8,712	—	8,712

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

(An Exploration Stage Company)

(In thousands, except number of shares)

	Preferred Stock		Common Stock (1)		Additional Paid-	Losses Accumulated in the Exploration	Non-Controlling	Total Shareholders’ Equity/	Temporary Equity
	Shares	Amount	Shares	Amount	in Capital (1)	Stage	Interest	(Deficit)	(Preferred Stock)
Balance at August 5, 2010 (Inception)	—	$—	—	$—	$—	$—	$—	$—	$—
Stock issued in private placements		—	328,273	—	54	—	—	54	—
Stock-based compensation	—	—	17,000	—	1	—	—	1	—
Contributions	—	—	—	—	—	—	11,000	11,000	—
Stock issued for services	—	—	42,833	—	316	—	—	316	—
Stock acquired through merger	—	—	34,700	—	—	—	—	—	—
Convertible notes and accrued interest converted into common stock	—	—	7,171	—	1,076	—	—	1,076	—
Net loss	—	—	—	—	—	(16,834)	(375)	(17,209)	—
Balance at March 31, 2011	—	—	429,977	—	1,447	(16,834)	10,625	(4,762)	—
Stock issued in private placements	—	—	85,552	—	13,972	—		13,972	—
Stock issued for services	—	—	10,000	—	2,061	—	—	2,061	—
Stock-based compensation	—	—	14,000	—	9,717	—	—	9,717	—
Convertible notes and accrued interest converted into common stock	—	—	250,254	—	64,800	—	—	64,800	—
Net loss	—	—	—	—	—	(63,566)	(3,391)	(66,957)	—
Balance at March 31, 2012	—	—	789,783	—	91,997	(80,400)	7,234	18,831	—
Stock issued for services	—	—	40,425	—	4,652	—	—	4,652	—
Non-controlling interest acquisition	—	—	—	—	(179,056)	—	(3,163)	(182,219)	—
The Karlsson Group warrant issuance	—	—	—	—	34,620	—	—	34,620	—
Stock issued in private placements	—	—	4,706	—	1,000	—	—	1,000	—
Stock issued in public offerings	—	—	608,000	1	66,289	—	—	66,290	—
Cost of public offerings	—	—	—	—	(5,406)	—	—	(5,406)	—
Stock-based compensation	—	—	9,000	—	16,239	—	—	16,239	—
Net loss	—	—	—	—	—	(79,854)	(4,071)	(83,925)	—
Balance at March 31, 2013	—	$—	1,451,914	$1	$30,335	$(160,254)	$—	$(129,918)	—
Stock issued for services	—	—	247,742	—	1,569	—	—	1,569	—
Stock issued in public offerings	—	—	1,575,334	2	803	—	—	805	—
Cost of public offerings	—	—	—	—	(790)	—	—	(790)	—
Debt to preferred stock conversion	5,500,000	—	—	—	—	—	—	—	5,434
Exchange of preferred stock for common stock and warrants.	(5,500,000)	—	916,668	1	2,275	—	—	2,276	(5,434)
Redeemable Preferred Stock (Note 9)	15,000,000	—	—	—	—	—	—	—	4,996
Very Hungry warrant issuance	—	—	—	—	1,715	—	—	1,715	—
The Karlsson Group warrant issuance	—	—	—	—	190	—	—	190	—
Warrant reclass to liability	—	—	—	—	1,088	—	—	1,088	—
Stock-based compensation	—	—	—	—	1,840	—	—	1,840	—
Net loss	—	—	—	—	—	(37,930)	—	(37,930)	—
Balance at December 31, 2013 (unaudited)	15,000,000	—	4,191,658	4	39,025	(198,184)	—	(159,155)	4,996

(1)       All common share amounts and computations using such amounts have been retroactively adjusted to reflect the September 4, 2013 1-for-50 reverse stock split.

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

Notes to Consolidated Financial Statements

(An Exploration Stage Company)

(unaudited)

In this Quarterly Report, unless the context otherwise requires:

(a)         all references to “Prospect” or “Prospect Global” refer to Prospect Global Resources Inc., a Nevada corporation, incorporated on July 22, 2008.

(b)         all references to “we,” “us,” “our” and “the Company” refer collectively to Prospect and its subsidiaries.

(c)          all references to “Karlsson” or “the Karlsson Group” refer to the independent third party that owned the 50% of our now wholly owned subsidiary American West Potash, or AWP, that we did not own prior to our acquisition of the Karlsson Group’s interest on August 1, 2012 and all references to “the Karlsson Group Acquisition” refer to the August 1, 2012 acquisition.

(d)         all references to “Extension Agreements” refer to the agreements we entered into with the Karlsson Group on April 15, 2013, June 26, 2013, September 13, 2013, December 10, 2013 and January 31, 2014 to restructure the $125.0 million senior secured promissory note (the “Karlsson Note”) and related agreements associated with the Karlsson Group Acquisition.

Note 1 — Organization and Business Operations

Prospect Global is engaged in the exploration and development of a potash deposit located in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. We hold our interest in and control the Holbrook Project through our wholly owned subsidiary AWP.

Between January and November 2011, we invested $11.0 million dollars in AWP and the Karlsson Group contributed to AWP its ownership of mineral rights on eight private sections and potash exploration permits on 42 Arizona state sections, comprising a total of approximately 31,000 gross acres in the Holbrook Basin, for a 50% ownership interest in AWP. In July 2011, AWP entered into a Potash Sharing Agreement covering 101 private mineral estate sections and related mineral leases on approximately 62,000 acres adjacent to or in close proximity to AWP’s existing mineral rights.  On August 1, 2012 we purchased the Karlsson Group’s 50% interest in AWP and became the sole owner and operator of AWP.   We subsequently relinquished our rights to eight of the ASLD exploration permits. As of December 31, 2013, we held exploration permits and leases on 143 mineral estate sections spanning approximately 88,175 acres.

Note 2 — Liquidity

As of February 25, 2014, we had cash of approximately $0.3 million available for general corporate purposes which we expect to sustain operations through March.  On or before March 10, 2014 we have a $25 million payment due under our Karlsson debt which if we fail to make payment we will be in default.  We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. In connection with this, we plan to negotiate parallel extensions with Apollo.  We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

Note 3—Summary of Significant Accounting Principles

This summary of significant accounting policies of the Company is intended to assist readers in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

Basis of Presentation

The accompanying unaudited Interim Condensed Consolidated Financial Statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the instructions to Form 10-Q and Article 10 of Regulation S-X. In management’s opinion, all of the normal and recurring adjustments necessary to fairly present the interim financial information set forth herein have been included. The results of operations for interim periods are not necessarily indicative of the operating results of a full year or of future years. These interim financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements unless specifically discussed below. These interim financial statements are unaudited and should be read in conjunction with the Company’s audited financial statements and related footnotes for the year ended March 31, 2013 included in the Company’s Annual Report on Form 10-K/A filed with the SEC on Febarury 12, 2014.

We have incurred net losses totaling $198.2 million since inception and at December 31, 2013 we had a working capital deficit of $167.4 million. These consolidated interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business for the foreseeable future and do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses incurred during the reporting period. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Mineral Properties

The Company is primarily engaged in the acquisition, exploration and exploitation of mineral properties with the objective of extracting minerals from these properties. Mineral property exploration costs are expensed as incurred. Costs for acquired mineral property are capitalized and then impaired if the criteria for capitalization are not met. Capitalization of mine development costs that meet the definition of an asset will commence once we have proven and probable reserves in accordance with SEC Industry Guide 7.

Mineral properties, land and water rights are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment.  If a property is abandoned or sold, a gain or loss is recognized and included in the consolidated statement of operations.

In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property is recorded at the fair value of the respective property or the fair value of common shares and other instruments issued, whichever is more readily determinable. When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash, shares, or other instruments are recorded only when the Company has made or is obliged to make the payment or issue the shares or instruments.

Allocation of Costs

From time to time our capital raise activities will result in the issuance of more than one security, such as shares of our common stock and warrants to purchase our common stock.  In these cases, we will allocate the costs of that capital raise between the various securities issued based on the relative fair value of each security issued.

Recent Accounting Pronouncements

The Company has considered recently issued accounting pronouncements and does not believe that such pronouncements are of significance, or potential significance, to the Company.

Note 4 — Other Current Assets

As of December 31, 2013 and March 31, 2013, other current assets were comprised of:

	December 31, 2013	March 31, 2013
	(thousands)	(thousands)
	(unaudited)
Prepaid insurance & deposits	$186	276
Land purchase option	—	500
Deferred financing fees	70	—
Other	41	395
Total other current assets	$297	$1,171

Note 5—Mineral Properties

At both December 31, 2013 and March 31, 2013, the balances of mineral properties were comprised primarily of the value of the mineral rights and exploration permits contributed by the Karlsson Group in exchange for their initial 50% ownership interest in AWP. During the three months ended December 31, 2013, we chose not to renew the leases on four of these permits and reduced the value of the mineral properties contributed by the Karlsson Group by $0.6 million, which is included in asset impairment in the consolidated statement of operations.

The majority of the $2.6 million in payments to private landowners for mineral rights is comprised of the cash payments made under our July 2011 Potash Sharing Agreement covering 101 private mineral estate sections and the related mineral leases on approximately 62,000 acres.

	December 31, 2013 (thousands)	March 31, 2013 (thousands)
	(unaudited)
Karlsson Group contribution of mineral rights and exploration permits	$10,357	$11,000
Payments to private landowners for mineral rights	2,641	2,641
Leasehold options	49	49
Total mineral properties	$13,047	$13,690

Note 6 — Other Long-term Assets

As of December 31, 2013 and March 31, 2013, our other long-term assets consisted of surety deposits posted under various leasing agreements, utility contracts and exploration permits, all of which are expected to be held for the next twelve months or more.

Note 7 — Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at December 31, 2013 and March 31, 2013 were comprised of:

	December 31, 2013 (thousands)	March 31, 2013 (thousands)
	(unaudited)
Drilling/permitting	$174	$382
Engineering	1,617	1,796
Private leaseholder obligations	—	1,500
Legal	678	720
Board of Directors’ fees	125	125
Off-take arrange fee	50	1,588
Compensation and other	2,049	1,245
Total accounts payable and accrued liabilities	$4,693	$7,356

Note 8 — Debt and Tax Compensation on Note Payable

On December 10, 2013, we entered into an Extension Agreement with the Karlsson Group under which we can retire all amounts owing under the Karlsson note for the discounted payoff amount of $25 million provided we pay this amount on or before March 10, 2014. We will be unable to pay the $25 million on or before March 10, 2014, the entire undiscounted amount of the Karlsson debt then owing (estimated to be approximately $151.7 million at March 10, 2014) will be immediately due and payable.  This will also cause all amounts then owing under our Apollo debt (estimated to be approximately $7.4 million at March 10, 2014) to be immediately due and payable on March 10, 2014.  Also see Note 19 — Subsequent Events under the heading of “Restructuring of

Senior Unsecured Debt” for additional information on our agreement under which we can retire the Apollo debt on or before March 10, 2014 in exchange for shares of our common stock.

In accordance with U.S. GAAP, the December 10, 2013 Extension Agreement with the Karlsson Group was deemed to be a debt extinguishment and therefore we wrote-off the net carrying value of the old (extinguished) note and recorded the new note at its estimated fair value of $134.1 million. The $11.4 million difference between the net carrying value of the extinguished note and the new note was recorded as a loss on extinguishment and is included in Other Expenses on the December 31, 2013 Consolidated Statement of Operations. We also recorded $13.3 million of note discount on the new note for the difference between the $134.1 million estimated fair value of the new note and the $147.4 million then owing under the new note (without taking into consideration the $25 million discounted payoff amount if paid on or before March 10, 2014).

As of December 31, 2013, our indebtedness totaled $145.9 million or $156.8 million including the $10.9 million of accrued interest owed.

	December 31, 2013 (thousands)	March 31, 2013 (thousands)
	(unaudited)
Karlsson senior secured note	$120,079	$115,282
Apollo unsecured notes	6,654	6,750
Tax compensation on Karlsson senior secured note	19,152	6,226
Total current debt and tax compensation	145,885	128,258
Less: Unamortized debt discount*	(10,197)	—
Less: current portion of debt and tax compensation	(135,688)	(128,258)
Total long-term debt and tax compensation	$—	$—

* Includes $13,300 of gross discount on the Karlsson Note, net of amortized discount of $3,103 at December 31, 2013.

Karlsson Group Senior Secured Note

We issued the Karlsson Group a $125.0 million senior first priority secured promissory note on August 1, 2012 as partial consideration for the acquisition of their 50% interest in AWP.  We also agreed to compensate the Karlsson Group for increases in certain federal and state income taxes and other tax related matters.  All amounts owing to the Karlsson Group are secured by a lien on all the assets of AWP, a pledge of the capital stock of our subsidiary companies and a payment guarantee from Prospect Global.

On December 10, 2013, we entered into an extension agreement with the Karlsson Group which restructured the senior first priority secured promissory note. Under the terms of the extension agreement, we have until March 10, 2014 to prepay all amounts owing under the Karlsson senior secured note for the aggregate discounted payoff amount of $25 million. Upon payment of the $25 million discounted payoff amount, the Karlsson Note would be deemed paid in full (including all principal, interest and tax compensation amounts) and the Karlsson Group will release its first priority lien over our assets. In the event we do not pay the discounted payoff amount on or before March 10, 2014, we will be in default under the Karlsson Note as in effect prior to the extension agreement without the ability to cure such default and the Karlsson Group would have the right to foreclose on all of our assets.  We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

The Karlsson note bears interest at 9% and is payable quarterly in-kind by an increase to the note’s outstanding principal balance.  To the extent we are unable to pay the discounted payoff amount by March 10, 2014, all undiscounted amounts then owing under the Karlsson note would become immediately due and payable on March 10, 2014 which in the aggregate will total approximately $151.7 million on March 10, 2014.

We are required to prepay the Karlsson Note with 10% of the gross proceeds from any future capital raises until the Karlsson Note has been paid in full. The Karlsson Note is also mandatorily pre-payable within five business days of a sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity.

The principal balance, accrued interest and compensation for tax matters totaled approximately $149.6 million as of December 31, 2013, all of which is included in current liabilities.

Debt covenant requirements

(i).          we are required to deposit 50% of the net proceeds of the next of $18.8 million of capital we raise (for a total of $9.4 million) into escrow, which funds may be used solely to fund drilling and the Holbrook Project development.

(ii).       we are required to pay 20% of all future capital raises to Karlsson and Apollo (10% to each) as payments on their respective promissory notes.

These obligations will reduce the cash available from future capital raises that can be used to fund our on-going operations.

Karlsson Note Tax Compensation

We currently estimate the compensation for tax matters to be approximately $19.2 million under the Karlsson debt. This estimate could change based on future changes in tax rates (including increases in effective income tax rates caused by “minimum tax” provisions such as the “Buffett rule” or “flat tax” proposals) and/or future changes in certain interest rates published by the Internal Revenue Service.

Pursuant to the December 10, 2013 Extension Agreement, all amounts owing under the Karlsson note, including the approximately $19.2 million for tax compensation matters, will become immediately due and payable on March 10, 2014 if we are not able to retire the Karlsson Group debt on or before this date.  As a result, the $19.2 million for tax compensation matters has been included in current liabilities as of December 31, 2013.

Apollo Notes

On March 7, 2013, we entered into a Termination and Release Agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC (which we refer to collectively as the Apollo Parties) that terminated the agreements we entered into with the Apollo Parties in November 2012 (as amended in December 2012). In connection with the Termination and Release Agreement, we issued the Apollo Parties two promissory notes (“the Apollo Notes”) totaling approximately $6.8 million as partial consideration for the break-up and release. The Apollo Notes, which were subsequently amended on April 15, 2013 and January 10, 2014, are unsecured and bear interest at the rate of 11% per annum and mature on the earlier of i) July 1, 2015; ii) 12 months following completion of our Definitive Feasibility Study; or iii) the date the Karlsson Note is paid in full.

The January 10, 2014 amendment provides that upon repayment or extinguishment of our senior secured debt owing to The Karlsson Group on or before March 10, 2014 and in any event for consideration with aggregate value less than or equal to 17% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest).

We are required to prepay the Apollo Notes with 10% of the gross proceeds from any future capital raises until the notes have been paid in full.  As of December 31, 2013 we owed a total of $7.3 million, of which $0.6 million was for accrued interest.  This entire balance, principal and interest, is included in current liabilities at December 31, 2013 as a result of the March 10, 2014 due date for the Karlsson Note. See Note 18—Subsequent Events for additional information.

Note 9 — Redeemable Preferred Stock

At December 31, 2013, we had a single series of redeemable preferred stock with a liquidation value of $15.0 million outstanding. This preferred stock, which is held by Buffalo Management, LLC, a related party, is non-voting, non-convertible and carries an 8% annual cumulative dividend.

Dividends on the preferred stock began accumulating on the issue date of August 14, 2013 and will continue to accumulate, whether or not declared. Undeclared, cumulative dividends totaled approximately $0.5 million at December 31, 2013. Dividends will be accrued when declared. To date, no dividends have been declared.  All unpaid dividends become payable on the date that is six months after a minimum of 50,000 tonnes of potash has first been shipped from our Holbrook Project. Thereafter, the dividends are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year.

We may redeem the preferred stock, in whole or in part, at any time after August 14, 2016. The holders of the redeemable preferred stock may redeem their shares, in whole or in part, at any time following the three year anniversary of the date on which a minimum of 50,000 tonnes of potash has first shipped from our Holbrook Project. In either case, redemption will be made by cash payment in a per share amount equal to the liquidation value per share plus all accrued and unpaid dividends through the date of redemption; provided, that the redemption payment may not exceed 10% of our market capitalization value at the time of redemption.  Due to the preferred stock being contingently redeemable until we begin production, we have classified the preferred stock as temporary equity on the balance sheet.

The put option held by Buffalo is an embedded derivative and has been bifurcated and recorded at its estimated fair value of $0.7 million at December 31, 2013.  We estimated the fair value of this put option by using scenario analysis based on various assumptions including: probability of achieving production, discount rate, preferred stock redemption periods, mine life and future potash prices.

Note 10—Related Party Transactions

Quincy Prelude LLC and Buffalo Management LLC

Quincy Prelude LLC owns 100% of the voting interests and 82.5% of the economic interests of Buffalo Management LLC (“Buffalo Management” or “Buffalo”) and has sole voting and dispositive power of the shares of our common stock owned by Buffalo. Buffalo owns 15,000,000 shares of our non-voting preferred stock with a liquidation preference of $15.0 million and 8% annual cumulative dividend. Chad Brownstein, one of our directors and executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC. Barry Munitz, our chairman, owns a 17.5% non-voting economic interest in Buffalo Management. Together Quincy Prelude and Buffalo Management beneficially own more than 5% of our common stock.

During the nine months ended December 31, 2013 and 2012 and for the period from inception through December 31, 2013, Prospect paid Buffalo approximately nil, $1.1 million and $1.4 million, respectively.  No amounts were owing to Buffalo as of December 31, 2013 or 2012.

Under the Karlsson Extension Agreements, we were required to increase Karlsson’s royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties. In order to achieve this result, we negotiated with Buffalo to reduce our revenue interest to Buffalo from 2% to 1%. On August 14, 2013, we compensated Buffalo for this 1% revenue interest by issuing Buffalo 15.0 million shares of our newly created redeemable preferred stock and warrants to purchase 1,005,283 shares of our common stock at $7.20 per share, expiring on August 13, 2018.  These warrants have full-ratchet anti-dilution protection to $3.50 per share. Due to the full ratchet protection, Buffalo was issued an additional 1,062,728 warrants in connection with our subsequent capital raises in September 2013 and February 2014.  These capital raises also resulted in the re-pricing of the 1,062,728 warrants from $7.20 to $3.50.  Due to the additional warrants being issued as a result of the full ratchet anti-dilution protection, additional expense was incurred for the new warrants. When this agreement was finalized on August 14, 2013, we recorded a gain of $0.5 million for the change in fair value of the warrants as originally estimated at quarter-ended June 30, 2013.

As of December 31, 2013, Quincy Prelude and Buffalo’s holdings included the following:

Stock and Warrants	Quantity	Strike Price ($)	Expiration Date
Warrants	36,271	187.50	2016
Warrants	35,410	130.00	2017
Warrants*	1,787,171	4.05	2018
Common Stock	63,763	N/A	N/A
Preferred Stock 8% Cumulative	15,000,000	N/A	N/A
Options**	4,000	130.00	2022
Options**	2,000	212.50	2021

*In conjunction with the February 12, 2014 capital raise the strike price on the 1,787,171 Buffalo warrants was reduced from $4.05 to $3.50 and we issued Buffalo Management 280,841 additional warrants with a strike price of $3.50 pursuant to the full ratchet anti-dilution provision.

**Options held by Chad Brownstein, our Executive Vice Chairman

Gregory M. Dangler, our interim chief financial officer, performs services from time to time for Buffalo Management, which is permitted by his employment agreement, and is compensated by Buffalo Management for this work.

Brownstein Hyatt Farber Schreck, LLP

Chad Brownstein, one of our directors and executive vice chairman, is the son of a founding partner of Brownstein Hyatt Farber Schreck, LLP (“Brownstein Hyatt”), which serves as Prospect Global’s principal outside legal counsel and also provides government relations services to us. As of December 31, 2013, Mr. Brownstein’s father controlled 104,074 shares of Prospect Global’s common stock, all of which were received in lieu of payment for services then owing.  Brownstein Hyatt also holds fully vested options to purchase 2,400 shares of our common stock at $130.00 per share, expiring in 2022.

During the nine months ended December 31, 2013 and 2012 and for the period from inception through December 31, 2013, Prospect made cash payments to Brownstein Hyatt totaling approximately $1.5 million, $3.2 million and $5.8 million respectively for legal and lobbying/permitting fees. Approximately $0.3 million and nil payable to Brownstein Hyatt are included in accrued liabilities and accounts payable as of December 31, 2013 and 2012, respectively. Chad Brownstein does not share in any of these fees.

Hexagon Investments, LLC and affiliates

One of our former board members, Scott Reiman, who served on our board from August 2011 to March 2012, is the founder of Hexagon Investments, LLC (“Hexagon”). Conway Schatz, an employee of Hexagon, became a director in April 2012 and resigned from our board on September 29, 2013. Grandhaven Energy, Very Hungry LLC and the Scott Reiman 1991 Trust are all affiliates of Hexagon.  At December 31, 2013, Hexagon and its affiliates’ holdings consisted of the following:

Entity	Quantity	Exercise Price	Expiration Date
Common Stock Held
Very Hungry LLC	891,112	N/A	N/A
Scott Reiman Trust	199,086	N/A	N/A
Total Common Stock	1,090,198
Warrants
Very Hungry LLC (1)	739,337	$6.00	2014
Very Hungry LLC	96,833	$15.00	2017
Very Hungry LLC (2)	1,095,314	$4.05	2018
Scott Reiman Trust (1)	177,331	$6.00	2014
Scott Reiman Trust	37,874	$15.00	2017
Scott Reiman Trust (2)	262,713	$4.05	2018
Total Warrants	2,409,402

(1)   Series B warrants entitling the holder to purchase for $6.00 per unit one share of our common stock and one Series A warrant to purchase an additional share of our common stock for $6.00 per share.  If exercised, each Series A warrant would have full ratchet anti-dilution protection. All of these Series B warrants expired unexercised on January 9, 2014.

(2)   Warrants have full ratchet anti-dilution protection. In connection with our 2014 capital raise the exercise price on these warrants was reduced from $4.05 to $1.50.

Grandhaven Energy Royalty Interest

Grandhaven holds a 1% overriding royalty interest in the gross proceeds received by our subsidiary AWP from the extraction of potash from lands and state exploration permits held by AWP on November 22, 2011. At the time of acquiring this interest, we recognized a liability of $4.1 million for the fair value of this royalty obligation (the “Grandhaven Obligation”). Grandhaven also holds an option (the “Grandhaven Option”), that just became effective on December 31, 2013 and is now exercisable at any time, to receive shares of our common stock valued at $212.50 per share in exchange for the fair market value of any royalty interest surrendered.

For accounting purposes, the Grandhaven Option is deemed to be a derivative financial instrument requiring bifurcation and fair value measurement beginning with the option’s effective date of December 31, 2013. The value of the Grandhaven Option at December 31, 2013 was determined to be nil given the difference between the Company’s stock price on that date and the $212.50 option conversion price.

In addition, if;

(i)                         the Arizona State Land Department declines to issue any lease to us with respect to any state exploration permit, or

(ii)                      the Arizona State Land Department terminates any state exploration permit, or

(iii)                   the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, then Grandhaven has the option to receive substitute royalty interests from us in the same number of acres in portions of our private mineral leases, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state leases.

If we have not been issued any Arizona state leases as of the date that we convey the assignment of the royalty interest in our private mineral leases, Grandhaven may elect to exchange their royalty in our Arizona state leases for a 1.388% royalty interest in all of our private mineral leases.

On February 7, 2014 we received notice from Grandhaven regarding the closing of the conveyance of their royalty interests in the fee and state mineral rights owned by AWP.  As of February 25, 2014 the assignment of their royalty interest had not been completed.

Note 11—Equity Based Compensation

Stock Options

As of December 31, 2013, we had the following options outstanding:

Exercise Price ($)	Outstanding Options	Vested Options	Expiration
2.25	75,000	75,000	2023
2.36	610,000	610,000	2023
130.00	95,000	88,334	2022
144.00	6,000	6,000	2022
212.50	60,300	60,300	2021
	846,300	839,634

We are authorized to issue stock options up to the greater of 1,934,000 or 10% of the Company’s outstanding shares of capital stock pursuant to our approved equity incentive plans. In early November 2013, we issued 685,000 options at exercise prices of $2.25 and $2.36.

Compensation expense for employees is recognized based on the estimated fair value of the awards on their grant date.  The fair value of options issued to non-employees is measured on the earlier of the date the performance is complete or the date the non-employee is committed to perform. In the event the non-employee measurement date occurs after an interim reporting date, the options are measured at their then-current fair value at each interim reporting date.

Fair value for employee and non-employee options is estimated using the Black-Scholes option pricing model. Compensation expense is recognized on a straight-line basis over each grant’s respective vesting period for employees and service period for non-employees. Key inputs and assumptions used in estimating the fair value include our stock price, the grant price, expected term, volatility and the risk-free rate. Other assumptions used in estimating the fair value of awards granted through December 31, 2013 included the following:

Expected Term	0.25 to 9.25 years
Volatility*	113.4% to 165.62%*
Risk-Free Rate	0.04% to 1.73%
Dividend Yield	—

*                 The Company’s estimates of expected volatility are based on the historic volatility of the Company’s common stock as well as the historic volatility of the Company’s peers due to the limited availability of historical trading information on the Company itself.

A summary of stock option activity under the Plans as of December 31, 2013 and changes during the nine months then ended is presented below.

Stock Options	Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000)	Weighted- Average Remaining Term (Years)
Outstanding at March 31, 2013	186,160	160.72	—	9.02
Granted	697,000	4.22	—	0
Exercised	—	—	—	—
Forfeited or expired	(36,860)	141.67	—	—
Outstanding at December 31, 2013	846,300	32.66	—	9.59
Vested at December 31, 2013	839,634	31.88	—	9.59

The weighted average grant date fair value of the stock options granted for the nine months ended December 31, 2013 and 2012 was $2.40 and $95.27, respectively.

A summary of the status of the non-vested stock options as of December 31, 2013, and changes during the nine months ended December 31, 2013 is presented below.

Non-vested Stock Options	Shares	Weighted Average Grant Date Fair Value
Non-vested at March 31, 2013	53,883	$99.71
Granted	697,000	2.40
Vested	(730,217)	6.50
Forfeited	(14,000)	130.59
Non-vested at December 31, 2013	6,666	$70.71

As of December 31, 2013, there was $0.2 million of total unrecognized compensation expense related to non-vested share based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted average period of less than one year. The total expense for the fair value of vested grants during the nine months ended December 31, 2013 and 2012 was $1.8 million and $9.7 million, respectively.

Note 12—Warrants

As of December 31, 2013, we had the following warrants outstanding:

•                  3,936,677 Series A Warrants having an exercise price of $4.05 per share and expiration dates in 2018. All Series A Warrants contain full ratchet anti-dilution protection provisions.

•      On February 12, 2014 we reduced the exercise price on 747,298 of our Series A Warrants issued in our June 2013 public offering from $4.05 to $1.50 and all 747,298 of these warrants were exercised.  In conjunction with the exercise we issued the investors 747,298 new Series A Warrants with an exercise price of $1.50, exercisable for five years only upon stockholder approval of the exercise.  Pursuant to the full ratchet anti-dilution terms in our Series A Warrants, the exercise price of our remaining outstanding Series A Warrants were adjusted to $1.50 and we issued an additional 5,467,779 Series A Warrants to holders.

•                  2,255,063 other warrants comprised of the following:

Outstanding Warrants	Exercise Price ($)	Expiration	Notes
1,000	2.25 – 4.04	2018
1,787,171	4.05	2018	See Note 1 below
307,424	6.00 – 17.00	2017, 2019	See Note 2 below
159,468	62.50 – 251.00	2014 - 2018
2,255,063

Note 1: In conjunction with the February 12, 2014 capital raise the strike price on the 1,787,171 Buffalo warrants was reduced from $4.05 to $3.50 and we issued Buffalo Management 280,841 additional warrants with a strike price of $3.50 pursuant to the full ratchet anti-dilution provision.

Note 2: we have agreed to adjust the exercise price on the 172,117 of these warrants currently held by the Karlsson Group to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014, but in no event higher than the current exercise price of $12.50 per share on the 112,117 warrants issued on May 30, 2012 and $6.00 per share on the 60,000 warrant issued on June 26, 2013. At December 31, 2013, we estimated the fair value of these 172,117 warrants using the binomial-lattice-based valuation model and a range of potential adjusted exercises prices.  We then weighted the probability of each outcome to arrive at our estimate of fair value at December 31, 2013.

•                  916,668 Series B Warrants, all of which expired on January 9, 2014 unexercised. These Series B Warrants had an exercise price of $6.00 per share and were exercisable for one share of our common stock and one Series A Warrant. Each Series A Warrant issued in the exercise of a Series B Warrant would have had a five year term, an initial exercise price of $6.00 and full ratchet anti-dilution protection.

•                  Upon payment of the discounted payoff amount of $25 million on or before March 10, 2014 which we will not make, we have agreed to grant the Karlsson Group a new, five year warrant for 750,000 shares having an exercise price equal to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014. At December 31, 2013, we estimated the fair value of this warrant using the binomial-lattice-based valuation model and a range of potential adjusted exercises prices.  We then weighted the probability of each outcome to arrive at our estimate of fair value at December 31, 2013.

For warrants with full ratchet anti-dilution protection, any issuances of common stock (or securities exercisable into common stock) at a price below the exercise price of the warrants results in a reduction in the exercise price of the warrants to the new issuance or strike price and a corresponding increase in the number of warrants issued. For example, if an investor held 300 warrants with an exercise price of $4.00 and we issued new shares of common stock at $3.00 per share, the strike price on the warrants would be reduced to $3.00 and the investor would receive an additional 100 warrants with a $3.00 exercise price.

For the three and nine month periods ended December 31, 2013, we recognized gains on the change in warrant liability of $5.9 million and $0.9 million.

Service Warrants

The Company has issued approximately 0.1 million warrants to purchase shares of common stock in exchange for services, with exercise prices ranging from $2.25 to $251.00. The weighted average exercise price for these warrants is $149.71.  For these awards, fair value is estimated using the binomial-lattice-based valuation model.  Expense is recognized on a straight-line basis over each grant’s respective service period. Key inputs and assumptions used in estimating the fair value include our stock price, the grant price, expected term, volatility and the risk-free rate. Assumptions used in estimating the fair value of service warrants granted through December 31, 2013 included the following:

Remaining Term	0.08 to 4.84 years
Volatility*	79.32% to 157.03%
Risk-Free Rate	0.13% to 1.66%
Dividend Yield	—

*The Company’s estimates of expected volatility are based on the historic volatility of the Company’s common stock as well as the historic volatility of the Company’s peers due to the limited availability of historical trading information on the Company itself.

Investor Warrants

As part of its fundraising efforts, the Company has issued warrants from time to time to various investors to purchase shares of its common stock. As of December 31, 2013, a total of 7.0 million investor warrants had been issued and remained outstanding. The exercise price and remaining exercise period of these warrants ranged from $4.05 to $150.00. The weighted average exercise price of the investor warrants is $5.95. With the completion of our capital raise on June 26, 2013 and the issuance of the warrants therewith, we no longer met the criteria for equity accounting for our warrants and therefore began accounting for all warrants as liabilities.  This accounting change was triggered by the full ratchet anti-dilution provisions contained in these warrants.

Assumptions used in estimating the fair value of investor warrants granted through December 31, 2013 included the following:

Remaining Term	0.02 to 5.4 years
Volatility*	71.07% to 164.38%

Risk-Free Rate	0.13% to 1.89%
Dividend Yield	—

*The Company’s estimates of expected volatility are based on the historic volatility of the Company’s common stock as well as the historic volatility of the Company’s peers due to the limited availability of historical trading information on the Company itself.

Note 13—Stockholders’ Equity

On August 30, 2013, the shareholders of the Company approved a reverse stock split of the Company’s common stock (the “reverse stock split”) at a ratio of 1-for-50. The reverse stock split became effective September 4, 2013. The Company had 114,969,415 shares of common stock issued and outstanding immediately before the reverse stock split and 2,299,388 immediately following the reverse stock split. All share and per share amounts in these financial statements have been retroactively adjusted to reflect the reverse stock split.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock, with a par value of $0.001 per share, under the terms of the Company’s Amended and Restated Articles of Incorporation. As of December 31, 2013, there were 4,191,658 shares of our common stock issued and outstanding.  Subsequent to December 31, 2013, we issued an additional 748,798 shares for a total of 4,940,456 shares outstanding as of February 25, 2014.

Preferred Stock

The Company is authorized to issue 100,000,000 shares of preferred stock, with a par value of $0.001 per share, under the terms of the Company’s Amended and Restated Articles of Incorporation. As of December 31, 2013, we had 15,000,000 shares of redeemable preferred stock issued and outstanding having a liquidation value of $15.0 million.  This preferred stock is redeemable, non-convertible and non-voting and carries an 8% annual cumulative dividend. Redemptions of this preferred stock are limited to 10% of our market capitalization at the time of redemption.

Also during the nine months ended December 31, 2013, we issued and redeemed another 5,500,000 shares of our preferred stock having a liquidation value of $5.5 million. This preferred stock was issued to Very Hungry LLC and the Scott Reiman 1991 Trust, affiliates of ours, in exchange for the redemption of the $5.5 million in convertible notes issued to the these parties in May 2013.  This non-redeemable, mandatorily convertible preferred stock was converted into an aggregate of 916,668 shares of common stock, 916,668 Series A warrants and 916,668 Series B warrants, identical to those issued in our June 2013 public offering, on August 30, 2013.  The conversion of this preferred stock represented a debt extinguishment and was accounted for as such.  This extinguishment resulted in the recognition of a $2.1 million loss from the write off of the remaining debt discount that was recorded on issuance of the convertible notes.  This transaction also resulted in a beneficial conversion of $0.7 million, all of which was recorded and amortized through additional paid-in capital during the period.

The series of preferred stock outstanding at December 31, 2013 contains a fundamental change provision allowing the holder to receive the liquidation preference of the preferred stock and accrued dividends on the occurrence of a liquidity event such as a change in control, consolidation or merger.  We deemed the value of these options to be minimal.

Note 14—Derivative Financial Instruments

As of December 31, 2013, we had recorded a derivative liability of $12.5 million representing the estimated fair value of our outstanding stock warrants on that date.  Prior to our June 26, 2013 capital raise, which included the issuance of warrants having full ratchet anti-dilution protection, our warrants had been accounted for under the equity method and as such at March 31, 2013 we had no similar liability.  With the anti-dilution protection afforded these newer warrants, we no longer met the criteria for equity accounting for our warrants and therefore began accounting for all warrants as liabilities.  We now re-measure this liability at the end of each quarter using a binomial lattice valuation model. See Note 12— Warrants.

As of December 31, 2013, we also had an embedded derivative liability of $0.7 million relating to the embedded put option on the redeemable preferred stock held by Buffalo Management. This amount is included in other long-term liabilities on the balance sheet. The holder of this preferred stock may redeem their shares, in whole or in part, at any time following the three year anniversary of the date on which a minimum of 50,000 tonnes of potash has first shipped from our Holbrook Project.  We estimated the value of the derivative liability by using scenario analysis based on various assumptions including: probability of achieving production, discount rate, preferred stock redemption periods, mine life and potash prices.

Note 15—Loss per Share

The following sets forth the computation of basic and fully diluted weighted average shares outstanding and loss per share of common stock for the periods indicated (unaudited, in thousands except for per share amounts):

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Nine Months Ended December 31, 2013	Nine Months Ended December 31, 2012	Cumulative from August 5, 2010 (Inception) through December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Numerator
Net loss attributable to Prospect Global Resources Inc.	$(20,585)	$(34,085)	$(37,930)	$(62,764)	$(198,184)
Undeclared Preferred Stock Dividends	(467)	—	(467)	—	(467)
Net loss applicable to common shares for basic and diluted earnings per share	(21,052)	(34,085)	(38,397)	(62,764)	(198,651)
Denominator
Weighted average number of common shares outstanding — basic	4,203	1,286	2,820	1,058	1,393
Dilution effect of restricted stock and warrants	—	—	—	—	—
Weighted average number of common shares outstanding — fully diluted	4,203	1,286	2,820	1,058	1,393
Basic and fully diluted loss per share of common stock	$(5.01)	$(26.50)	$(13.62)	$(59.32)	$(142.61)

Our outstanding warrants and options (described in Note 11 — Equity Based Compensation, Note 12 — Warrants and Note 13 — Stockholders’ Equity), were not included in the computation of Loss per Share above as to do so would have been antidilutive for the periods presented. These potentially dilutive warrants and options totaled approximately 8.0 million shares as of December 31, 2013.

Note 16—Commitments and Contingencies

The Karlsson Group Acquisition

In conjunction with the Karlsson Group Acquisition, we have the following commitments and contingencies:

a)             if we are unable to prepay the entire $25 million discounted payoff amount of the KG Note balance on or before March 10, 2014 pursuant to the December 10, 2013 extension agreement with the Karlsson Group or extend the due date of this payment, we will be in default of the KG Note without any ability to cure the default and with all amounts then owing to be immediately due and payable as provided for under our debt agreement with the Karlsson Group that was in effect just prior to the extension agreement, which we estimate would total $151.7 million at March 10, 2014. The Karlsson Group would also have the right to foreclose on all of our assets. We will not be able to raise the money to pay off the Karlsson Group debt on or before March 10, 2014 and are in discussions with the Karlsson Group to extend the due date of this payment. We may decide to file bankruptcy if we cannot raise sufficient funds to continue our operations.

b)             for any amounts raised by the Company through any equity or debt offering, we are required to:

•                  place 50% of the net proceeds of the next $18.8 million of capital raised into escrow (for a total of $9.4 million), which funds may be released solely to fund specified development expenses for the Holbrook Project.

•                  pay the Karlsson Group 10% of the gross proceeds raised as a prepayment of the outstanding KG Note balance.

c)              to the extent we are unable to retire the KG Note for the discounted payoff amount of $25 million on or before March 10, 2014 which we will not make, we have agreed to compensate the Karlsson Group for any incremental income tax liabilities attributable to an increase in federal or state income tax rates over the tax rates that were in effect for 2012, such that they are made whole with respect to any such increase in tax liabilities. We have also agreed to compensate the Karlsson Group for certain interest charges imposed on the deferred tax liabilities as a result of the application the “installment sale” rules of the Internal Revenue Code.

d)             in the event of a sale, directly or indirectly, of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity on or prior to February 1, 2018, the Karlsson Group is entitled to a one-time payment of 10% of the net proceeds in excess of $200 million received by the Company.

e)              we are required to pay the Karlsson Group 2% of gross potash sales from any of our current or future acquired leases, licenses and permits.

f)               we have agreed to adjust the exercise price on the 172,117 warrants currently held by the Karlsson Group to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014, but in no event higher than the current exercise price of $12.50 per share for the warrant issued on May 30, 2012 and $6.00 per share for the warrant issued on June 26, 2013.

g)              upon payment of the discounted payoff amount of $25 million on or before March 10, 2014 which we will not make, we have agreed to:

•                  grant the Karlsson Group a new, five year warrant for 750,000 shares having an exercise price equal to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014.

•                  pay the Karlsson Group’s legal fees in connection with the preparation and negotiation of the December 10, 2013 extension agreement. In connection with this, we made a payment of $50,000 on December 13, 2013 and $100,000 on February 12, 2014.  Any remaining balance is due and payable on the earlier of (i) March 10, 2014 and (ii) two days following payment of the $25 million discounted payoff amount.  Our December 31, 2013 financial statements include an accrual of $30,000 reflecting our best estimate of these remaining legal fees to be paid although the actual amount could be substantially more or less than this amount.

Royalties

In addition to the 2% royalty to the Karlsson Group, we have the following royalty or revenue interest commitments once we have production from our Holbrook Project:

•                  1% revenue interest to Buffalo Management;

•                  1% royalty interest to Grandhaven;

•                  Royalties of a sliding scale nature on gross sales from our private mineral estate sections;

•                  Royalties of a sliding scale nature on gross sales from our Arizona state sections, although no formal agreement has been made at his time.

Grandhaven Royalty Interest

Grandhaven holds a 1% overriding royalty interest in the gross proceeds received by our subsidiary AWP from the extraction of potash from lands and state exploration permits held by AWP on November 22, 2011. Grandhaven also holds an option (the “Grandhaven Option”), that just became effective on December 31, 2013 and is now exercisable at any time, to receive shares of our common stock valued at $212.50 per share in exchange for the fair market value of any royalty interest surrendered.

In addition, if;

(i) the Arizona State Land Department declines to issue any lease to us with respect to any state exploration permit, or

(ii) the Arizona State Land Department terminates any state exploration permit, or

(iii) the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, then Grandhaven has the option to receive substitute royalty interests from us in the same number of acres in portions of our private mineral leases, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state leases.

If we have not been issued any Arizona state leases as of the date that we convey the assignment of the royalty interest in our private mineral leases, Grandhaven may elect to exchange their royalty in our Arizona state leases for a 1.388% royalty interest in all of our private mineral leases.

On February 7, 2014 we received notice from Grandhaven regarding the closing of the conveyance of their royalty interests in the fee and state mineral rights owned by AWP. As of February 25 the assignment of their royalty interest had not been completed.

Major Contractual Obligations

(amounts in thousands)	Less than 1-year		1-2 years	Thereafter	Total

Debt obligations*	25,000	*	—	—	25,000	*
Land and lease payment**	336		609	582	1,527

*Assumes the Company’s prepayment of the Karlsson Note on March 10, 2014 for the discounted payment amount of $25.0 million and the simultaneous extinguishment of the Apollo Notes for shares of our common stock. If we are unable to pay the $25.0 million discounted amount on the Karlsson Note by March 10, 2014, the entire undiscounted amount then owing under the Karlsson Note as well as the amounts then owing under the Apollo Notes would become immediately due and payable, totaling $159.1 million as of that date.

** Amounts may change in the future as mineral leases are converted to mining leases.

The Apollo Notes

On January 10, 2014 we entered into an agreement with the holders of our Apollo notes pursuant to which we owed an aggregate amount of approximately $7.3 million in principal and interest at December 31, 2013.  This agreement provides that upon repayment or extinguishment of our senior secured debt owing to the Karlsson Group on or before March 10, 2014 in accordance with the terms of the December 10, 2013 extension agreement, and in any event for consideration having an aggregate value less than or equal to 17.0% of the aggregate amount owed under the Karlsson Group debt (including in respect of accrued interest and tax gross-up obligations), we may repay the Apollo notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the Apollo notes (including accrued interest). To the extent we have not repaid or extinguished the Karlsson debt on or before March 10, 2014, the entire aggregate amount of approximately $7.4 million due under the Apollo Notes as of March 10, 2014 would be immediately due and payable.

In the event of any equity or debt offering completed by the Company while the Apollo notes remain outstanding, we have agreed to pay Apollo 10% of the gross proceeds raised as a prepayment of the outstanding principal.

Common Stock and Warrant Commitments

As of December 31, 2013, the Company had remaining commitments to issue an additional 9,000 shares of our common in exchange for services under an investor relations consulting agreement with COR Advisors LLC. The 9,000 shares of common stock are due in quarterly increments of 1,500 shares each with the next quarterly increment having been issued on January 5, 2014. We do not pay a cash fee under this agreement.

As of December 31, 2013, we had 3,936,677 Series A warrants outstanding having full ratchet anti-dilution protection rights and another 1,787,171 warrants containing full ratchet protection rights to $3.50 per share. The exercise price for all of these warrants is $4.05 and all have an expiration date in 2018.

•                  On February 12, 2014 we reduced the exercise price on 747,298 of our Series A Warrants issued in our June 2013 public offering from $4.05 to $1.50 and all 747,298 of these warrants were exercised.  In conjunction with the exercise we issued the investors 747,298 new Series A Warrants with an exercise price of $1.50, exercisable for five years only upon stockholder approval of the exercise.  Pursuant to the full ratchet anti-dilution terms in our Series A Warrants, the exercise price of our remaining outstanding Series A Warrants were adjusted to $1.50 and we issued an additional 5,467,779 Series A Warrants to holders.  As of February 25, 2014 we had 9,404,456 Series A Warrants outstanding.

At December 31, 2013, 916,668 Series B Warrants were outstanding, all of which expired on January 9, 2014 unexercised. These Series B Warrants had an exercise price of $6.00 per share and were exercisable for one share of our common stock and one Series A Warrant. Each Series A Warrant issued in the exercise of a Series B Warrant would have had a five year term, an initial exercise price of $6.00 and full ratchet anti-dilution protection.

At December 31, 2013, 1,787,171 warrants with an exercise price of $4.05 per share were held by Buffalo Management.  These warrants have full ratchet anti-dilution protection down to an issuance price of $3.50 per share.

•                  In conjunction with the February 12, 2014 capital raise the strike price on the 1,787,171 Buffalo warrants was reduced from $4.05 to $3.50 and we issued Buffalo Management 280,841 additional warrants with a strike price of $3.50 pursuant to the full ratchet anti-dilution provision.

For warrants with full ratchet anti-dilution protection, any issuances of common stock (or securities exercisable into common stock) at a price below the exercise price of the warrants results in a reduction in the exercise price of the warrants to the new issuance or strike price and a corresponding increase in the number of warrants issued. For example, if an investor held 300 warrants with an exercise price of $4.00 and we issued new shares of common stock at $3.00 per share, the strike price on the warrants would be reduced to $3.00 and the investor would receive an additional 100 warrants with a $3.00 exercise price.

As noted above, the Company also has commitments to (i) adjust the exercise price on the 172,117 warrants currently held by the Karlsson Group to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014 and (ii) grant the Karlsson Group a new, five year warrant for 750,000 shares having an exercise price equal to the lowest price per share of our common stock sold between November 14, 2013 and March 10, 2014.

Litigation

On April 26, 2013, we received correspondence from a stockholder who purchased $10.0 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering.  In a related letter dated June 14, 2013, the four underwriters in our November 2012 public offering notified us that they received a letter from the same stockholder in which the stockholder sought to void its purchase of shares in our November 2012 public offering. Pursuant to the terms of the underwriting agreement we entered into with the underwriters in our November 2012 public offering, we could be required to appoint counsel for the underwriters to advise on this matter, subject to their determination that counsel is satisfactory, or, alternatively, we could be required to authorize the underwriters to employ counsel at our expense. We believe the claim is without merit and intend to vigorously defend against it.  No litigation has been commenced in this matter.

In the normal course of operations, Prospect and its subsidiaries may be subject to litigation. As of December 31, 2013, there were no material litigation matters. The Company holds various insurance policies in an attempt to protect it and investors.

Note 17—Fair Value Measurement

US GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standards establish a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•                  Level 1—Quoted prices in active markets for identical assets and liabilities.

•                  Level 2—Quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•                  Level 3—Significant inputs to the valuation model are unobservable.

The following tables present information about financial instruments recognized at fair value as of December 31, 2013 and March 31, 2013 and indicate the fair value hierarchy:

	December 31, 2013				March 31, 2013
(in thousands)	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liabilities:
Tax compensation*	—	19,152	—	19,152	—	6,226	—	6,226
Buffalo embedded derivative	—	—	650	650	—	—	—	—
Grandhaven Option**	—	—	—	—	—	—	—	—
Derivative warrant liability*	—	—	12,481	12,481	—	—	—	—
Total liabilities	$—	$19,152	$13,131	$32,283	$—	$6,226	$—	6,226

* Measured on a recurring basis (at least annually).

** Represents Grandhaven’s option to exchange their royalty interest for shares of the Company’s common stock.

The estimated fair value of the Company’s debt (all non-recurring) is as follows:

	Carrying Value	Fair Value
	(In thousands)
December 31, 2013 (Level 3)	$116,536	$117,823

The following table sets forth a summary of the qualitative information related to the unobservable inputs used in the calculation of the Company’s Level 3 financial liabilities for the nine months ended December 31, 2013:

Description	Valuation Technique	Unobservable Inputs
Grandhaven Option	Discounted cash flow	Discount rate, future potash prices and mine life
Derivative warrant liability	Binomial-Lattice valuation model	Underlying price, term, volatility and risk free interest rate
KG derivative warrant	Binomial-Lattice valuation model with	Underlying price, exercise price, term, volatility

liability	probability weighted pricing scenarios	and risk free interest rate
Indebtedness	Discounted cash flow	Discount rate
Buffalo preferred stock put option	Discounted cash flow	Discount rate, preferred stock redemption scenarios, future potash prices and mine life

The following table sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities for the nine months ended December 31, 2013:

	Derivative Warrant Liability	Very Hungry Embedded Derivative	Buffalo Embedded Derivative	Grandhaven Option*
Balance at March 31, 2013	$—	$—	$—	$—
Mark-to-market adjustment	12,481	—	—	—
Extinguishment — debt (net of amortization)	—	—	—	—
New instrument — initial valuation	—	2,900	650	—
Extinguishment — embedded derivative	—	(2,900)	—	—
Balance at December 31, 2013	$12,481	$—	$650	$—

* Represents Grandhaven’s option to exchange their royalty interest for shares of the Company’s common stock.

Note 18—Subsequent Events

Nasdaq delisting notice and appeal

On April 25, 2013, we received written notification from The Nasdaq Stock Market that we were no longer in compliance with Nasdaq Listing Rule 5550(b)(2) because the market value of our listed securities had fallen below the $35 million minimum requirement for continued listing on the Nasdaq Capital Market for a period of at least 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), we had 180 calendar days to regain compliance. Compliance can be achieved by meeting the $35 million minimum requirement for market value of listed securities for a minimum of 10 consecutive business days during the 180-day compliance period.

On October 23, 2013 we received written notification from The Nasdaq Stock Market that we have not regained compliance during that period and that our common stock would be delisted at the open of business on November 1, 2013.  The Nasdaq rules permitted us to appeal the delisting determination to a Nasdaq Hearing Panel and on December 11, 2013 our appeal was heard by Nasdaq.

On January 21, 2014, we received written notification from The Nasdaq Hearing Panel that our request for additional time to regain compliance had been granted.  We now have until March 31, 2014 to regain compliance with the $35 million minimum market cap requirement.  In the event the Company is unable to achieve compliance by that date, our securities may be delisted from The Nasdaq Stock Market.  If our stock is delisted, we intend to take the steps necessary to have our common stock quoted on the OTC Bulletin or in the “Pink Sheets”.

Restructuring of Senior Unsecured Debt

On January 10, 2014 we entered into an agreement with the holders of our two senior promissory notes pursuant to which we owe an aggregate amount of approximately $7.3 million in principal and interest.  The agreement provides that upon repayment or extinguishment of our senior secured debt owing to the Karlsson Group, Inc. on or before March 10, 2014 in accordance with the terms of the Extension Agreement and in any event for consideration with aggregate value less than or equal to 17% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) we may repay the notes by issuance of a number of shares of our common stock with an aggregate value of 17% of all amounts owing under the notes (including accrued interest).

Capital Raise

Effective February 12, 2014, we reduced the exercise price from $4.05 to $1.50 on our Series A Warrants issued in our June 26, 2013 public offering and the holders of 747,298 of these warrants exercised their warrants resulting in gross proceeds of $1,120,947 and net proceeds of $995,947.  We issued investors a new Series A Warrant with an exercise price of $1.50 for each warrant exercised, exercisable for five years only upon stockholder approval of the exercise.  The exercise price of our remaining outstanding Series A Warrants was adjusted to $1.50 pursuant to the full ratchet anti-dilution terms of our remaining outstanding Series A Warrants.  Pursuant to the full ratchet anti-dilution terms in the warrants, the exercise price of our remaining outstanding Series A Warrants was adjusted to $1.50 and we issued an additional 5,467,779 Series A Warrants and the strike price on the 1,787,171 Buffalo warrants was reduced from $4.05 to $3.50 and we issued Buffalo Management 280,841 additional warrants with a strike price of $3.50.

FINANCIAL STATEMENTS

Prospect Global Resources Inc.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

CONTENTS
Report of Independent Registered Public Accounting Firm	F-23
Financial Statements:
Consolidated Balance Sheets as of March 31, 2013 and March 31, 2012	F-24
Consolidated Statements of Operations for the years ended March 31, 2013 and 2012 and for the cumulative period from August 5, 2010 (Inception) through March 31, 2013	F-25
Consolidated Statements of Cash Flows for the years ended March 31, 2013 and 2012 and for the cumulative period from August 5, 2010 (Inception) through March 31, 2013	F-26
Consolidated Statements of Shareholders’ Equity (Deficit) from August 5, 2010 (Inception) to March 31, 2013	F-27
Notes to Consolidated Financial Statements	F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Prospect Global Resources, Inc.

Denver, Colorado

We have audited the accompanying consolidated balance sheets of Prospect Global Resources, Inc. and Subsidiaries (an exploration stage company, the “Company”) as of March 31, 2013 and 2012 and the related statements of operations, cash flows, and shareholders’ equity for the years ended March 31, 2013 and 2012, and the cumulative period from August 5, 2010 (Inception) to March 31, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, Note 5, Note 6, Note 13, Note 14, Note 15, Note 17, and Note 19 to the consolidated financial statements, the Company amended its consolidated financial statements to reflect the restatement of the Company’s consolidated financial statements and related disclosures as of March 31, 2013. The Company’s consolidated financial statements have been restated to reflect the expense of certain development costs related to the Company’s mineral properties and deferred fees, the Company being a development stage company, the reversal of previously recognized equity compensation expense related to forfeited stock options, and all numbers have been retroactively adjusted for the 1-for-50 reverse stock split.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the year ended March 31, 2013, and the cumulative period from August 5, 2010 (Inception) to March 31, 2013, and our report dated July 1, 2013 expressed an unqualified opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has significant funding requirements which require capital that may not be available on favorable terms or at all, as well as a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EKS&H LLLP

July 1, 2013, except as to Note 2, Note 5, Note 6, Note 13, Note 14, Note 15, Note 17, and Note 19 which is as of February 12, 2014

Denver, Colorado

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED BALANCE SHEETS

(An Exploration Stage Company)

(In thousands, except number of shares and par value amounts)

	March 31, 2013	March 31, 2012
	(Restated — Note 19)	(Restated — Note 19)
ASSETS
Current assets
Cash and cash equivalents	$1,024	$11,300
Accounts receivable	6	1
Related party receivable	25	25
Other current assets	1,165	828
Total current assets	2,220	12,154

Noncurrent assets
Land	380	—
Mineral properties	13,690	12,091
Equipment (net of accumulated depreciation of $132 and $6, respectively)	613	82
Deposits	104	80
Total noncurrent assets	14,787	12,253

Total assets	$17,007	$24,407

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,849	$672
Accrued liabilities	11,758	844
Current portion of long-term debt	122,032	—
Tax gross-up on note payable (Note 8)	6,226	—
Grandhaven Option (Note 11)	4,060	—
Total current liabilities	146,925	1,516

Grandhaven Option (Note 11)	—	4,060
Total liabilities	146,925	5,576

Commitments and Contingencies (Note 16)

SHAREHOLDERS’ EQUITY (DEFICIT) (1)
Preferred stock: $0.001 par value; 100,000,000 shares authorized (increased on August 27, 2012 from 10,000,000); none outstanding	—	—
Common stock: $0.001 par value; 300,000,000 shares authorized (increased on August 27, 2012 from 100,000,000); 1,451,914 and 789,783 issued and outstanding at March 31, 2013 and 2012, respectively	1	—
Additional paid-in capital	30,335	91,997
Losses accumulated in the exploration stage	(160,254)	(80,400)
Total shareholders’ equity (deficit) - Prospect Global Resources Inc.	(129,918)	11,597

Non-controlling interest	—	7,234

Total shareholders’ equity (deficit)	(129,918)	18,831

Total liabilities and shareholders’ equity (deficit)	$17,007	$24,407

(1)         All common share amounts and computations using such amounts have been retroactively adjusted to reflect the September 4, 2013 1-for-50 reverse stock split.

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(An Exploration Stage Company)

(In thousands, except per share amounts)

	Year Ended March 31, 2013	Year Ended March 31, 2012	Cumulative from August 5, 2010 (Inception) through March 31, 2013
	(Restated — Note 19)	(Restated — Note 19)	(Restated — Note 19)
Expenses:
Exploration	$18,575	$6,002	$25,223
General and administrative	48,458	17,206	67,151
Off-take arrangement fee (Note 6)	7,751	—	7,751
Total expenses	74,784	23,208	100,125

Loss from operations	(74,784)	(23,208)	(100,125)

Other expense:
Derivative losses	(1,900)	(39,810)	(56,666)
Loss on debt extinguishment	—	(2,000)	(2,000)
Interest, net	(7,241)	(1,939)	(9,300)
Total other expense	(9,141)	(43,749)	(67,966)

Income tax expense	—	—	—

Net loss	(83,925)	(66,957)	(168,091)

Net loss attributable to non-controlling interest	4,071	3,391	7,837

Net loss attributable to Prospect Global Resources Inc.	$(79,854)	$(63,566)	$(160,254)

Earnings per share (1)
Basic and diluted
Loss per share	$(69.14)	$(113.51)	$(223.82)
Weighted average number of shares outstanding	1,155	560	716

(1)         All common share amounts and computations using such amounts have been retroactively adjusted to reflect the September 4, 2013 1-for-50 reverse stock split.

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(An Exploration Stage Company)

(In thousands)

	Year Ended March 31, 2013	Year Ended March 31, 2012	Cumulative from August 5, 2010 (Inception) through March 31, 2013
	(Restated — Note 19)	(Restated — Note 19)	(Restated — Note 19)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(83,925)	$(66,957)	$(168,091)
Adjustments to reconcile net loss to net cash used in operating activities:
Services paid for with securities	4,653	2,064	7,033
Apollo fees paid with promissory note	6,750	—	6,750
Derivative losses	1,900	39,810	56,666
Loss on debt extinguishment	—	2,000	2,000
Stock-based compensation	16,239	9,717	25,957
Interest expense	7,250	1,939	9,309
Karlsson Group Tax Gross Up	6,226	—	6,226
Depreciation	108	5	114
Changes in operating assets and liabilities:
Accounts receivable	(5)	(1)	(6)
Other current assets	163	(686)	(665)
Deposits	(24)	(80)	(104)
Accounts payable	2,179	70	2,850
Accrued liabilities	3,663	770	4,518
Net cash used in operating activities	$(34,823)	$(11,349)	$(47,443)

CASH FLOWS FROM INVESTING ACTIVITIES:
Mineral properties	$(1,599)	$(1,043)	$(2,690)
Land acquisitions	(380)	—	(380)
Equipment acquisitions	(639)	(81)	(726)
Net cash used in investing activities	$(2,618)	$(1,124)	$(3,796)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	$—	$5,500	$9,049
Merkin note amendment	—	(2,000)	(2,000)
Karlsson Note principal payments	(9,718)	—	(9,718)
Proceeds from common stock issued	61,883	17,994	79,932
Non-controlling interest acquisition	(25,000)	—	(25,000)
Net cash provided by financing activities	$27,165	$21,494	$52,263

Net (decrease) increase in cash and cash equivalents	(10,276)	9,021	1,024
Cash and cash equivalents- beginning of period	11,300	2,279	—
Cash and cash equivalents - end of period	$1,024	$11,300	$1,024

Cash paid for interest	$—	$—	$—

Supplemental disclosure of non-cash transactions:
Convertible notes and accrued interest converted into shares of common stock	$—	$(8,417)	$(9,493)
Common stock attributable to reverse merger	—	—	2
Fair value of land contributed by non-controlling interest	—	—	(11,000)
Note receivable in exchange for shares of common stock	—	(1,125)	(1,125)
Warrants issued and recorded as deferred financing costs	—	(43)	(43)
Grandhaven Option, net of $25,000 receivable	—	4,036	4,036
SK Land Holdings Option	500	—	500

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

(An Exploration Stage Company)

(In thousands, except number of shares)

	Common Stock (1)		Additional Paid-	Losses Accumulated in the Exploration	Non- Controlling	Total Shareholders’
	Shares	Amount	in Capital (1)	Stage	Interest	Equity
Balance at August 5, 2010 (Inception)	—	$—	$—	$—	$—	$—
Stock issued in private placements	328,273	—	54	—	—	54
Stock-based compensation	17,000	—	1	—	—	1
Contributions	—	—	—	—	11,000	11,000
Stock issued for services	42,833	—	316	—	—	316
Stock acquired through merger	34,700	—	—	—	—	—
Convertible notes and accrued interest converted into common stock	7,171	—	1,076	—	—	1,076
Net loss	—	—	—	(16,834)	(375)	(17,209)
Balance at March 31, 2011	429,977	—	1,447	(16,834)	10,625	(4,762)

Stock issued in private placements	85,552	—	13,972	—		13,972
Stock issued for services	10,000	—	2,061	—	—	2,061
Stock-based compensation	14,000	—	9,717	—	—	9,717
Stock acquired through merger	—	—	—	—	—	—
Convertible notes and accrued interest converted into common stock	250,254	—	64,800	—	—	64,800
Net loss	—	—	—	(63,566)	(3,391)	(66,957)
Balance at March 31, 2012	789,783	—	91,997	(80,400)	7,234	18,831

Stock issued for services	40,425	—	4,652	—	—	4,652
Non-controlling interest acquisition	—	—	(179,056)	—	(3,163)	(182,219)
The Karlsson Group warrant issuance	—	—	34,620	—	—	34,620
Stock issued in private placements	4,706	—	1,000	—	—	1,000
Stock issued in public offerings	608,000	1	66,289	—	—	66,290
Cost of public offerings	—	—	(5,406)	—	—	(5,406)
Stock-based compensation	9,000	—	16,239	—	—	16,239
Net loss	—	—	—	(79,854)	(4,071)	(83,925)
Balance at March 31, 2013	1,451,914	$1	$30,335	$(160,254)	$—	$(129,918)

(1)                                 All common share amounts and computations using such amounts have been retroactively adjusted to reflect the September 4, 2013 1-for-50 reverse stock split.

The accompanying notes are an integral part of these statements.

PROSPECT GLOBAL RESOURCES INC.

Notes to Consolidated Financial Statements

(An Exploration Stage Company)

Note 1—Organization and Business Operations

Introduction

Prospect Global Resources Inc., a Nevada corporation (individually or in any combination with its subsidiaries, “Prospect,” the “Company,” “we,” “us,” or “our”), is an exploration stage company engaged in the exploration and development of a potash deposit located in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project.

We were incorporated in the state of Nevada on July 7, 2008 while our wholly owned subsidiary, Old Prospect Global, was incorporated in the state of Delaware on August 5, 2010. We hold our interest in and control the Holbrook Project through our ownership of our wholly owned subsidiary, American West Potash LLC or AWP.

Between January and November 2011, we invested $11.0 million dollars in AWP and another party, The Karlsson Group Inc., contributed to AWP its ownership of mineral rights on eight private sections and potash exploration permits on 42 Arizona state sections, comprising a total of approximately 31,000 gross acres in the Holbrook Basin, for a 50% ownership interest in AWP. In July 2011, AWP entered into a Sharing Agreement covering 101 private mineral estate sections and related mineral leases on approximately 62,000 acres adjacent to or in close proximity to AWP’s existing mineral rights.  On August 1, 2012 we purchased The Karlsson Group’s 50% interest in AWP and became the sole owner and operator of AWP.

American West Potash LLC

AWP commenced operations on January 21, 2011, the date on which the Company and The Karlsson Group executed the Third Amended and Restated Operating Agreement (the “Operating Agreement”). Through AWP, we hold potash exploration permits on 38 Arizona state sections, own the mineral rights on eight private sections and hold leases for the mineral rights on 101 private sections which, in total, cover approximately 90,000 acres. The state permits are for five year terms, of which 15 expire in 2014 and 23 expire in 2015. The private leases shall continue as long as AWP performs exploration or development activity.

During calendar year 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. The results from the seismic data and the drilling helped delineate the potash resource potential on AWP’s acreage and supported the completion of the Resource Calculation and PEA. This was combined with the historic information of approximately 58 holes in our project area. Due to the relatively shallow depth of the deposit, AWP plans to mine the potash employing conventional underground mining techniques.

On July 27, 2011, AWP entered into a Sharing Agreement covering 101 private mineral estate sections and related mineral leases on approximately 62,000 acres adjacent to or in close proximity to its existing mineral rights covering 50 mineral estate sections in the Holbrook Basin of eastern Arizona. This Sharing Agreement provides that AWP will pay the mineral estate owners specified dollar amounts during development of AWP’s mining and processing facility, an annual base rent and a royalty for potash extracted from these estates. The term of the Sharing Agreement is for perpetuity or until the earliest of cessation of operations by AWP for 180 consecutive days or abandonment of the potash mining operation by AWP. The owners of the mineral estates can also terminate the agreement upon specified defaults by AWP, some following cure periods.

Change in Fiscal Year End

On March 20, 2012 the Company’s board of directors resolved to change the Company’s fiscal year end from December 31 to March 31, commencing with the 12 month period ending March 31, 2012.  As a result of this change, the Company filed a transition report on Form 10-K for the three-month transition period ended March 31, 2012. References to any of our fiscal years mean the fiscal year ending March 31 of that calendar year.

Short-Term Liquidity and Capital Needs

As of March 31, 2013, we had approximately $1.0 million in cash and a working capital deficit of $144.7 million, including accounts payable and accrued liabilities of $14.6 million and indebtedness of $128.3 million. Subsequent to year-end and as a result of not being able to service this debt, we entered into debt restructurings on April 15, 2013 and June 26, 2013 that extended the due dates of this debt in exchange for certain other considerations and concessions. Refer to Note 18 — Subsequent Events of the accompanying consolidated financial statements for additional information.

As part of the Second Extension Agreement, we are required to meet the following development milestones:

(i)             Complete total depth on at least eight wells on or before November 1, 2013,

(ii)          Deliver a completed and updated final NI 43-101 resource report on or before February 1, 2014,

(iii)       Deliver completed metallurgical and rock mechanic test work results that will be used to complete the mine and processing plant designs for the definitive feasibility study on or before June 1, 2014, and

(iv)      Deliver a completed and published definitive feasibility study on or before December 31, 2014.

In addition, under the terms of the Second Extension Agreement we are required to deposit 50% of the net proceeds of the next $24.0 million of capital we raise (for a total of $12.0 million) into escrow for Holbrook Project expenses. Two million dollars of the proceeds we received from our recent $5.0 million public offering (refer to Note 18—Subsequent Events of the accompanying consolidated financial statements) were placed into this escrow, reducing our remaining escrow obligation to $10.0 million. We are also required to pay 10% of all capital raised going forward to Karlsson and Apollo as payments on their respective promissory notes. If we do not meet any one of the required development milestones, Karlsson will be entitled to foreclose on the collateral securing the Karlsson Note, which could result in a sale of AWP or its assets to satisfy amounts owing on the note. Refer to Note 18—Subsequent Events of the accompanying consolidated financial statements for further information.

As of July 1, 2013, we had $1.4 million of available cash (excluding the escrowed cash of approximately $2.4 million which must be used for specified purposes related to the Holbrook Project pursuant to the restructured Karlsson Note), which includes the $4.1 million of net proceeds received from the public offering that closed on June 26, 2013. We will need to raise additional capital beyond what has already been raised to complete the development milestones in the Extension Agreement. If we are unable to raise the necessary funds to satisfy these development milestones, we will consider all available options, including the filing of a voluntary bankruptcy.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

At March 31, 2013, the Company has not generated any revenues to fund operations.  The continuation of the Company as a going concern is dependent upon the efforts of the Company to raise additional capital and meet operational and corporate requirements. As disclosed within these financial statements, the capital required to meet these requirements could be substantial and will require the issuance of additional debt and/or equity securities.  These requirements and potential lack of available funding raise substantial doubt as to the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Principles

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the instructions to Form 10-K and applicable Articles of Regulation S-X. In the opinion of management, all of the normal and recurring adjustments necessary to fairly present the financial information set forth herein have been included.

Principles of Consolidation

As of March 31, 2013, the Company was the 100% owner of Prospect Global Resources Inc., a Delaware corporation (“old Prospect Global”).  Old Prospect Global is a holding company and the 100% owner of AWP; and, therefore, the Company accordingly provides the consolidated financial statements for the Company, old Prospect Global and AWP.  The purpose of consolidated financial statements is to present the results of operations and the financial position of the Company and its subsidiaries as if the group were a single company. The Company has disclosed in the financial statements the amount of non-controlling interest attributable to The Karlsson Group (prior to the August 1, 2012 acquisition of the remaining 50% non-controlling interest) and has eliminated all intercompany gains and losses. All intercompany accounts and transactions have been eliminated in the consolidation.

Exploration Stage

As of March 31, 2013, the Company was considered an exploration stage enterprise since none of the Company’s mineral properties had proven or probable reserves as determined under the requirements of SEC Industry Guide No. 7. Further analysis, including additional in-fill drilling and a definitive feasibility study, is required before any portion of the resource, if any, can potentially be upgraded to a proven or probable reserve status pursuant to SEC Industry Guide 7.

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses incurred during the reporting period. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions. Significant estimates with regard to the Company’s consolidated financial statements include the fair value of mineral interests contributed by The Karlsson Group; the calculation of certain conversion features of the Company’s secured convertible notes; the embedded derivative liabilities associated with those secured convertible notes and the outstanding warrants issued by the Company (and the associated changes period to period); stock-based compensation; the liability associated with the Grandhaven Option; the fair market value of consideration associated with The Karlsson Group Acquisition and the Karlsson Note Tax Gross-Up (as defined in Note 8—Debt) amount.

Cash and Cash Equivalents

Cash is comprised of cash deposits held at banks.  Cash equivalents are highly liquid investments with original maturities of three months or less.  As of March 31, 2013 and 2012, the Company had no cash equivalents. During the course of our operations, our balance of cash and cash equivalents held in bank accounts may exceed amounts covered by the Federal Deposit Insurance Corporation (FDIC).

Equipment

Equipment is recorded at cost. Depreciation is calculated on the straight-line method over the estimated useful life of the assets. Estimated useful lives of assets currently held range from 2-10 years. The Company’s policy is to review equipment for impairment at least annually.

Mineral Properties

The Company is primarily engaged in the acquisition, exploration and exploitation of mineral properties with the objective of extracting minerals from these properties. Mineral property exploration costs are expensed as incurred. Costs for acquired mineral property are capitalized and then impaired if the criteria for capitalization are not met. Capitalization of mine development costs that meet the definition of an asset will commence once we have proven and probable reserves in accordance with SEC Industry Guide 7.

In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property is recorded at the fair value of the respective property or the fair value of common shares and other instruments issued, whichever is more readily determinable. When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash, shares, or other instruments are recorded only when the Company has made or is obliged to make the payment or issue the shares or instruments.

Exploration Expense

Exploration expense includes geological and geophysical work performed on areas that do not yet have identified resources. These costs are expensed as incurred.

Financial Instruments

Prospect’s financial instruments consist of cash and cash equivalents, accounts receivable, notes payable, accounts payable, accrued liabilities, warrants and stock options. We carry cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable at historical costs; their respective estimated fair values approximate carrying values due to their current nature.

We do not use derivative financial instruments to hedge exposures to cash flow, market or foreign-currency risks. However, we have in the past entered into certain financial instruments and contracts, such as convertible note financing arrangements and the Karlsson Note that contained embedded derivative features. The convertible note financing arrangements were carried as derivative liabilities, at fair value, in our financial statements until their conversion into common stock on November 22, 2011.

Income Taxes

The Company accounts for income taxes using the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

A valuation allowance is required to the extent it is more-likely-than-not that a deferred tax asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The Company also reports taxes based on tax positions that meet a more-likely-than-not standard and that are measured at the amount that is more-likely-than-not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits. The Company classifies penalty and interest expense related to income tax liabilities as an income tax expense. There are no penalties or interest recognized in the statement of operations or accrued on the balance sheet.

Loss per Share

Basic loss per share of common stock is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the respective period. Diluted loss per common share reflects the potential dilution that would occur if contracts to issue common stock were exercised or converted into common stock. For the 12 months ended March 31, 2013 and 2012 and from August 5, 2010 (Inception) to March 31, 2013, basic loss per common share and diluted loss per common share were the same as any potentially dilutive shares would have been anti-dilutive to the periods. Refer to Note 15—Loss per Share for additional information.

Equity-Based Compensation

The Company recognizes compensation costs for share-based awards based on the estimated fair value of the employee awards on their grant date. The fair value of stock options is estimated using the Black-Scholes option pricing model. Compensation costs are recognized on a straight-line basis over each issuance’s respective vesting period.

From time to time, the Company will issue share-based awards, including options and warrants, to non-employees. The fair value of these awards issued to non-employees (typically consultants) is measured on the earlier of the date the performance is complete or the date the consultant is committed to perform. In the event that the measurement date occurs after an interim reporting date, the awards are measured at their then-current fair value at each interim reporting date, estimated using the Black-Scholes pricing model. The fair value of these awards is expensed on a straight-line basis over the associated performance period.

Warrants

The Company classifies its issued and outstanding warrants as liabilities or equity in its financial statements, depending upon the criteria met and specific circumstances at a given point in time. Refer to Note 13—Equity Based Compensation and Note 14—Shareholders’ Equity for additional information.

Recent Accounting Pronouncements

The Company has considered recently issued accounting pronouncements and does not believe that such pronouncements are of significance, or potential significance, to the Company.

Note 3—The Karlsson Group Acquisition

On May 30, 2012, we signed a purchase agreement with The Karlsson Group, Inc. for the acquisition of the 50% of AWP that we did not already own. We subsequently closed this acquisition on August 1, 2012 at which point we became the sole owner and operator of AWP. With the signing of the purchase agreement, we paid The Karlsson Group a non-refundable deposit consisting of (a) $6.0 million in cash, of which $5.5 million was credited against the purchase price, and (b) a warrant to purchase 112,117 shares of our common stock for $212.50 per share. At closing, we (a) paid The Karlsson Group an additional $19.5 million in cash, (b) issued them a senior secured $125.0 million promissory note and (c) granted them the right to receive 1% of the gross sales received by AWP from potash production from the real property over which AWP currently has leases, licenses and permits for mining purposes, capped at $75.0 million. We also agreed to pay The Karlsson Group an additional amount equal to 15% of the net proceeds received from a future sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity on or prior to August 1, 2016, capped at $75.0 million.  At the closing, we also received an option, exercisable for 150 days following payment in full of the promissory note, to purchase approximately 5,080 acres in Apache County, Arizona from an affiliate of The Karlsson Group for $250,000.

At closing, the allocation of the purchase price was recorded as an equity transaction using preliminary estimates related to the fair value of the consideration paid. As of March 31, 2013, we deemed these preliminary estimates to be final and the accounting for this transaction complete.

On April 15, 2013 and June 26, 2013, as a condition to the restructurings of The Karlsson Group debt incurred in connection with the acquisition, we entered into amended agreements with The Karlsson Group that modified some of the terms of the original acquisition.  Refer to Note 18—Subsequent Events for additional information

Note 4—Other Current Assets

In the normal course of business, the Company pays in advance for goods and/or services to be received in the future.  As of March 31, 2013, our prepaid balances related to items such as insurance premiums, service contracts, rental agreements and various other operating pre-payments.  The SK Land Holdings Option was acquired on August 1, 2012 as part of The Karlsson Group Acquisition and represents the estimated fair value of the land option acquired as part of this acquisition.

As we expect to receive benefits from these payments within the next 12 months, they have been reflected as current assets on the balance sheet.

	March 31, 2013	March 31, 2012
	(thousands)	(thousands)
Prepaid insurance & rent	$276	$223
Other	389	605
SK Land Holdings Option	500	—
Total other current assets	$1,165	$828

Note 5—Mineral Properties

The Company is primarily engaged in the acquisition, exploration and exploitation of mineral properties with the objective of extracting minerals from these properties. Mineral property exploration costs are expensed as incurred. Costs for acquired mineral property are capitalized and then impaired if the criteria for capitalization are not met. Capitalization of mine development costs that meet the definition of an asset will commence once we have proven and probable reserves in accordance with SEC Industry Guide 7.

In the event that a mineral property is acquired through the issuance of the Company’s shares, the mineral property is recorded at the fair value of the respective property or the fair value of common shares and other instruments issued, whichever is more readily determinable. When mineral properties are acquired under option agreements with future acquisition payments to be made at the sole discretion of the Company, those future payments, whether in cash, shares, or other instruments are recorded only when the Company has made or is obliged to make the payment or issue the shares or instruments.

Note 6—Off-take Arrangement Fee

Off-take Agreement with Sichuan Chemical

On October 18, 2012, we entered into an agreement with Sichuan Chemical Industry Holding (Group) Co, Ltd, a Chinese limited liability company (“Sichuan”), under which Sichuan will purchase a minimum of 500,000 tonnes (on a take-or-pay basis, backed by a letter of credit) of potash from us per year for a period of ten years starting with the commencement of production from our Holbrook Project.

Upon execution of the Sichuan agreement, we owed a one-time arrangement fee to a third party of $7.8 million, payable 50% in cash and 50% in common stock with the common stock component totaling 33,125 shares.  As of March 31, 2013, the Company had issued all 33,125 shares of the common stock and paid $2.3 million in cash to the third party.  The remaining $1.6 million is included in accrued liabilities at March 31, 2013.  This off-take arrangement fee was expensed when incurred. See also Note 19 - Restatement.

Note 7— Accounts Payable and Accrued Liabilities

Accrued liabilities at March 31, 2013 and 2012 included:

	March 31, 2013	March 31, 2012
	(thousands)	(thousands)
Drilling/permitting	$140	$471
Mineral lease obligations	1,500	—
Legal	112	280
Vacation, bonuses and severance pay	982	27
Board of Directors’ fees	125	—
Off-take arrangement fee	1,588	—
Interest on promissory notes	7,229	—
Other	82	66
Total accrued liabilities	$11,758	$844

The $1.5 million mineral lease obligation relates to amounts due various owners of private sections in accordance with the Sharing Agreement.  The off-take arrangement fee is the remainder of a one-time fee due to a third-party consulting group.  The interest on promissory notes is comprised of the interest owing under the Karlsson and Apollo notes, all of which is payable within the next 12 months. Refer to Note 8—Debt and Note 18—Subsequent Events for additional information.

Note 8 — Debt

Prospect’s debt consists of the following:

	March 31, 2013	March 31, 2012
	(thousands)	(thousands)
Karlsson senior secured note	$115,282	$—
Apollo unsecured notes	6,750	—
Tax gross-up on Karlsson senior secured note	6,226	—
Total debt	128,258	—
Less: current portion	(128,258)	—
Total long-term debt	$—	$—

Karlsson Note

We issued The Karlsson Group a $125.0 million senior first priority secured promissory note at the closing of The Karlsson Group Acquisition on August 1, 2012 which bears interest at 9% per annum and which is payable on each principal payment date.  Pursuant to the terms of this note, we made principal payments totaling $9.7 million in November 2012 equal to 40% of the net proceeds received from our November equity offering.  The remaining principal balance of $115.3 million was due to have been repaid in two installments with the balance of the first installment or $40.3 million having been due on March 30, 2013 and the second installment of $75.0 million having a due date of July 31, 2013.  Unable to raise sufficient funds to repay the amounts due under the Karlsson Note on March 30, 2013, we entered into an Extension Agreements with The Karlsson Group on April 15, 2013 and June 26, 2013 that, among other things, extended the due date of the Karlsson Note. Refer to Note 18—Subsequent Events for additional information.

In addition to the mandatory prepayments equal to 40% of the net proceeds received by the Company from any equity or debt raise completed before the Karlsson Note has been repaid in full, the Karlsson Note is also mandatorily pre-payable within five business days of a sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity. The Karlsson Note is guaranteed by AWP and is secured by (a) a pledge by Old Prospect and (b) a lien over all the assets of Old Prospect and AWP.  Certain of these provisions were revised subsequent to year-end by the Extension Agreement.  Refer to Note 18—Subsequent Events for additional information.

Including the tax gross-up (see below), accrued interest and the remaining unpaid principal balance, we owed The Karlsson Group approximately $128.7 million as of March 31, 2013, all of which is reflected in current liabilities at March 31, 2013.

Karlsson Note Tax Gross-Up

On December 24, 2012, we also became obligated to pay The Karlsson Group a tax gross-up as compensation for deferring the repayment date of the first Karlsson Note installment from December 24, 2012 to March 30, 2013, with the tax gross-up also payable on March 30, 2013.  We estimated this tax gross-up to be $6.2 million in accordance with the Karlsson Note terms.  However, this amount is subject to adjustment should retrospective tax changes occur prior to payment of this gross-up.  In accordance with accounting guidance related to contingent liabilities, the additional expense associated with the obligation to pay the tax gross-up has been included as a component of loss from operations.  This tax gross provision was subsequently modified and expanded in connection with the Extension Agreement entered into on April 15, 2013.  Refer to Note 18—Subsequent Events for additional information.

Karlsson Note Prepayment Option

Pursuant to the terms of the Karlsson Note, if Prospect had paid $100.0 million of principal on or before December 15, 2012, plus all accrued and unpaid interest, the entire inception date note balance of $125.0 million would have been deemed satisfied (“Prepayment Option”).

At inception, this Prepayment Option was deemed a derivative asset meeting the definition of a financial instrument and subject to Level 3 measurement.  Accordingly, the Company was required to remeasure the fair value of this financial instrument each reporting period.  The estimated fair value of the Prepayment Option as of August 1, 2012, the inception date, was estimated at $1.9 million. In that we did not exercise our option to pay the $100.0 million on or before December 15, 2012, the fair value of the Prepayment Option was subsequently reduced to $0. This change in the fair value of the Prepayment Option of $1.9 million is included in derivative losses.

Apollo Notes

On March 7, 2013, we entered into a Termination and Release Agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC (which we refer to collectively as the Apollo Parties) that terminated the agreements we entered into with the Apollo Parties in November, 2012 (as amended in December, 2012). These agreements related to a potential financing transaction (the “Apollo Financing”) with the Apollo Parties that we terminated as a result of concerns over our ability to obtain the necessary shareholder approvals needed for the Apollo Financing. The fees related to this transaction are included in G&A.

Upon execution of the Termination and Release Agreement (i) we paid the Apollo Parties $0.8 million in cash and issued them two promissory notes (“the Apollo Notes”) totaling approximately $6.8 million as a break up and release payment and (ii) we reimbursed the Apollo Parties for $2.2 million of expenses incurred by them in connection with the Apollo Financing.

Principal and interest on each Apollo Note is payable in full on September 3, 2013 with each note bearing interest at the rate of 11% annum.  The Apollo Notes are also subject to mandatory prepayments in amounts equal to the lessor of the then outstanding balance and 33% of the net cash proceeds received in any debt or equity offering.

On April 15, 2013 and as a condition to the restructuring of our senior debt to The Karlsson Group (see above), the terms of the Apollo Notes were amended to extend the payment due dates and modify certain other terms.  Refer to Note 18—Subsequent Events for additional information.

Note 9—Convertible Notes

As of March 31, 2013 and 2012, the Company had no outstanding convertible notes.  While no convertible notes were outstanding at these dates, the Company has issued the following convertible notes in the past, all of which have since been converted into common stock:

In connection with the reverse merger completed on February 11, 2011, $1.0 million of the Company’s then outstanding convertible notes, which were issued in 2010, converted into 7,171 shares of our common stock.

Between January and September 2011 the Company issued various secured convertible notes.  On November 22, 2011, these convertible notes and their associated interest were converted into common stock. The following notes were outstanding prior to their conversion on November 22, 2011:

Secured Convertible Notes
$2.0 million face value secured convertible note due January 24, 2012
$0.5 million face value secured convertible note due January 24, 2012
$2.5 million face value secured convertible note due April 24, 2012
$1.5 million face value secured convertible note due August 3, 2012
$1.5 million face value secured convertible note due September 18, 2012

Accounting for the Secured Convertible Notes

We evaluated the terms and conditions of the secured convertible notes upon their issuance and while they remained outstanding. Because the economic characteristics and risks of the equity-linked conversion options were not clearly and closely related to a debt-type host, the conversion features required classification and measurement as derivative financial instruments. The other embedded derivative features (down-round protection features, automatic conversion provisions and make whole provisions) were also not considered clearly and closely related to the host debt instruments. These features individually were not afforded the exemption normally available to derivatives indexed to a company’s own stock. Accordingly, our evaluation resulted in the conclusion that these compound derivative financial instruments required bifurcation and liability classification, at fair value. These compound derivative financial instruments consisted of (i) the embedded conversion features and the (ii) down-round protection features.

Accounting for the Convertible Note Warrants

Based on the terms and conditions of the convertible notes, we concluded the associated warrants did not meet the criteria for equity classification. Accordingly, our analysis resulted in the conclusion that these warrants required classification as liabilities, measured at fair value both at inception and subsequently.

The following table reports the allocation of the proceeds from the convertible notes on the financing dates:

Secured Convertible Notes	Merkin Note $2.0 million Face Value	COR Note $0.5 million Face Value	Hexagon Note $2.5 million Face Value	Avalon Note $1.5 million Face Value	Second Hexagon Note $1.5 million Face Value
	(thousands)	(thousands)	(thousands)	(thousands)	(thousands)
Proceeds	$(2,000)	$(500)	$(2,500)	$(1,500)	$(1,500)
Compound embedded derivative	10,068	333	460	708	432
Warrant derivative liability	—	—	3,954	5,147	2,135
Day-one derivative loss	(8,068)	—	(1,914)	(4,355)	(1,067)
Carrying value	$—	$(167)	$—	$—	$—

The carrying value of the secured convertible notes at March 31, 2013 and 2012 was nil and nil, respectively.

Discounts (premiums) on the convertible notes stemmed from (i) the allocation of basis to other instruments issued in the transaction, (ii) fees paid directly to the creditor and (iii) initial recognition at fair value, which were lower than face value. Discounts (premiums) were amortized through charges (credits) to interest expense over the term of the debt agreement. Amortization of debt discounts amounted to $1.6 million during the period from August 5, 2010 (Inception) to March 31, 2013, $1.5 million for the year ended March 31, 2012 and nil for the year ended March 31, 2013.

Note 10—Derivative Financial Instruments

Derivative Assets

As of March 31, 2013 and 2012, we had no derivative assets. However, as discussed in Note 8—Debt, we recorded a $1.9 million derivative asset at the inception of the Karlsson Note on August 1, 2012 related to the Prepayment Option but when we did not exercise that option on or before December 15, 2012, the fair value of the Prepayment Option was subsequently reduced to $0 and a corresponding charge was recorded to derivative losses.

Derivative Liabilities

As of March 31, 2013 and 2012, the fair values of the compound embedded derivatives and the warrant derivative liabilities were nil. As discussed in Note 9—Convertible Notes, the secured convertible notes were converted into common stock on November 22, 2011. As a result of the conversions, the compound embedded derivatives were eliminated as they existed because of and derived their values from the convertible notes. Additionally, the warrant derivative liabilities were eliminated. From the inception of the financings through November 22, 2011, the warrants were required to be classified as derivative liabilities due to the down-round protection features, automatic conversion provisions, and the make-whole provisions contained in the secured convertible notes. With the conversion of the secured convertible notes on November 22, 2011, the warrants were no longer required to be carried as derivative liabilities as the provisions and features giving rise to the warrant liabilities were also eliminated. As such, the warrants were reclassified to stockholders’ equity on November 22, 2011.

The following table summarizes the effects on our loss associated with changes in the fair values of our derivative financial instruments for the year ended March 31, 2012. For information on our $1.9 million derivative loss for the year ended March 31, 2013, please see the preceding section on Derivative Assets above.  No gain (loss) was recognized for the period August 5, 2010 (Inception) through March 31, 2011.

Our financings giving rise to derivative financial instruments and the income effects:	Year Ended March 31, 2012
(thousands)
Compound embedded derivatives	$(23,525)
Day-one derivative loss	(7,336)
Warrant derivative liabilities	(8,949)
Total derivative loss	$(39,810)

Fair Value Considerations

GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the tables below, this hierarchy consists of three broad levels:

Level 1 valuations:	Quoted prices in active markets for identical assets and liabilities.
Level 2 valuations:

Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs or significant value drivers are observable.

Level 3 valuations:	Significant inputs to valuation model are unobservable.

We classify assets and liabilities measured at fair value in their entirety based on the lowest level of input that is significant to their fair value measurement. We measure all our derivative financial instruments that are required to be measured at fair value on a recurring basis using Level 3 inputs. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. However, as of March 31, 2013 and 2012 none of our outstanding instruments required fair value measurement.

The features embedded in the secured convertible notes were combined into one compound embedded derivative that we valued using the income valuation technique using the Monte Carlo valuation model. The Monte Carlo model was believed by our management to be the best available technique for this compound derivative because, in addition to providing for inputs such as trading market values, volatilities and risk free rates, the Monte Carlo model also embodies assumptions that provide for credit risk, interest risk and redemption behaviors (i.e. assumptions market participants exchanging debt-type instruments would also consider). The Monte Carlo model simulates multiple outcomes over the period to maturity using multiple assumption inputs also over the period to maturity. As of March 31, 2013 and 2012, all of our compound embedded derivatives valued using the Monte Carlo model had been eliminated and thus no fair value measurements were required.

The warrants were valued using a binomial-lattice-based valuation model. The lattice-based valuation technique was utilized because it embodies all of the requisite assumptions (including the underlying price, exercise price, term, volatility, and risk-free interest-rate) that are necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weights to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock. Because derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes. As of March 31, 2013 and 2012, none of our outstanding warrants required fair value measurement.

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as Level 3 in the fair valued hierarchy:

	Derivative Financial Information
	2013	2012
	(thousands)	(thousands)
Beginning balance as of period ended March 31	$—	$(17,288)
Total gains or losses (realized or unrealized):
Included in earnings	—	(20,956)
Warrant issuances	—	(12,396)
Warrant reclassification to equity	—	20,228
Debenture issuances	—	(12,001)
Debenture conversions	—	42,413
Ending balance as of March 31	—	—

Note 11—Grandhaven Option

On November 22, 2011, Prospect completed two transactions with entities related to Hexagon Investments, LLC (refer to Note 12—Related Party Transactions for additional information). As part of the consideration given in those transactions, Prospect must either (a) assign a 1% overriding royalty interest in AWP’s future production revenues or (b) settle the obligation through issuance of the Company’s common shares to a Hexagon related entity, Grandhaven Energy, based on the estimated fair value of a 1% royalty interest at the time of exercise (“Grandhaven Option.”).  To the extent we have not completed the assignment of this 1% royalty interest to Grandhaven Energy by December 31, 2013, Grandhaven Energy can elect to have this obligation settled through the issuance of the Company’s common shares at any time after this date.

Therefore, upon execution of the transaction, we recognized a non-recurring liability for the fair value of the obligation. In order to establish the fair value of a 1% overriding royalty interest and ultimately our performance obligation, we used the fair value hierarchy established by GAAP. We used the lowest level of input significant to the fair value measurement, measuring the fair value of the obligation using Level 3 inputs.

Recognizing that the Grandhaven Option derives its value from the fair value of a 1% royalty interest, we used the income approach to estimate the fair value of a 1% royalty interest. The royalty is calculated based upon anticipated gross sales of potash. To calculate the value of the 1% royalty interest at inception, management developed a model to estimate the net present value (NPV) of future gross potash sales. The model probability weighted possible outcomes utilizing varying selling price and production inputs. The discount rate applied throughout the model represented Prospect’s estimated cost of capital.

Based on the above, the fair value for the Grandhaven Option upon issuance (November 22, 2011) was deemed to be $4.1 million.

Note 12—Related Party Transactions

Buffalo Management LLC

Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting interests and 75% of the economic interests of Buffalo Management LLC (“Buffalo Management”) and has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management. Chad Brownstein, one of our directors and executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC. Barry Munitz, our chairman, owns a 15% non-voting economic interest in Buffalo Management.

On August 1, 2012 we entered into a termination of the management services agreement with Buffalo Management.  The management services agreement, which was terminable only by Buffalo Management, provided for fees to Buffalo Management for management services rendered in connection with significant transactions such as acquisitions, dispositions and financings.  Also on August 1, 2012, Chad Brownstein, the principal at Buffalo Management who rendered services to us pursuant to the management services agreement and our non-executive board chairman at the time, became our executive vice chairman.

Pursuant to the termination agreement we: (i) paid Buffalo Management $975,000 in cash and issued them a warrant to purchase

7,043 shares of our common stock for $130.00 per share in satisfaction of the $1.5 million fee payable to Buffalo Management in connection with the acquisition of the 50% of American West Potash that we did not previously own and described above in Note 3—The Karlsson Group Acquisition; (ii) issued Buffalo Management a warrant to purchase 5,366 shares of our common stock for $130.00 per share in connection with services rendered by Buffalo Management in connection with our July, 2012 public offering of 308,000 shares of common stock at $130.00 per share; and (iii) issued Buffalo a warrant to purchase 40,000 shares of our common stock for $130.00 per share in consideration of Buffalo Management’s terminating its right to future transaction fees and the $20,000 monthly consulting fee under the management services agreement.  The fee payable to Buffalo Management equal to 2% of Prospect Global’s annual gross revenues in perpetuity and provided for under Section 2(a) of the management services agreement survived the termination.  On April 15, 2013 and as a condition to the Extension Agreement entered into with The Karlsson Group on this same date, this 2% fee was reduced to 1% in exchange for consideration yet to be determined.  Refer to Note 18—Subsequent Events for additional information.

The warrant to purchase an aggregate of 52,409 shares of our common stock for $130.00 per share that we issued to Buffalo Management on August 1, 2012 is exercisable through July 31, 2017, subject to a two year extension in the event of a change of control of Prospect Global.  The fair value of the warrant issued to Buffalo Management on August 1, 2012 was estimated at $5.2 million using the Black-Scholes pricing model.  Significant inputs included the Company’s stock price, an estimated term of five years, estimated volatility of 177.26%, risk free rate of 0.61% and no dividends.  We also amended our registration rights agreement with Buffalo Management to cover the shares issuable pursuant to the August 1, 2012 warrant.  The amended registration rights agreement provides for demand and piggy-back registration rights, provided that each demand registration is limited to 22,000 shares.

During the 12 months ended March 31, 2013 and 2012 and for the period from inception through March 31, 2013, Prospect paid Buffalo Management approximately $1.1 million, $0.3 million and $1.4 million, respectively.  As of March 31, 2013 and 2012, accrued liabilities included nil and twenty-five thousand dollars, respectively, related to amounts owing to Buffalo Management.

Brownstein Hyatt Farber Schreck, LLP

Chad Brownstein, one of our directors and executive vice chairman, is the son of a founding partner of Brownstein Hyatt Farber Schreck, LLP (“Brownstein Hyatt”), which serves as Prospect Global’s principal outside legal counsel. Mr. Brownstein’s father controls 35,563 shares of Prospect Global’s common stock which includes the 15,640 shares issued in May 2013 in lieu of payment for services then owing (see below). During the 12 months ended March 31, 2013 and 2012 and for the period from inception through March 31, 2013, Prospect paid Brownstein Hyatt approximately $3.6 million $0.5 million and $4.3 million, respectively, in legal and lobbying/permitting fees. Approximately $0.8 million and $0.3 million payable to Brownstein Hyatt are included in accrued liabilities and accounts payable as of March 31, 2013 and 2012, respectively. Chad Brownstein does not share in any of these fees.

On July 2, 2012, we issued Brownstein Hyatt ten year options to purchase 2,400 shares of our common stock at $130.00 per share as compensation.  In May 2013, we entered into an agreement with Brownstein Hyatt under which Brownstein Hyatt received 15,640 shares of our common stock in lieu of payment for services owing at March 31, 2013 in the amount of $0.2 million.

Hexagon Investments, LLC / Grandhaven Energy, LLC / Very Hungry LLC /Scott Reiman 1991 Trust

One of our former board members, Scott Reiman, who served on our board from August 2011 to March 2012, is the founder of Hexagon Investments, LLC (“Hexagon”). Hexagon was not a related party prior to these transactions. The relationship between Hexagon, Grandhaven Energy, Very Hungry and the Scott Reiman 1991 Trust and the details of our transactions with these entities are summarized below:

•              On April 25, 2011, we issued a $2.5 million face value secured convertible note in exchange for net proceeds of $2.5 million. The note converted into 17,630 shares of our common stock on November 22, 2011. We also issued Hexagon two warrants to purchase our common stock. The first warrant is exercisable until April 25, 2013 for up to 13,333 of our shares at an exercise price of $150.00 per share. The second warrant is exercisable until April 25, 2014 for up to 50,000 of our shares at an exercise price of $150.00 per share. In connection with issuance of the convertible note we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•                  On September 19, 2011, we issued a $1.5 million convertible secured note in exchange for net proceeds of $1.5 million. This note converted to 7,981 shares of our common stock on November 22, 2011. We also issued Hexagon a warrant to purchase up to 19,608 shares of our common stock at an exercise price of $191.50 per share, which is exercisable until September 18, 2013. In connection with issuance of the convertible note, we granted piggy-back registration rights to Hexagon for the shares issuable upon conversion of the note and exercise of the warrants.

•                  On November 22, 2011 we sold 51,765 shares of common stock and a warrant to purchase 51,765 shares of common stock at $212.50 per share for total cash proceeds of $11.0 million to Very Hungry LLC, an affiliate of Hexagon. The warrant is exercisable at any time through August 5, 2013. We granted piggy-back registration rights for the shares purchased and issuable upon exercise of the warrant.

Also on November 22, 2011 we entered into a royalty agreement with Grandhaven Energy, LLC, an affiliate of Hexagon, whereby we sold Grandhaven an overriding royalty interest of 1% of the gross proceeds received by our subsidiary AWP from the extraction of potash from its existing land holdings for $25,000 cash. If (i) the Arizona State Land Department declines to issue any lease to AWP with respect to any state exploration permit, or (ii) the Arizona State Land Department terminates any state exploration permit, or (iii) the Arizona State Land Department refuses to consent to the assignment of any royalty interests in any Arizona state lease, or requires any reduction of or imposes any condition on such royalty interests as a condition of approving an assignment of such royalty interests or approving any royalty reduction or other action with respect to a state lease, or (iv) if AWP has not been issued all of the state leases and conveyed to Grandhaven all royalty interests in all of AWP’s Arizona state leased premises on or before March 1, 2013, Grandhaven has the option to receive substitute royalty interests from us in the same number of acres in portions of our non-Arizona state properties, in a percentage sufficient to compensate Grandhaven for the reduced royalty interests in the affected state lease. If AWP has not been issued any Arizona state leases as of the date that AWP conveys assignments of the royalty interest in the non-Arizona state properties Grandhaven may elect to receive in substitution an assignment of a 1.388% royalty interest in all of the non-Arizona state leased premises. If we do not deliver assignments of the royalty interest from AWP to Grandhaven by December 31, 2013, Grandhaven has the option, at any time thereafter, to purchase shares of our common stock at $212.50 per share in exchange for the surrender by Grandhaven of royalty interests for which assignments have not been obtained, valued at their fair market value at that time (collectively the “Grandhaven Option”).

•            Grandhaven Energy controls Very Hungry LLC.  Conway Schatz, a manager of Very Hungry, joined our board of directors effective April 1, 2012 and currently holds 2,800 options to purchase shares of our common stock at an exercise price of $130.00 per share.  Mr. Schatz does not have dispositive power over the shares owned by Very Hungry.

•              On June 7, 2012, Hexagon consummated the contribution of all of its shares of common stock and warrants to purchase common stock to Very Hungry. Subsequent to that transaction, the Scott Reiman 1991 Trust liquidated its membership Interest in Very Hungry and received a pro rata distribution of its interests in Very Hungry, including equity securities of Prospect.

•              On July 5, 2012, Very Hungry purchased 96,154 shares of our common stock at $130.00 per share in a public offering for total cash proceeds of $12.5 million.

•              On May 2, 2013, we borrowed $5.0 million from Very Hungry, LLC and the Scott Reiman 1991 Trust in exchange for $5.5 million in unsecured, subordinated promissory notes.  In consideration for this loan, we reduced the exercise price on all warrants to purchase our common stock held by the lenders to $15.00 per share (from exercises prices ranging from $212.50 per share to $150.00 per share) and extended the maturity of all these warrants to August 1, 2017. Very Hungry, LLC and the Scott Reiman 1991 Trust have agreed to invest their $5.5 million subordinated notes in convertible preferred stock that would be automatically convertible upon stockholder approval of the conversion into the same securities issued in the public offering that closed on June 26, 2013. Refer to Note 18—Subsequent Events for additional information.

Intercompany Receivables from AWP

The Company paid certain expenses in 2013 and 2012 on behalf of AWP. All intercompany receivables and payables have been eliminated from our consolidated financial statements as of March 31, 2013 and 2012.

Note 13—Equity Based Compensation

Stock Options

Effective August 22, 2011, the Board and the shareholders approved both the 2011 Employee Equity Incentive Plan (“Employee Plan”) and 2011 Director and Consultant Equity Incentive Plan (“Director Plan”). Amendments to increase the allowable shares to be issued under both Plans were approved by shareholders of the Company on August 27, 2012. The amended Employee Plan authorizes the Board, or its designated committee, to issue up to an aggregate of 270,000 shares, of which 177,340 remained available for issuance at March 31, 2013. The amended Director Plan authorizes the Board, or its designated committee, to issue up to an aggregate of 164,000 shares, of which 70,500 remained available for issuance at March 31, 2013. Awards issued under the Plans may include stock options, stock appreciation rights, bonus stock and/or restricted stock. Awards may be settled in cash, stock or a combination thereof, at the discretion of the Board.

Compensation expense for employees is recognized based on the estimated fair value of the awards on their grant date.  The fair value of options issued to non-employees is measured on the earlier of the date the performance is complete or the date the non-employee is committed to perform. In the event the non-employee measurement date occurs after an interim reporting date, the options are measured at their then-current fair value at each interim reporting date.  For both employee and non-employee options, fair value is estimated using the Black-Scholes option pricing model. Compensation expense is recognized on a straight-line basis over each grant’s respective vesting period for employees and service period for non-employees. Key inputs and assumptions used in estimating the fair value include our stock price, the grant price, expected term, volatility and the risk-free rate. Assumptions used in estimating the fair value of awards granted through March 31, 2013 included the following:

Expected term	5.0 to 9.47 years
Volatility*	128.57% to 181.46%*
Risk-free rate	0.63% to 2.00%
Dividend yield	—

*       The Company’s estimates of expected volatility are based on the historic volatility of the Company’s common stock as well as the historic volatility of the Company’s peers due to the limited availability of historical trading information on the Company itself.

A summary of stock option activity under the Plans as of March 31, 2013 and changes during the year then ended is presented below.

Stock Options	Shares (000)	Weighted- Average Exercise Price	Aggregate Intrinsic Value ($000)	Weighted- Average Remaining Term (Years)
Outstanding at March 31, 2012	68	$212.50	$19,636	7.69
Granted	127	130.66	—	9.01
Exercised	—	—	—	—
Forfeited or expired	(9)	130.00	—	—
Outstanding at March 31, 2013	186	160.71	—	9.02
Vested at March 31, 2013	132	171.67	—	8.87

The weighted average grant date fair value of the stock options granted for the 12 months ended March 31, 2013 and 2012 and for the period August 5, 2010 (Inception) through March 31, 2013 was $95.24, $156.77 and $108.43, respectively.  A total of 43,060 stock options have been forfeited since August 5, 2010 (Inception), while none have expired.

A summary of the status of the non-vested stock options as of March 31, 2013, and changes during the year ended March 31, 2013 is presented below.

Non-vested Stock Options	Shares (000)	Weighted Average Grant Date Fair Value
Non-vested at March 31, 2012	20	$123.48
Granted	127	95.24
Vested	(84)	96.24
Forfeited	(9)	123.10
Non-vested at March 31, 2013	54	99.63

As of March 31, 2013, there was $2.2 million of total unrecognized compensation expense related to non-vested share based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted average period of approximately one year. The total expense for the fair value of vested grants during the 12 months ended March 31, 2013 and 2012 was $10.3 million and $9.7 million, respectively.  For the period August 5, 2010 (Inception) to March 31, 2013 the cumulative expense was $16.9 million.

Warrants Issued for Services

The Company has issued 97,936 warrants to purchase shares of common stock to non-employees in exchange for services, with exercise prices ranging from $62.50 to $251.00.  For these awards, fair value is estimated using the Black-Scholes pricing model.  Expense is recognized on a straight-line basis over each grant’s respective service period. Key inputs and assumptions used in estimating the fair value include our stock price, the grant price, expected term, volatility and the risk-free rate. Assumptions used in estimating the fair value of awards granted through March 31, 2013 included the following:

Expected term	2.0 to 5.0 years
Volatility*	106.22% to 177.26%*
Risk-free rate	0.22% to 1.52%
Dividend yield	—

*          The Company’s estimates of expected volatility are based on the historic volatility of the Company’s common stock as well as the historic volatility of the Company’s peers due to the limited availability of historical trading information on the Company itself.

The expense recognized within G&A related to these awards amounted to $5.9 million and nil for the 12 months ended March 31, 2013 and 2012 and $5.9 million for the cumulative period ended March 31, 2013.

The Company is currently committed to issuing an additional 800 warrants for services in the next twelve months under an existing consulting contract. Refer to Note 16—Commitments and Contingencies for additional information.

Note 14—Shareholders’ Equity

On August 30, 2013, the shareholders of the Company approved a reverse stock split of the Company’s common stock (the “reverse stock split”) at a ratio of 1-for-50. The reverse stock split became effective September 4, 2013. All share and per share amounts in these financial statements have been retroactively adjusted to reflect the reverse stock split.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock, with a par value of $0.001 per share, under the terms of the Company’s Amended and Restated Articles of Incorporation. As of March 31, 2013, there were 1,451,914 shares of our common stock issued and outstanding. In addition, we have commitments to issue another 13,500 shares under an existing service contract. Refer to Note 16—Commitments and Contingencies for additional information.

Preferred Stock

The Company is authorized to issue 100,000,000 shares of preferred stock, with a par value of $0.001 per share, under the terms of the Company’s Amended and Restated Articles of Incorporation. As of March 31, 2013, no shares of our preferred stock had been issued.

Investor Warrants

As part of its fundraising efforts, the Company has issued warrants from time to time to various investors to purchase shares of its common stock. As of March 31, 2013, a total of 313,058 investor warrants had been issued and remained outstanding. The exercise price and remaining exercise period of these warrants range from $150.00 to $212.50 and from 0.1 to 6.2 years, respectively.

The exercise prices and expiration dates for 134,706 of these warrants were subsequently modified in connection with the $5.0 million Bridge Loan Financing completed on May 2, 2013.  Refer to Note 18—Subsequent Events for additional information.

Non-Controlling Interest

The Company included The Karlsson Group’s initial $11.0 million contribution of mineral interests to AWP in non-controlling interest on the balance sheet, net of its share of losses. Through this contribution, The Karlsson Group earned its 50% interest in AWP. The Company earned its initial 50% interest in AWP through its cash contributions of $11.0 million.

Prior to the closing of The Karlsson Group Acquisition on August 1, 2012, Prospect was the 50% owner of AWP, operated and controlled AWP, and accordingly historically provided consolidated financial statements for Prospect and AWP. As such, the remaining 50% interest in AWP owned by The Karlsson Group was considered a non-controlling interest through the August 1, 2012 acquisition date.

With the completion of The Karlsson Group Acquisition on August 1, 2012 and in accordance with GAAP that calls for any change in a parent’s ownership of a non-controlling interest to be accounted for as an equity transaction, The Karlsson Group Acquisition was treated as a distribution through equity and accordingly no step-up in basis of the assets acquired occurred.

Note 15—Loss per Share

The following sets forth the computation of basic and fully diluted weighted average shares outstanding and loss per share of common stock for the periods indicated:

	Year Ended March 31, 2013	Year Ended March 31, 2012	Cumulative from August 5, 2010 (Inception) through March 31, 2013
	(thousands, except per share amounts)
Net loss attributable to Prospect Global Resources Inc.	$(79,854)	$(63,566)	$(160,254)
Weighted average number of common shares outstanding — basic	1,155	560	716
Dilution effect of restricted stock and warrants	—	—	—
Weighted average number of common shares outstanding — fully diluted	1,155	560	716
Loss per share of common stock:
Basic and fully diluted loss per share of common stock	$(69.14)	$(113.51)	$(223.82)

The Company has issued warrants to purchase shares of our common stock. These warrants, along with outstanding options (described in Note 13—Equity Based Compensation and Note 14—Shareholders’ Equity), were not included in the computation of loss per share above as to do so would have been antidilutive for the periods presented. The potentially dilutive warrants, grants and options totaled 0.6 million shares as of March 31, 2013.

Note 16—Commitments and Contingencies

Litigation

We have received correspondence from a shareholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering.  We believe the claim is without merit and are vigorously defending against it.  No litigation has been commenced in this matter. In a letter dated June 14, 2013, the four underwriters in our November 2012 public offering notified us that they received a letter from this stockholder in which the stockholder elected to void its purchase of shares in our November 2012 public offering. Pursuant to the terms of the underwriting agreement we entered into with the underwriters in our November 2012 public offering, the underwriters requested that we appoint counsel for the underwriters to advise on this matter, subject to their determination that counsel is satisfactory, or, alternatively, we may authorize the underwriters to employ counsel at our expense.

In the normal course of operations, Prospect and its subsidiaries may be subject to litigation. As of March 31, 2013, there were no material litigation matters. The Company holds various insurance policies in an attempt to protect it and investors.

The Karlsson Group Acquisition

The execution of The Karlsson Group Acquisition agreements (and subsequent amendments thereto in April and June 2013, refer to Note 18—Subsequent Events) subjected the Company to various commitments and contingencies, including:

a)  We granted The Karlsson Group the future right to receive payments equal to 2% of the gross sales received by us from potash production from any property over which we currently have leases, licenses and permits or which AWP may hereafter acquire.

b)  In the event of a sale of at least 50% of AWP or a merger of AWP with or into an unaffiliated entity on or prior to February 1, 2018, we agreed to pay The Karlsson Group an additional payment equal to 15% of the net proceeds received from the transaction, capped at $75.0 million (a “Supplemental Payment”).

c)  The Karlsson Group will recognize taxable gain on principal payments that it receives under the Karlsson Note.  We agreed to compensate The Karlsson Group for any incremental income tax liabilities attributable to an increase in federal or state income tax rates over the tax rates that were in effect for 2012, such that the Karlsson Group is made whole with respect to any such increase in tax liabilities.  We also agreed to compensate The Karlsson Group for certain interest charges imposed on the deferred tax liabilities as a result of the application the “installment sale” rules of the Internal Revenue Code.  Based on current tax and interest rates, the combined cost of these “gross-up” payments would be approximately $26.3 million.  However, this is an estimate only, and the amount of the tax gross-up payments is subject to change based on future tax rate changes and/or changes in certain interest rates published by the Internal Revenue Service.

d)  We are required to meet the following development milestones: (i) complete total depth on at least eight wells on or before November 1, 2013, (ii) deliver a completed and updated final NI 43-101 resource report on or before February 1, 2014, (iii) deliver completed metallurgical and rock mechanic test work results that will be used to complete the mine and processing plant designs for the definitive feasibility study on or before June 1, 2014 and (iv) deliver a completed and published definitive feasibility study on or before December 31, 2014.  We will need to raise additional capital beyond what has already been raised to complete these development milestones. If we are unable to raise the necessary funds to satisfy these development milestones, The Karlsson Group could declare us to be in default, causing all of our then outstanding debt to be immediately due and payable and allowing The Karlsson Group to foreclose on their collateral.. Refer to Note 18—Subsequent Events for additional information.

The Apollo Notes

In the event of any equity or debt offering completed by the Company while the Apollo Notes remain outstanding, we have agreed to pay Apollo 10% of the gross proceeds raised (following the first $10.0 million of capital raised) as a prepayment of the outstanding principal.

Buffalo Management Royalty Amendment

In connection with restructuring the Karlsson senior debt, we were required to increase Karlsson’s royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo Management, or Buffalo, to reduce our royalty payable to Buffalo from 2% to 1%. We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo.

Common Stock and Warrant Commitments

As of March 31, 2013, the Company had commitments to issue an additional 13,500 shares of our common stock and 1,600 warrants to purchase shares of our common stock in exchange for services under existing consulting contracts.  The 13,500 shares of common stock are due in quarterly increments of 1,500 shares each, with the next increment being due on April 5, 2013.  The 1,600 warrants are due in monthly tranches of 200 immediately exercisable warrants, with each such warrant tranche having a five year duration and a strike price equal to the most recent sales price of our common stock as reported on Nasdaq.  The due date for the next warrant tranche is April 1, 2013. As of the July 1, 2013, these commitments had been reduced to 1,200 shares of our common stock and 800 warrants to purchase shares of our common stock.

Note 17—Income Taxes

The components of income/(loss) from continuing operations before income taxes were as follows:

	Year Ended	Year Ended
	March 31, 2013	March 31, 2012
	(thousands)	(thousands)
United States	$(79,854)	$(63,566)
Total	$(79,854)	$(63,566)

A summary of the components of the net deferred tax assets and liabilities as of March 31, 2013 and 2012 is as follows:

	Year Ended	Year Ended
	March 31, 2013	March 31, 2012
	(thousands)
Current deferred tax assets
Charitable contributions	$3	$—
Accrued bonuses	170	—
Accrued severance	138	—
Accrued expenses	4	10
Total current deferred tax assets	$315	$10

Non-current deferred tax assets
Investment in AWP	$—	$1,085
Operating loss carry forward	20,493	3,321
Start-up costs	100	107
Stock compensation	7,247	3,505
Warrant expense	2,161	—
Mineral properties	52,625	—
Exploration	5,892	—
Total non-current deferred tax assets	$88,518	$8,018

Valuation allowances	$(88,505)	$(7,956)

Total deferred tax assets	$328	$72

Current deferred tax liabilities
Prepaid expenses	$(226)	$(60)
Total current deferred tax liabilities	$(226)	$(60)

Non-current deferred tax liabilities
Fixed assets	(102)	(12)
Total non-current deferred tax liabilities	$(102)	$(12)

Total deferred tax liability	(328)	(72)

Net deferred income tax assets (liabilities)	$—	$—

Based upon the level of taxable income (loss) and projections of future taxable income (loss) over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and thus has recorded a valuation allowance against the net deferred tax asset balance of $88.5 million. If we are profitable for a number of years and our prospects for the realization of our deferred tax assets are more likely than not, we will then reverse our valuation allowance and credit income tax expense.

At March 31, 2013 the Company had $56.5 million of federal net operating loss carryforwards in the United States which expire at various dates through March 31, 2033. Valuation allowances have been recorded on net operating loss carryforwards where the Company believes it is more likely than not that the net operating loss will not be realized. The Company will monitor the need for a valuation allowance on an ongoing basis and will make the appropriate adjustments as necessary should circumstances change.

The Company believes that there is no uncertainty for any income tax position. Therefore, the Company did not reserve an amount for unrecognized tax benefits. Tax years remaining subject to examination include the calendar years 2010 and 2011, the period January 1, 2012 to March 31, 2012 and the fiscal year ended March 31, 2013.

The components of the consolidated income tax benefit (provision) from continuing operations were as follows:

	Year Ended March 31, 2013	Year Ended March 31, 2012
	(thousands)	(thousands)
Current portion of income tax expense (benefit)
U.S. federal	$—	$—
U.S. state	—	—
Deferred portion of income tax expense (benefit)
U.S. federal	—	—
U.S. state	—	—
Total income tax expense (benefit)	$—	$—

A reconciliation of the actual income tax benefit (provision) and the tax computed by applying the U.S. federal rate (35%) to the loss before income taxes is as follows:

	Year Ended	Year Ended
	March 31, 2013	March 31, 2012
	(thousands)	(thousands)
Tax benefit from continuing operations	$(29,374)	$(2,214)
State tax benefit from continuing operations	(1,008)	(63)
Non-deductible expenses	384	168
Derivative expense	665	—
Change in valuation allowance	80,549	1,765
Non-controlling interest	1,475	247
AWP step-up	(52,625)	—
Other	(66)	(97)
Total income tax expense (benefit)	$—	$—

Note 18—Subsequent Events

Debt Restructuring

On April 15, 2013 and June 26, 2013 we entered into Extension Agreements with The Karlsson Group which restructured the senior first priority secured promissory note (the “Karlsson Note”) that we issued to The Karlsson Group on August 1, 2012 in connection with our purchase of Karlsson’s 50% interest in AWP (the “Initial KG Transaction”).  In connection with the First Extension Agreement, we amended some of the related documents, including the Karlsson Note (the “Karlsson Note Amendment”), and restructured the two promissory notes issued to affiliates of Apollo Global Management, LLC (“Apollo”) on March 7, 2013 in the aggregate principal amount of $6.8 million (the “Apollo Notes”).

The First Karlsson Note Amendment requires us to make future tax “gross-up” payments to The Karlsson Group to compensate them for increases in federal and state income taxes and other tax related matters .We currently estimate the cost of these tax “gross-up” payments to be approximately $26.3 million ($20.1 million if you include the tax gross-up payments owing prior to the Amendment date); however, the tax gross-up payments are subject to change based on future changes in tax rates (including increases in effective income tax rates caused by “minimum tax” provisions such as the “Buffett rule” or “flat tax” proposals) and/or future changes in certain interest rates published by the Internal Revenue Service.

Karlsson Note Amendments

Under the First Karlsson Note Amendment, the maturity date was extended to the earlier of (i) 12 months following completion of a DFS and (ii) July 1, 2015.  An interim principal payment of $30.0 million is due on the earlier of (i) six months following completion of a DFS and (ii) January 2, 2015 (the “First Payment Date”). Prior to the First Karlsson Note Amendment, we were required to prepay the Karlsson Note with 40% of the net proceeds of any capital raised, whereas we are now required to prepay the Karlsson Note with 10% of the gross proceeds of any capital raised following the first $10.0 million of capital raised.  Under the First Karlsson Note Amendment, the annual interest rate of 9% changed from simple to compounding and is now payable quarterly in kind by automatically increasing the principal balance of the Karlsson Note.

Under the First Karlsson Note Amendment, we are generally restricted from incurring debt other than Approved Subordinated Debt, which is defined as debt that (i) is unsecured, (ii) is subordinate to the Karlsson Note and (iii) may be convertible to equity if issued on or prior to September 10, 2013. We were also required to meet the following capital raising milestones: (i) $5.0 million by May 15, 2013, which was satisfied by the Very Hungry Parties’ $5.0 million subordinated loan (see below), (ii) an additional $7.0 million by June 17, 2013, of which all or any portion may be raised as Approved Subordinated Debt, (iii) an additional $18.0 million by September 10, 2013, of which all or any portion may be raised as Approved Subordinated Debt, and (iv) an additional $25.0 million no later than August 1, 2014, of which no more than $15.0 million may be raised as Approved Subordinated Debt. We were also required to deposit $9.2 million of the first $30.0 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our potash project in the Holbrook Basin. Additionally, we were allowed to incur up to $10.0 million in additional Approved Subordinated Debt prior to the First Payment Date, but may incur no more than $1.0 million of debt after the First Payment Date.

Prior to the First Karlsson Note Amendment, we had 15 days to cure a payment default and 30 days to cure any non-payment default after, in each case, receiving notice thereof. Under the First Karlsson Note Amendment, there are no notices or cure rights for any payment defaults or any defaults related to the financing milestones or escrow funding described above, or cross-defaults with other agreements. The majority of other non-monetary defaults now have a ten day notice and cure period.

Under the First Karlsson Note Amendment, Karlsson may assign the Karlsson Note and any of the other Karlsson related documents following the earlier of (i) September 10, 2013, (ii) an event of default under the Karlsson Note, and (iii) once we have raised at least $30.0 million of capital.

The First Extension Agreement contains customary lender releases and indemnification language.

Consideration to Karlsson for First Extension Agreement

In addition to changing the interest rate under the Karlsson Note from simple to compounding and payment of the tax gross-up amounts described above, as consideration to The Karlsson Group for entering into the First Extension Agreement and the related documents, we among other things, (i) increased The Karlsson Group’s royalty interest from 1% to 2% (Buffalo Management LLC has decreased its royalty interest from 2% to 1%  as described below) and eliminated the $75.0 million cap on The Karlsson Group’s previous 1% royalty interest, (ii) decreased the exercise price on The Karlsson Group’s warrants to purchase up to 112,117 shares of our common stock from $212.50 to $12.50 and allowed all of The Karlsson Group’s warrants to be exercisable on a cashless basis, (iii) provided Karlsson with an enhanced collateral package, including a parent guaranty from us and a pledge by us of 100% of the shares of our wholly owned subsidiary Prospect Global Resources Inc, a Delaware corporation and the owner of 100% of American West Potash LLC, (iv) extended the term of Karlsson’s right to receive 15% of the net proceeds from the sale of the Company by one year to August 1, 2017, and (v) agreed to pay Karlsson $275,000 for its attorneys’ fees and costs associated with consummation of the Extension Agreement and related agreements.

Karlsson Second Extension Agreement

On June 26, 2013, we entered into the Second Extension Agreement with The Karlsson Group which further restructured the Karlsson Note and related documents.

Under this amendment, the interim principal payment of $30.0 million that was due on the earlier of (i) six months following completion of a definitive feasibility study and (ii) January 2, 2015 has been eliminated. We are also required to place 50% of the net proceeds of the next $24.0 million of capital we raise (for a total of $12.0 million) into escrow for Holbrook Project expenses. Two million dollars of the proceeds we received from our recent $5.0 million public offering (see below) were placed into this escrow, reducing our remaining escrow obligation to $10.0 million.

We are also required to meet the following development milestones: (i) complete total depth on at least eight wells on or before November 1, 2013, (ii) deliver a completed and updated final NI 43-101 resource report on or before February 1, 2014, (iii) deliver completed metallurgical and rock mechanic test work results that will be used to complete the mine and processing plant designs for the definitive feasibility study on or before June 1, 2014 and (iv) deliver a completed and published definitive feasibility study on or before December 31, 2014.

With this amendment, Karlsson may assign the Karlsson Note at any time to any person; previously it was assignable following the earlier of (i) September 10, 2013, (ii) an event of default under the Karlsson Note, and (iii) once we have raised at least $30.0 million of capital and there were restrictions on assignees. We also extended the term of Karlsson’s right to receive 15% of the net proceeds from the sale of the Company by six months to February 1, 2018.

The Second Extension Agreement contains customary lender releases and indemnification language.

Consideration to Karlsson for Second Extension Agreement

With this amendment, we issued Karlsson a five year warrant to purchase 60,000 of our common shares at $6.00 per share and amended our registration rights agreement with Karlsson to include the shares issuable upon exercise of the new warrant. The warrant may be exercised on a cashless basis. We also reimbursed Karlsson $125,000 for its legal fees and expenses.

Apollo Note Amendments

Simultaneously with the execution of the First Extension Agreement and related documents, we agreed with Apollo to amend the Apollo Notes by extending the maturity dates from September 3, 2013 to the maturity date of the Karlsson Note (see above). The amendments also reduced our prepayment obligations from 33% of the net proceeds of any capital raised to 10% of the gross proceeds of any capital raised following our first $10.0 million of capital raised.

Buffalo Management Royalty Amendment

Simultaneously with the execution of the Extension Agreement and related documents, Buffalo Management agreed to a reduction in its royalty interest in us from 2% to 1%. In exchange for this reduction, we agreed to compensate Buffalo by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty, we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo. Buffalo is controlled by Chad Brownstein, our executive vice-chairman. Barry Munitz, our board chair owns a minority, non-voting interests in Buffalo. Our board has designated a committee composed of Ari Swiller and Conway Schatz to finalize these negotiations with Buffalo Management, neither of whom have any personal or economic interest in Buffalo.

Nasdaq Notice of Listing Non-compliances

On April 23, 2013, we received written notification from The Nasdaq Stock Market that for the last 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market based on Listing Rule 5550(a)(1).  We have 180 calendar days, or until September 20, 2013, to regain compliance with this rule. On April 25, 2013, we received a second written notification from The Nasdaq Stock Market that we are no longer in compliance with Nasdaq Listing Rule 5550(b)(2) because the market value of our listed securities has fallen below the $35 million minimum requirement for continued listing on the Nasdaq Capital Market for a period of at least 30 consecutive business days. We have 180 calendar days, or until September 22, 2013, to regain compliance. While we are considering available options to regain compliance with these Nasdaq rules, there can be no assurance that we will be able to do so, which would likely result in our common stock being delisted from the Nasdaq Capital Market. Delisting of our common stock from the Nasdaq Capital Market could substantially reduce the liquidity of your investment in our common stock.

Receipt of $5.0 million Debt Financing

On May 2, 2013 (and as further modified on May 22, 2013), we borrowed $5.0 million from two of our stockholders, Very Hungry LLC and Scott Reiman 1991 Trust (both related parties, see Note 12—Related Party Transactions for additional information) in exchange for $5.5 million in aggregate principal amounts of unsecured subordinated notes (“Bridge Loan Financing”). In consideration for this Bridge Loan Financing we reduced the exercise price on all warrants to purchase our common stock held by these parties to $15.00 per share (from exercise prices ranging from $212.50 per share to $150.00 per share) and extended the maturity of all these warrants to August 1, 2017. Very Hungry, LLC and the Scott Reiman 1991 Trust have agreed to invest their $5.5 million subordinated notes in convertible preferred stock that would be automatically convertible upon stockholder approval of the conversion into the same securities issued in the public offering that closed on June 26, 2013. If stockholder approval is not obtained, the subordinated promissory notes will mature on September 9, 2013.  The notes bear no interest.

The gross proceeds from this Bridge Loan Financing satisfied the May 15, 2013 funding milestone previously required under The Karlsson Group debt (see above).

Receipt of $5.0 million Public Offering

On June 26, 2013, we closed a public offering of an aggregate of 833,334 units (the “Units”), consisting of 833,334 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), together with (i) Series A warrants to purchase 833,334 additional shares of Common Stock (the “Series A Warrants”) and (ii) Series B warrants to purchase 833,334 additional shares of Common Stock and additional Series A Warrants to purchase 833,334 additional shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), at a public offering price of $6.00 per Unit in an underwritten public offering (the “Offering”). The underwriter exercised its option to purchase up to an additional 23,464 warrant units consisting of one Series A Warrant and one Series B Warrant at an exercise price of $0.005 per unit, less underwriting commissions, solely to cover overallotments.

The Series A Warrants were immediately exercisable on June 26, 2013 at an initial exercise price of $6.00 per share and expire on June 26, 2018. The Series B Warrants were exercisable immediately on June 26, 2013 at an exercise price of $6.00 per share. The Series B Warrants will expire at the close of business on November 1, 2013.

The Series A Warrants and the Series B Warrants were issued separately from the Common Stock included in the Units and may be transferred separately immediately thereafter. Neither the Series A Warrants nor the Series B Warrants will be listed on any national securities exchange or other trading market, and no trading market for such Warrants is expected to develop.

The Series A Warrants contain full ratchet anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, subject to certain exceptions.

Note 19—Restatement

The Company made a determination following the completion of the Resource Report and PEA in late 2011 that it had met the requirements to transition from an exploration stage to a development stage company and accordingly began capitalizing all development related costs related to the Holbrook Project as of January 1, 2012. Prior to this date and while we were in the exploration stage, all costs related to the Holbrook Project were expensed as incurred.

The Company has now determined that its capitalization of these development related costs was not fully in accordance with the U.S. GAAP and has amended and restated its March 31, 2012 and March 31, 2013 consolidated financial statements to expense certain costs previously capitalized in the balance sheet accounts for Mineral Properties and Deferred Fees. The net effect of these adjustments on the March 31, 2013 balance sheet was a reduction in the Mineral Properties account balance to $13.7 million from its previously reported balance of $40.0 million and the Deferred Fees account balance to nil from its previously reported balance of $7.8 million. With this restatement, we also reduced our previously reported expense for equity compensation related to unvested, forfeited stock options.  This resulted in a reduction of $0.6 million in our General and Administrative expenses for the year ended March 31, 2013 and nil for the year ended March 31, 2012.

Additionally, we retroactively adjusted for the change in equity as a result of the 1-for-50 reverse stock split that occurred on September 4, 2013.

The following tables reflect the adjustment and restated amounts:

Consolidated Balance Sheet

	March 31, 2013
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
ASSETS
Mineral properties	39,994	(26,304)	13,690
Deferred fees	7,751	(7,751)	—
Total noncurrent assets	48,842	(34,055)	14,787
Total assets	51,062	(34,055)	17,007
SHAREHOLDER’S DEFICIT
Common stock	73	(72)	1
Additional paid-in capital	35,641	(5,306)	30,335
Losses accumulated in exploration stage	(131,577)	(28,677)	(160,254)
Total shareholder’s deficit - Prospect Global Resources, Inc.	(95,863)	(34,055)	(129,918)
Total liabilities and shareholder’s deficit	51,062	(34,055)	17,007

Consolidated Statement of Operations

	Twelve months ended March 31, 2013
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	—	18,575	18,575
General and administrative	42,737	5,721	48,458
Off-take arrangement fee	—	7,751	7,751
Total expenses	42,737	32,047	74,784
Loss from operations	(42,737)	(32,047)	(74,784)
Net loss	(51,878)	(32,047)	(83,925)
Net loss attributable to non-controlling interest	12	4,059	4,071
Net loss attributable to Prospect Global Resources, Inc.	(51,866)	(27,988)	(79,854)
Loss per share - basic and diluted	(44.91)	(24.23)	(69.14)

Consolidated Statement of Operations

	Inception through March 31, 2013
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	5,600	19,623	25,223
General and Administrative	61,102	6,049	67,151
Off-take arrangement fee	—	7,751	7,751
Total expenses	66,702	33,423	100,125
Loss from operations	(66,702)	(33,423)	(100,125)
Net loss	(134,668)	(33,423)	(168,091)
Net loss attributable to non-controlling interest	3,090	4,747	7,837
Net loss attributable to Prospect Global Resources, Inc.	(131,578)	(28,676)	(160,254)
Loss per share - basic and diluted	(183.77)	(40.05)	(223.82)

Consolidated Statement of Cash Flows

	Twelve months ended March 31, 2013
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities:
Net loss	(51,878)	(32,047)	(83,925)
Services paid for with securities	776	3,877	4,653
Stock based compensation	13,794	2,445	16,239
Deferred fees	(2,287)	2,287	—
Account payable	497	1,682	2,179
Accrued liabilities	(915)	4,578	3,663
Net cash used in operating activities	(17,645)	(17,178)	(34,823)

Investing activities:
Mineral properties	(18,777)	17,178	(1,599)
Net cash used in investing activities	(19,796)	17,178	(2,618)

Consolidated Statement of Cash Flows

	Inception through March 31, 2013
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities:
Net loss	(134,668)	(33,423)	(168,091)
Services paid for with securities	3,156	3,877	7,033
Stock based compensation	23,512	2,445	25,957
Deferred fees	(2,288)	2,288	—
Accounts payable	1,169	1,681	2,850
Accrued liabilities	(531)	5,049	4,518
Net cash used in operating activities	(29,360)	(18,083)	(47,443)

Investing activities:
Mineral properties	(20,773)	18,083	(2,690)
Net cash used in investing activities	(21,879)	18,083	(3,796)

Consolidated Balance Sheet

	March 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
ASSETS
Mineral properties	13,468	(1,377)	12,091
Total noncurrent assets	13,630	(1,377)	12,253
Total assets	25,784	(1,377)	24,407
SHAREHOLDER’S EQUITY
Common Stock	40	(40)	—
Additional paid-in capital	91,957	40	91,997
Losses accumulated in exploration stage	(79,711)	(688)	(80,400)
Total shareholder’s equity - Prospect Global Resources, Inc.	12,285	(688)	11,597
Non-controlling interest	7,923	(689)	7,234
Total shareholder’s equity	20,208	(1,377)	18,831
Total liabilities and shareholder’s deficit	25,784	(1,377)	24,407

Consolidated Statement of Operations

	Fiscal Year ending March 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	4,954	1,048	6,002
General and administrative	16,877	329	17,206
Total expenses	21,831	1,377	23,208
Loss from operations	(21,831)	(1,377)	(23,208)
Net loss	(65,580)	(1,377)	(66,957)
Net loss attributable to non-controlling interest	2,702	689	3,391
Net loss attributable to Prospect Global Resources, Inc.	(62,878)	(688)	(63,566)
Loss per share - basic and diluted	(112.28)	(1.23)	(113.51)

Consolidated Statement of Operations

	Inception through March 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	5,600	1,048	6,648
General and administrative	18,364	329	18,693
Total expenses	23,964	1,377	25,341
Loss from operations	(23,964)	(1,377)	(25,341)
Net loss	(82,789)	(1,377)	(84,166)
Net loss attributable to non-controlling interest	3,078	689	3,767
Net loss attributable to Prospect Global Resources, Inc.	(79,711)	(688)	(80,399)
Loss per share - basic and diluted	(172.91)	(1.49)	(174.40)

Consolidated Statement of Cash Flows

	Fiscal Year ended March 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating Activities:
Net loss	(65,580)	(1,377)	(66,957)
Accrued liabilities	299	471	770
Net cash used in operating activities	(10,443)	(906)	(11,349)

Investing Activities:
Mineral Properties	(1,949)	906	(1,043)
Net cash used in investing activities	(2,030)	906	(1,124)

Consolidated Statement of Cash Flows

	Inception through March 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities:
Net loss	(82,789)	(1,377)	(84,166)
Accrued liabilities	386	471	857
Net cash used in operating activities	(11,712)	(906)	(12,618)

Investing activities:
Mineral properties	(1,997)	906	(1,091)
Net cash used in investing activities	(2,086)	906	(1,180)

The Company has also restated the June 30, 2012, September 30, 2012 and December 31, 2012 interim consolidated financial statements to expense certain costs previously capitalized in the balance sheet accounts for Mineral Properties and Deferred Fees and to adjust for certain expenses related to unvested, forfeited stock options.  As a result, the interim consolidated statements of operations for the three month periods ended June 30, 2012, September 30, 2012 and December 31, 2012 were amended and restated to expense $6.5 million, $9.0 million and $14.7 million, respectively, of costs previously capitalized. The interim consolidated statement of operations for the six month period ended September 30, 2012 and the nine month periods ended December 31, 2012 were amended and restated to expense $15.5 million and $30.2 million(1), respectively, of costs previously capitalized.  Corresponding changes were made to the interim consolidated statement of operations and the interim consolidated statements of cash flows for the periods from inception and the interim consolidated statements of cash flows for the three months ended June 30, 2012, the six months ended September 30, 2012, and the nine months ended December 31, 2012.

(1) $29.8 million net of the $0.4 million reduction in General and Administrative expenses for unvested, forfeited stock options for the nine months ended December 31, 2012.

The details of these restatements are outlined in the tables below.  The per share amounts in these tables have been adjusted for the 1 for 50 reverse stock split that occurred on September 4, 2013.

Consolidated Balance Sheet

	June 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
ASSETS
Mineral properties	20,067	(7,877)	12,190
Total noncurrent assets	20,371	(7,877)	12,494
Total assets	22,071	(7,877)	14,194
SHAREHOLDER’S EQUITY
Common stock	39	(39)	—
Additional paid-in capital	86,719	39	86,758
Losses accumulated in exploration stage	(83,032)	(3,939)	(86,971)
Total shareholder’s equity - Prospect Global Resources, Inc.	4,727	(3,938)	789
Non-controlling interest	7,915	(3,939)	3,976
Total shareholder’s equity	12,642	(7,877)	4,765
Total liabilities and shareholder’s equity	22,071	(7,877)	14,194

Consolidated Statement of Operations

	Three months ended June 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	—	5,568	5,568
General and administrative	3,328	932	4,260
Total expenses	3,328	6,500	9,828
Loss from operations	(3,328)	(6,500)	(9,828)
Net loss	(3,328)	(6,500)	(9,828)
Net loss attributable to non-controlling interest	7	3,250	3,257
Net loss attributable to Prospect Global Resources, Inc.	(3,321)	(3,250)	(6,571)
Loss per share - basic and diluted	(4.20)	(4.12)	(8.32)

Consolidated Statement of Operations

	Inception through June 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	5,600	6,616	12,216
General and administrative	21,692	1,261	22,953
Total expenses	27,292	7,877	35,169
Loss from operations	(27,292)	(7,877)	(35,169)
Net loss	(86,117)	(7,877)	(93,994)
Net loss attributable to non-controlling interest	3,085	3,939	7,024
Net loss attributable to Prospect Global Resources, Inc.	(83,032)	(3,938)	(86,970)
Loss per share - basic and diluted	(164.42)	(7.80)	(172.22)

Consolidated Statement of Cash Flows

	Three months ended June 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities:
Net loss	(3,328)	(6,500)	(9,828)
Accounts payable	434	1,722	2,156
Accrued liabilities	258	1,088	1,346
Net cash used in operating activities	(2,079)	(3,690)	(5,769)

Investing activities:
Mineral properties	(3,788)	3,690	(98)
Net cash used in investing activities	(8,937)	3,690	(5,247)

Consolidated Statement of Cash Flows

	Inception through June 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities:
Net loss	(86,117)	(7,877)	(93,994)
Accounts payable	1,106	1,723	2,829
Accrued liabilities	644	1,559	2,203
Net cash used in operating activities	(13,292)	(4,595)	(17,887)

Investing activities:
Mineral properties	(5,784)	4,595	(1,189)
Net cash used in investing activities	(11,523)	4,595	(6,928)

Consolidated Balance Sheet

	September 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
ASSETS
Mineral properties	29,036	(16,846)	12,190
Total noncurrent assets	29,638	(16,846)	12,792
Total assets	41,604	(16,846)	24,758
SHAREHOLDER’S DEFICIT
Common stock	55	(55)	—
Additional paid-in capital	1,275	(4,691)	(3,416)
Losses accumulated in exploration stage	(96,977)	(12,100)	(109,077)
Total shareholder’s (deficit) - Prospect Global Resources, Inc.	(95,646)	(16,846)	(112,492)
Total shareholder’s (deficit)	(95,646)	(16,846)	(112,492)
Total liabilities and shareholder’s deficit (deficit)	41,604	(16,846)	24,758

Consolidated Statement of Operations

	Three months ended September 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	—	5,802	5,802
General and administrative	12,080	3,167	15,247
Total expenses	12,080	8,969	21,049
Loss from operations	(12,080)	(8,969)	(21,049)
Net loss	(13,951)	(8,969)	(22,920)
Net loss attributable to non-controlling interest	6	807	813
Net loss attributable to Prospect Global Resources, Inc.	(13,945)	(8,162)	(22,107)
Loss per share - basic and diluted	(12.75)	(7.46)	(20.21)

Consolidated Statement of Operations

	Six Months ended September 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	—	11,370	11,370
General and administrative	15,408	4,099	19,507
Total expenses	15,408	15,469	30,877
Loss from operations	(15,408)	(15,469)	(30,877)
Net loss	(17,279)	(15,469)	(32,748)
Net loss attributable to non-controlling interest	13	4,057	4,070
Net loss attributable to Prospect Global Resources, Inc.	(17,266)	(11,412)	(28,678)
Loss per share - basic and diluted	(18.31)	(12.10)	(30.41)

Consolidated Statement of Operations

	Inception through September 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	5,600	12,418	18,018
General and administrative	33,771	4,428	38,199
Total expenses	39,371	16,846	56,217
Loss from operations	(39,371)	(16,846)	(56,217)
Net loss	(100,068)	(16,846)	(116,914)
Net loss attributable to non-controlling interest	3,091	4,746	7,837
Net loss attributable to Prospect Global Resources, Inc.	(96,977)	(12,100)	(109,077)
Loss per share - basic and diluted	(168.66)	(21.04)	(189.70)

Consolidated Statement of Cash Flows

	Six months ended September 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities
Net loss	(17,279)	(15,469)	(32,748)
Stock based compensation	8,228	2,454	10,682
Account payable	(249)	2,348	2,099
Accrued liabilities	980	1,680	2,660
Net cash used in operating activities	(5,719)	(8,987)	(14,706)

Investing activities
Mineral properties	(9,085)	8,987	(98)
Net cash used in investing activities	(9,481)	8,987	(494)

Consolidated Statement of Cash Flows

	Inception through September 30, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating Activities:
Net loss	(100,068)	(16,846)	(116,914)
Stock based compensation	17,946	2,454	20,400
Account payable	423	2,348	2,771
Accrued liabilities	1,365	2,151	3,516
Net cash used in operating activities	(17,430)	(9,893)	(27,323)

Investing Activities:
Mineral Properties	(11,082)	9,893	(1,189)
Net cash used in investing activities	(11,567)	9,893	(1,674)

Consolidated Balance Sheet

	December 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
ASSETS
Mineral properties	35,991	(23,801)	12,190
Deferred fees	7,751	(7,751)	—
Total noncurrent assets	44,517	(31,554)	12,963
Total assets	55,304	(31,554)	23,750
SHAREHOLDER’S DEFICIT
Common stock	73	(72)	1
Additional paid-in capital	34,265	(5,046)	29,219
Losses accumulated in exploration stage	(116,727)	(26,436)	(143,163)
Total shareholder’s deficit - Prospect Global Resources, Inc.	(82,390)	(31,554)	(113,944)
Non-controlling interest	—	—	—
Total shareholder’s deficit	(82,390)	(31,554)	(113,944)
Total liabilities and shareholder’s deficit	55,304	(31,554)	23,750

Consolidated Statement of Operations

	Three months ended December 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	—	5,646	5,646
General and administrative	15,110	937	16,047
Off-take arrangement fee	—	7,751	7,751
Total expenses	15,110	14,334	29,444
Loss from operations	(15,110)	(14,334)	(29,444)
Net loss	(19,751)	(14,334)	(34,085)
Net loss attributable to non-controlling interest	—	—	—
Net loss attributable to Prospect Global Resources, Inc.	(19,751)	(14,334)	(34,085)
Loss per share - basic and diluted	(15.36)	(11.14)	(26.50)

Consolidated Statement of Operations

	Nine Months ended December 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	—	17,016	17,016
General and administrative	30,518	5,036	35,554
Off-take arrangement fee	—	7,751	7,751
Total expenses	30,518	29,803	60,321
Loss from operations	(30,518)	(29,803)	(60,321)
Net loss	(37,030)	(29,803)	(66,833)
Net loss attributable to non-controlling interest	12	4,057	4,069
Net loss attributable to Prospect Global Resources, Inc.	(37,018)	(25,746)	(62,764)
Loss per share - basic and diluted	(34.99)	(24.33)	(59.32)

Consolidated Statement of Operations

	Inception through December 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Exploration	5,600	18,064	23,664
General and administrative	48,881	5,365	54,246
Off-take arrangement fee	—	7,751	7,751
Total expenses	54,481	31,180	85,661
Loss from operations	(54,481)	(31,180)	(85,661)
Net loss	(119,819)	(31,180)	(150,999)
Net loss attributable to non-controlling interest	3,091	4,746	7,837
Net loss attributable to Prospect Global Resources, Inc.	(116,728)	(23,434)	(140,162)
Loss per share - basic and diluted	(182.10)	(36.56)	(218.66)

Consolidated Statement of Cash Flows

	Nine months ended December 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities:
Net loss	(37,030)	(29,803)	(66,833)
Services paid for with securities	672	3,875	4,547
Stock based compensation	12,649	2,578	15,227
Deferred fees	(1,938)	1,938	—
Accounts payable	(1,773)	3,191	1,418
Accrued liabilities	1,781	2,780	4,561
Net cash used in operating activities	(12,650)	(15,441)	(28,091)

Investing activities:
Mineral properties	(15,539)	15,441	(98)
Net cash used in investing activities	(16,181)	15,441	(740)

Consolidated Statement of Cash Flows

	Inception through December 31, 2012
	As Reported ($000’s)	Adjustment ($000’s)	As Restated ($000’s)
Operating activities
Net loss	(119,819)	(31,180)	(150,999)
Services paid for with securities	3,052	3,876	6,928
Stock based compensation	22,367	2,578	24,945
Deferred fees	(1,938)	1,938	—
Accounts payable	(1,101)	3,191	2,090
Accrued liabilities	2,165	3,252	5,417
Net cash used in operating activities	(24,363)	(16,345)	(40,708)

Investing activities
Mineral properties	(17,535)	16,345	(1,190)
Net cash used in investing activities	(18,266)	16,345	(1,921)

Evaluation of Disclosure Controls and Procedures (Restated)

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in its filings with the SEC is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure based on the definition of “disclosure controls and procedures” as defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In designing and evaluating the disclosure controls and procedures, management has recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply judgment in evaluating the Company’s controls and procedures.

Prior to the filing of the Company’s Form 10-K for the fiscal year ended March 31, 2013, Company management, with the participation of the Company’s CEO and CFO, carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of March 31, 2013.

Based on that evaluation, the CEO and CFO concluded that the Company’s disclosure controls and procedures were effective as of March 31, 2013. Subsequently, the Company determined that there was a material weakness in its internal controls over financial reporting as of March 31, 2013 due to the restatement described below and in Note 19 to the consolidated financial statements included elsewhere in this Amendment. As a result, the Company’s management, with the participation of the CEO and CFO, reevaluated the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2013, and the CEO and CFO of the Company concluded that, because of the material weakness in the Company’s internal control over financial reporting described below, the Company’s disclosure controls and procedures were not effective as of March 31, 2013.

Management’s Report on Internal Control Over Financial Reporting (Restated)

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. The Company’s internal control over financial reporting is designed, under the supervision of the Company’s CEO and CFO, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company’s internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Prior to filing our 10-K, Company management conducted an evaluation of the effectiveness of its internal control over financial reporting as of March 31, 2013. This evaluation was based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on the Company’s evaluation under the framework in Internal Control—Integrated Framework, our CEO and CFO had believed that our internal control over financial reporting was effective as of March 31, 2013.

Subsequent to that evaluation, in connection with the restatement discussed in Note 19 to the consolidated financial statements included elsewhere in this Amendment, management, with the participation of our CEO and CFO, re-evaluated the effectiveness of our internal control over financial reporting and, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, determined that the material weakness described below existed as of March 31, 2013. Accordingly, as a result of this material weakness, our CEO and CFO concluded that our internal control over financial reporting was not effective as of March 31, 2013. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Management has considered the underlying causes for this Amendment, as more fully described in the Explanatory Note and in Note 19 to the consolidated financial statements included elsewhere in this report, and determined that the restatements were due to a material weakness in the Company’s internal control over financial reporting regarding the requirements under United States generally accepted accounting principles (“U.S. GAAP”) and SEC Industry Guide 7. However, management also believes the circumstances leading to the restatements were isolated incidents related to the interpretation of SEC Industry Guide 7 and specific accounting literature pertaining to unvested stock compensation under U.S. GAAP and that no further corrective action is necessary to remedy the material weakness.

There have been no changes in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended March 31, 2013 that have materially affected, or that are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated expenses to be paid solely by us in connection with the sale of the securities being registered hereunder.

SEC registration fee	$3,029.37
Legal fees and expenses	20,000.00
Accounting fees and expenses	10,000.00
Printing fees and expenses	5,000.00
Miscellaneous expenses	1,970.63
Total	$40,000.00

Item 14.  Indemnification of Directors and Officers

The Registrant’s Articles of Incorporation and Bylaws generally provide that it shall indemnify to the fullest extent under Nevada law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, but not limited to any action or suit by or in the right of the Registrant to procure a judgment in its favor (collectively referred to herein as a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, association or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to any proceeding by or in the right of the Registrant to procure a judgment in its favor, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Registrant’s Bylaws provide that expenses incurred by its directors and officers in defending a proceeding shall be paid by the Registrant in advance of such proceeding’s final disposition unless otherwise determined by the Registrant’s board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The Registrant may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability as described above.

Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Finally, Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Item 15. Recent Sales of Unregistered Securities

On January 19, 2011 we issued 225 shares of our common stock to Spouting Rock Capital Advisors, LLC, (“SRCA”) for investment banking services valued at $2,138 and 1,275 shares of common stock to Cobrador Capital Advisors for investment banking services valued at $12,113.

On January 24, 2011, we issued for cash a $2,000,000 senior secured convertible promissory note due January 24, 2012 to Dr. Richard Merkin.  The Note bore interest at an annual rate of 10% and was automatically converted into 4,216 shares of common stock on November 22, 2011.

Pursuant to convertible promissory notes issued by Triangle Casting, Inc. and in connection with our merger with Triangle Casting, on February 11, 2011, we issued the following shares to the holders of the notes at a $150.00 per share conversion price:

Name	Number of shares
Gretchen Ross	32
WB Alta Investments, LLC	32
Balkan Hellenic Partnership, L.P.	54
24W57, LLC	28

On February 11, 2011 we issued 30,334 shares of our common stock to Buffalo Management LLC in lieu of accrued fees and expense reimbursements aggregating $935,000.

On February 4, 2011, we issued 25,000 shares of our common stock to Lambros Piscopos in consideration for consulting services valued at $4,750.

On March 11, 2011 we issued for cash a $500,000 convertible secured note due January 24, 2012 to COR Capital LLC, as investment advisor on behalf of the COR US Equity Income Fund.  The note bore interest at an annual rate of 10% and was automatically converted into3,568 shares of common stock on November 22, 2011.

On April 25, 2011 we issued for cash a $2,500,000 convertible secured note due April 25, 2012 to Hexagon Investments, LLC.  The note was automatically converted into17,630 shares of common stock on November 22, 2011.  We also issued Hexagon warrants exercisable until August 1, 2017 to purchase up to 63,333 shares of common stock at an exercise price of $15.00 per share.

On July 5, 2011, we issued 2,000 shares of common stock to COR Advisors LLC for investor relations services to be performed by COR Advisors LLC between July 5, 2011 and July 4, 2012 which we valued at $375,000.

On July 5, 2011, we entered into a Fee Agreement with Brownstein Hyatt Farber Schreck, LLP for legal services, pursuant to which we issued 6,000 shares of common stock which we valued at $1,125,000 and sold BHFS 4,000 additional shares of our common for a promissory note in the amount of $750,000.

On August 3, 2011 we issued for cash a $1,500,000 convertible secured note due August 3, 2012 to Avalon Portfolio, LLC.  The note was automatically converted into 7,500 shares of common stock on November 22, 2011. We also issued Avalon warrants exercisable until February 3, 2014 to purchase up to 38,000 shares of common stock at an exercise price of $150 per share.

On September 19, 2011 we issued for cash a $1,500,000 convertible secured note due September 19, 2012 to Hexagon Investments, LLC.  The note was automatically converted into 7,981 shares of common stock on November 22, 2011.We also issued Hexagon warrants exercisable until August 1, 2017 to purchase up to 19,608 shares of common stock at an exercise price of $15.00 per share.

On November 22, 2011 we sold 51,765 shares of common stock and a warrant to purchase 51,765 shares of common stock at $15.00 per share for total cash proceeds of $10,999,999 to Very Hungry, LLC.  The warrant is exercisable through August 1, 2017.

Between December 16, 2011 and February 22, 2012 we issued an aggregate of 32,971 units consisting of a share of common stock and a one year warrant to acquire a share of common stock at an exercise price of $212.50 to 21 unaffiliated accredited investors. The purchase price per unit was $212.50, and we received aggregate proceeds of $7,006,248 from these sales. We issued a warrant to purchase 29 shares of common stock at an exercise price of $251to a placement agent in connection with one of these sales. The placement agent warrant expires on the later of January 31, 2014 or, if we offer securities in a public offering prior to such date, the date that is 180 days following the expiration of any lock-up period applicable to the holder of the warrant in connection with such public offering.

On July 24, 2012 we issued for cash 235,295 units consisting of a share of common stock and a one-year warrant to acquire a share of common stock at an exercise price of $212.50 to one unaffiliated accredited investor. We received proceeds of $1,000,004 from this sale.

On March 7, 2013 we issued two promissory notes with an aggregate principal amount of $6,750,000 to two affiliates of Apollo Global Management, LLC in connection with termination of a securities purchase agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC.  The notes are unsecured and bear interest at the rate of 11% per annum, payable on the earlier of (i) July 1, 2015; (ii) 12 months following completion of our DFS or (iii) repayment in full of our indebtedness to The Karlsson Group.

On May 2, 2013 we issued two promissory notes with an aggregate principal amount of $5,500,000 to Very Hungry, LLC and the Scott Reiman 1991 Trust in connection with a loan of $5,000,000 from them.

On July 10, 2013 we issued to Very Hungry, LLC and the Scott Reiman 1991 Trust 4,436,017.30 and 1,063,982.70, respectively, shares of our senior mandatorily convertible preferred stock in exchange for the two promissory notes with an aggregate principal amount of $5,500,000 issued to them on May 2, 2013.

On August 30, 2013 we issued to Very Hungry, LLC and the Scott Reiman 1991 Trust 739,337 and 177,330 units, each consisting of one share of common stock, one Series A Warrant and One Series B Unit, upon automatic conversion of the senior mandatorily convertible preferred stock held by them.  The units were identical to the units issued in our June, 2013 public offering.  Each Series A Warrant is exercisable into one share of common stock at $4.05 per share, and each Series B Warrant was exercisable into one share of common stock and one Series A Warrant exercisable into one share of common stock at $6.00 per share.  The Series B Units have expired.

On August 14, 2013 we issued 15,000,000 shares of our redeemable preferred stock and warrants to purchase 1,005,283 shares of our common stock to Buffalo Management LLC as compensation for the reduction of its revenue interest in us from 2% to 1%.  The warrants are exercisable at $4.05 per share and expire on August 15, 2018.  Pursuant to the full ratchet anti-dilution terms in the warrants, we subsequently issued an additional 1,062,728 warrants and adjusted the strike price to $3.50.

On September 10, 2013, we issued 18,750 shares of our common stock to Eisner Kahan Gorry Chapman Ross & Jaffee in consideration for legal services valued at $75,000.  The issuance was subsequently rescinded by mutual agreement.

On September 10, 2013, we issued 49,875 shares of our common stock to Brownstein Hyatt Farber Schreck, LLP in consideration for legal services valued at $199,500.

On September 10, 2013, we issued 142,858 shares of our common stock to Thornton Group LLC in consideration for consulting services valued at $1,000,000.

On September 26, 2013 we exchanged with the holders of 737,000 of our Series B Warrants issued in our June, 2013 public offering 737,000 Series B-1 Warrants. The Series B-1 Warrants were identical to the Series B Warrants except that the exercise price was $4.05 per share (compared to $6.00 per share in the Series B Warrants) and the Series B-1 Warrants were exercisable for one share of common stock and 1.75 Series A Warrants (compared to one share of common stock and one Series A Warrant in the Series B Warrants). Also on September 26, 2013 these holders exercised their Series B-1 Warrants in full, resulting in us receiving gross proceeds of approximately $3.0 million.

On October 16, 2013, we issued 34,483 shares of our common stock to Brownstein Hyatt Farber Schreck, LLP in consideration for legal services valued at $100,000.

On February 17, 2014, we issued 30,122 shares of our common stock to Wakabayashi Fund LLC in exchange for public relations services valued at $50,000.

Issuance of the securities described above was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and, in the case of the September warrant exchange, Section 3(a)(9) of the Securities Act of 1933.  The securities issued pursuant to Section 4(2) qualified for this exemption since the issuance of the securities by us did not involve a public offering and each purchaser was an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933. The offerings were not a “public offering” as defined in Section 4(2) due to our existing relationship with the purchasers, the insubstantial number of persons involved in each issuance, the sizes of the offerings, manner of the offerings and number of securities offered. The securities issued pursuant to Section 3(a)(9) qualified for this exemption because the offer was made to existing security holders of the same issuer, no cash was offered in connection with the exchange and no remuneration was paid or given for soliciting the exchange. Based on an analysis of the above factors, we met the requirements to qualify for exemption under Section 4(2) and 3(a)(9) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of Title 17 of the ode of Federal Regulations) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  If the registrant is subject to Rule 430C (§230.430C of Title 17 of the Code of Federal Regulations), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B (§230.430B of Title 17 of the ode of Federal Regulations) or other than prospectuses filed in reliance on Rule 430A (§230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on February 25, 2014.

Prospect Global Resources Inc.

/s/ Damon G. Barber
Damon G. Barber
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Damon G. Barber	President, Chief Executive Officer and Director	February 25, 2014
Damon G. Barber	(principal executive officer)

/s/ Gregory M. Dangler	Interim Chief Financial Officer	February 25, 2014
Gregory M. Dangler	(principal financial officer)

/s/ Wayne Rich	Principal Accounting Officer	February 25, 2014
Wayne Rich

/s/ Barry Munitz	Director	February 25, 2014
Barry Munitz

/s/ Chad Brownstein	Director	February 25, 2014
Chad Brownstein

/s/ J. Ari Swiller	Director	February 25, 2014
J. Ari Swiller

/s/ Reed Dickens	Director	February 25, 2014
Reed Dickens

/s/ Daniel J. Neumann	Director	February 25, 2014
Daniel J. Neumann

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 29, 2012 (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 29, 2012).

1.2	Underwriting Agreement dated November 8, 2012 (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on November 9, 2012).

1.3	Underwriting Agreement dated June 21, 2013 (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 21, 2013).

2.1	Agreement and Plan of Merger, dated February 11, 2011 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

3.1	Amended and Restated Articles of Incorporation dated February 11, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

3.2	Second Amended and Restated Bylaws dated July 14, 2011 (incorporated herein by reference to Exhibit 3.2 to the Issuer’s Current Report on Form 8-K filed on July 20, 2011).

3.3	Amendment to Certificate of Incorporation (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed September 4, 2013).

4.1	Registration Rights Agreement with Buffalo Management LLC dated June 17, 2010 (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

4.2

Senior Secured Convertible Promissory Note with Dr. Richard Merkin dated January 24, 2011 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

4.3	Registration Rights Agreement with Dr. Richard Merkin dated January 24, 2011 (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

4.4	Stockholders Agreement dated January 24, 2011 (incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

4.5	Common Stock Purchase Warrant with Buffalo Management LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

4.6	Note Purchase Agreement with COR US Equity Income Fund dated March 11, 2011 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 17, 2011).

4.7	Registration Rights Agreement with COR Capital dated March 11, 2011 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 17, 2011).

4.8

Senior Secured Convertible $2,500,000 Promissory Note with Hexagon Investments, LLC dated April 25, 2011 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

Exhibit No.	Description

4.9	Two year Common Stock Purchase Warrant with Hexagon Investments (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

4.10	Three year Common Stock Purchase Warrant with Hexagon Investments (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

4.11	Common Stock Purchase Warrant with COR Capital (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

4.12	Registration Rights Agreement with Hexagon Investments dated April 25, 2011 (incorporated herein by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

4.13

Amendment to Note Purchase Agreement and Senior Secured Convertible Promissory Note with Dr. Richard Merkin dated April 20, 2011 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

4.14	Common Stock Purchase Warrant with COR Capital LLC (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on August 2, 2011).

4.15

Senior Secured Convertible $1,500,000 Promissory Note with Avalon Portfolio, LLC dated August 3, 2011 (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on August 5, 2011).

4.16	Common Stock Purchase Warrant with Avalon Portfolio, LLC (incorporated herein by reference to Exhibit 4.2 to the Issuer’s Current Report on Form 8-K filed on August 5, 2011).

4.17	Registration Rights Agreement with Avalon Portfolio, LLC dated August 3, 2011 (incorporated herein by reference to Exhibit 4.3 to the Issuer’s Current Report on Form 8-K filed on August 5, 2011).

4.18

$1,500,000 Convertible Secured Promissory Note with Hexagon Investments, LLC dated September 19, 2011 (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

4.19

Two year Common Stock Purchase Warrant with Hexagon Investments dated September 29, 2011 (incorporated herein by reference to Exhibit 4.2 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

4.20

Registration Rights Agreement with Hexagon Investments dated September 19, 2011 (incorporated herein by reference to Exhibit 4.3 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

4.21	Common Stock Purchase Warrant with Very Hungry LLC dated November 22, 2011 (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

Exhibit No.	Description

4.22	Registration Rights Agreement with Very Hungry LLC dated November 22, 2011 (incorporated herein by reference to Exhibit 4.2 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

4.23	Amended and Restated Stockholders Agreement dated November 22, 2011 (incorporated herein by reference to Exhibit 4.3 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

4.24	Warrant to purchase common stock issued to The Karlsson Group dated May 30, 2012 (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on June 4, 2012).

4.25	Warrant to purchase common stock issued to The Karlsson Group dated May 30, 2012 (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on June 18, 2012).

4.26‡

Warrant to purchase common stock issued to Buffalo Management LLC dated August 1, 2012 (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

4.27	$4,436,017.30 Subordinated Promissory Note with Very Hungry, LLC dated May 2, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed May 8, 2013).

4.28

$1,063,982.70 Subordinated Promissory Note with Scott Reiman 1991 Trust dated May 8, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed May 8, 2013).

4.29

Warrant Adjustment Agreement with Very Hungry, LLC and Scott Reiman 1991 Trust dated May 2, 2013 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed May 2, 2013).

4.30

Subordination Agreement among Very Hungry LLC, Scott Reiman 1991 Trust, The Karlsson Group, Inc. and the Issuer dated May 2, 2013 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed May 2, 2013).

4.31	Series A Warrant (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on June 21, 2013).

4.32	Series B Warrant (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed on June 21, 2013).

4.33	Warrant to purchase common stock issued to The Karlsson Group dated June 26, 2013 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

4.34	Certificate of Designation for Senior Mandatorily Redeemable Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Issuer’s Current Report on Form 8-K filed July 10, 2013).

4.35	Certificate of Designation for Redeemable Preferred Stock (incorporated herein by reference to Exhibit 4.6 to the Issuer’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

Exhibit No.	Description

4.36

Warrant to purchase common stock issued to Buffalo Management LLC dated August 14, 2013 (incorporated herein by reference to Exhibit 4.7 to the Issuer’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

4.37

Warrants Amendment dated August 14, 2013 with Buffalo Management LLC (incorporated herein by reference to Exhibit 10.31 to the Issuer’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

4.38	Amendment No. 2 dated December 10, 2013 to May 30, 2012 Karlsson Group Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

4.39

Amendment No. 1 dated December 10, 2013 to June 26, 2013 Karlsson Group Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

4.40	Form of Warrant to be issued to The Karlsson Group (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1‡

Amended and Restated Management Services Agreement with Buffalo Management LLC dated January 7, 2011 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

10.2

Amended Investment Banking Engagement Agreement with Spouting Rock Capital Advisors, LLC dated January 19, 2011 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

10.3	Third Amended and Restated AWP Operating Agreement dated January 21, 2011 (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

10.4	Note Purchase Agreement with Dr. Richard Merkin dated January 24, 2011 (incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

10.5	Security Agreement with Dr. Richard Merkin dated January 24, 2011 (incorporated herein by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

10.6‡	Side Letter with Buffalo Management LLC dated February 11, 2011 (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

10.7	Convertible Secured Promissory Note with COR Capital dated March 11, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 17, 2011).

10.8

Amended and Restated Security Agreement with Dr. Richard Merkin and COR Capital dated March 11, 2011 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 17, 2011).

10.9

Amendment to Note Purchase Agreement and Senior Secured Convertible Promissory Note with Dr. Richard Merkin dated April 20, 2011 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

10.10	Waiver and Consent with COR Capital dated April 20, 2011 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed on April 26, 2011).

10.11	Securities Purchase Agreement with Hexagon Investments dated April 25, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

Exhibit No.	Description

10.12

Amended and Restated Security Agreement with Dr. Richard Merkin, COR Capital and Hexagon Investments dated April 25, 2011 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 26, 2011).

10.13

Investor Relations Consulting Agreement between the Company and COR Advisors LLC dated July 5, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on July 8, 2011).

10.14	Fee Agreement between American West Potash LLC and BHFS dated July 5, 2011 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on July 8, 2011).

10.15	Secured Partial Recourse Promissory Note dated July 5, 2011 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

10.16	Pledge Agreement July 5, 2011 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

10.17†	Potash Sharing Agreement dated July 27, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on August 2, 2011).

10.18†	First Mineral Lease dated July 27, 2011 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on August 2, 2011).

10.19†	Second Mineral Lease July 27, 2011 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on August 2, 2011).

10.20	Securities Purchase Agreement with Avalon Portfolio, LLC August 3, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on August 5, 2011).

10.21

Amended and Restated Security Agreement with Dr. Richard Merkin, COR Capital, Hexagon Investments and Avalon Portfolio, LLC August 3, 2011 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on August 5, 2011).

10.22	Rescission Agreement with Marc Holtzman dated August 15, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on August 19, 2011).

10.23‡	Employment Agreement with Wayne Rich dated September 6, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on August 30, 2011).

10.24

Securities Purchase Agreement with Hexagon Investments dated September 19, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

10.25	Security Agreement with Hexagon Investments dated September 19, 2011 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on September 23, 2011).

10.26	Common Stock Purchase Agreement with Very Hungry LLC dated November 22, 2011 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

Exhibit No.	Description

10.27	Amendment to Note Purchase Agreement with COR Capital dated November 22, 2011 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

10.28

Second Amendment to Note Purchase Agreement with Dr. Richard Merkin dated November 22, 2011 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

10.29

Potash Royalty Purchase and Sale Agreement and Option with Grandhaven Energy, LLC dated November 22, 2011 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on November 29, 2011).

10.30

Amendment to COR Advisor LLC Investor Relations Consulting Agreement dated May 9, 2012 (incorporated herein by reference to Exhibit 10.30 to the Company’s Transition Report on form 10-KT filed on May 10, 2012).

10.31†

Membership Interest Purchase Agreement with The Karlsson Group dated May 30, 2012 (with exhibits) (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on June 4, 2012).

10.32	Tax Indemnity Agreement with The Karlsson Group dated May 30, 2012 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on June 4, 2012).

10.33‡	Employment Agreement with Brian W. Wallace June 13, 2012 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on June 18, 2012).

10.34‡

Second Amended and Restated Employment Agreement with Patrick L. Avery dated June 13, 2012 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on June 18, 2012).

10.35‡	Amended and Restated Employment Agreement with Wayne Rich dated June 13, 2012 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on June 18, 2012).

10.36	Karlsson Group Additional Consideration Agreement dated August 1, 2012 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.37	Karlsson Group Deed of Trust dated August 1, 2012 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.38	Karlsson Group Guaranty from AWP dated August 1, 2012 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.39	Karlsson Group Pledge Agreement dated August 1, 2012 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.40	Karlsson Group Registration Rights Agreement dated August 1, 2012 (incorporated herein by reference to Exhibit 10.5 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

Exhibit No.	Description

10.41	Karlsson Group Security Agreement dated August 1, 2012 (incorporated herein by reference to Exhibit 10.6 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.42	Karlsson Group $125,000,000 Promissory Note dated August 1, 2012 (incorporated herein by reference to Exhibit 10.7 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.43	Karlsson Group Supplemental Payment Agreement dated August 1, 2012 (incorporated herein by reference to Exhibit 10.8 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.44	Karlsson Group Environmental Indemnity Agreement dated August 1, 2012 (incorporated herein by reference to Exhibit 10.9 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.45	Option to Purchase 5080 Acres in Apache County, Arizona dated August 1, 2012 (incorporated herein by reference to Exhibit 10.10 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.46‡

Termination of Management Services Agreement with Buffalo Management dated August 1, 2012 (incorporated herein by reference to Exhibit 10.11 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.47

Amended and Restated Registration Rights Agreement with Buffalo Management dated August 1, 2012 (incorporated herein by reference to Exhibit 10.12 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.48	Employment Agreement with Chad Brownstein dated August 1, 2012 (incorporated herein by reference to Exhibit 10.13 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.49

Amendment #2 to Investor Relations Consulting Agreement with COR Advisors dated August 1, 2012 (incorporated herein by reference to Exhibit 10.14 to the Issuer’s Current Report on Form 8-K filed on August 6, 2012).

10.50†

Potash Supply Agreement with Sichuan Chemical Industry Holding (Group) Co., Ltd dated October 18, 2012 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on October 22, 2012).

10.51	Exclusivity Agreement with Apollo Management VII, L.P. dated October 25, 2012 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on October 26, 2012).

10.52	Extension Agreement with Apollo Management VII, L.P. dated November 18, 2012 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on November 20, 2012).

10.53

Securities Purchase Agreement, dated November 29, 2012, by and among Prospect Global Resources Inc., and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on December 4, 2012).

10.54

Investors Rights Agreement, dated November 29, 2012, between Prospect Global Resources Inc., and the investors named therein (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on December 4, 2012).

Exhibit No.	Description

10.55‡

Royalty Agreement, dated November 29, 2012, between Buffalo Management LLC, the other investors named therein, Prospect Global Resources Inc., a Nevada corporation, and for limited purposes, Prospect Global Resources Inc., a Delaware corporation (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on December 4, 2012).

10.56‡	Employment Agreement with Damon Barber dated December 13, 2012 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on December 18, 2012).

10.57‡

Amended and Restated Securities Purchase Agreement, dated December 21, 2012, by and among Prospect Global Resources Inc. and the Purchasers named therein (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on December 26, 2012).

10.58

$5,592,857 Promissory Note dated March 7, 2013 issued to Apollo Management VII, L.P. dated March 7, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on March 11, 2013).

10.59

$1,157,142 Promissory Note dated March 7, 2013 issued to Apollo Commodities Management, L.P., with respect to Series I dated March 7, 2013 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on March 11, 2013).

10.60‡	Employment Agreement dated October 19, 2012 with Gregory M. Dangler (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on March 13, 2013).

10.61‡

Consulting, Termination and Release Agreement with Patrick L. Avery dated March 12, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on March 13, 2013).

10.62‡	Separation and Release Agreement with Brian Wallace dated April 2, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on April 16, 2013).

10.63	Extension Agreement with The Karlsson Group dated April 15, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.64	First Amendment to Karlsson Group Note dated April 15, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.65	First Amendment to Karlsson Group Warrant dated April 15, 2013 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.66

First Amendment to Karlsson Group Additional Consideration Agreement dated April 15, 2013 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.67

First Amendment to Karlsson Group Supplemental Payment Agreement dated April 15, 2013 (incorporated herein by reference to Exhibit 10.5 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

Exhibit No.	Description

10.68	Karlsson Group Parent Guaranty dated April 15, 2013 (incorporated herein by reference to Exhibit 10.6 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.69

Karlsson Group Pledge of Prospect Global Resources Inc. (a Delaware corporation) Stock dated April 15, 2013 (incorporated herein by reference to Exhibit 10.7 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.70†	Karlsson Group Escrow Agreement dated April 15, 2013 (incorporated herein by reference to Exhibit 10.8 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.71	Amendments to Apollo Promissory Notes dated April 15, 2013 (incorporated herein by reference to Exhibit 10.9 to the Issuer’s Current Report on Form 8-K filed on April 17, 2013).

10.72

Amended and Restated Termination of Management Services Agreement with Buffalo Management LLC dated April 30, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on May 6, 2013).

10.73	Promissory Note to Very Hungry LLC dated May 2, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on May 8, 2013).

10.74	Promissory Note to Scott Reiman 1991 Trust dated May 2, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on May 8, 2013).

10.75	Warrant Adjustment Agreement dated May 2, 2013 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on May 8, 2013).

10.76

Subordination Agreement among Very Hungry LLC, Scott Reiman 1991 Trust, The Karlsson Group, Inc. and Prospect Global dated May 2, 2013 (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed on May 8, 2013).

10.77

First Amendment to Amended and Restated Termination of Management Services Agreement between Buffalo Management LLC and the Registrant dated May 22, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on May 22, 2013).

10.78

Modification Agreement between Very Hungry LLC and Scott Reiman 1991 Trust and the Registrant dated May 22, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on May 22, 2013).

10.79

Registration Rights Agreement between Very Hungry LLC and Scott Reiman 1991 Trust and the Registrant dated May 22, 2013 (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed on May 22, 2013).

10.80	Termination and Release Agreement dated March 7, 2013 with Apollo Parties (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K/A filed on June 6, 2013).

10.81	Second Extension Agreement dated June 26, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

Exhibit No.	Description

10.82

Second Reaffirmation and Ratification Agreement dated June 26, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

10.83

Second Amendment to The Karlsson Group Note dated June 26, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

10.84

Amendment No. 1 to Registration Rights Agreement dated June 26, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.5 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

10.85

Amendment No. 1 to Registration Rights Agreement dated June 26, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.6 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

10.86

Second Amendment to Supplemental Payment Agreement dated June 26, 2013 with The Karlsson Group and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.6 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

10.87

Second Amendment to Escrow Agreement dated June 26, 2013 with The Karlsson Group and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.7 to the Issuer’s Current Report on Form 8-K filed June 27, 2013).

10.88

Note Exchange and Subscription Agreement with Very Hungry LLC and Stott Reiman 1991 Trust (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed July 10, 2013).

10.89

Preferred Stock and Warrant Subscription Agreement dated August 14, 2013 with Buffalo Management LLC (incorporated herein by reference to Exhibit 10.30 to the Issuer’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

10.90	Second Amended and Restated 2011 Employee Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed September 4, 2013).

10.91	Second Amended and Restated 2011 Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed September 4, 2013).

10.92	Third Amendment to The Karlsson Group Note dated September 9, 2013 (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed September 10, 2013).

10.93	Reaffirmation of Loan Documents dated September 9, 2013 (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed September 10, 2013).

10.94	Third Extension Agreement dated September 13, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed September 16, 2013).

10.95

Amendment to Membership Purchase Agreement dated September 13, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed September 16, 2013).

Exhibit No.	Description

10.96

Fourth Amendment to The Karlsson Group Note dated September 13, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.3 to the Issuer’s Current Report on Form 8-K filed September 16, 2013).

10.97

Third Amendment to Escrow Agreement dated September 13, 2013 with The Karlsson Group and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.4 to the Issuer’s Current Report on Form 8-K filed September 16, 2013).

10.98	Letter of Intent with Sichuan Chemical Industry Holding (Group) Co., Ltd. (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed September 19, 2013).

10.99	Separation Agreement and Release dated October 15, 2013 with Gregory Dangler (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed October 21, 2013).

10.100

Independent Contractor Agreement dated October 15, 2013 with Principio Management, LLC (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed October 21, 2013).

10.101

Amended and Restated Employment Agreement dated November 7, 2013 with Gregory M. Dangler (incorporated herein by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on November 7, 2013).

10.102

Second Amended and Restated Employment Agreement dated November 1, 2013 with Wayne Rich (incorporated herein by reference to Exhibit 10.2 to the Issuer’s Current Report on Form 8-K filed on November 7, 2013).

10.103	Fourth Extension Agreement dated December 10, 2013 with The Karlsson Group (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.104

Seventh Amendment dated December 10, 2013 to Karlsson Group Senior First Priority Secured Promissory Note (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.105	Fourth Amendment dated December 10, 2013 to Karlsson Group Escrow Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.106	Form of Amendment No. 2 to Karlsson Group Registration Rights Agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.107	Form of Third Amendment to Karlsson Group Supplemental Payment Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.108	Form of Mutual Release of Claims with The Karlsson Group (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.109	Form of Royalty Agreement with The Karlsson Group (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on December 16, 2013).

10.110	Agreement dated January 10, 2014 with senior unsecured noteholders (incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on January 13, 2014).

10.111	Eighth Amendment to Senior First Priority Secured Promissory Note (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 6, 2014).

10.112	Reaffirmation of Loan Documents (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 6, 2014).

10.113	Form of Series A Warrant Exercise Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2014).

14.1	Code of Ethics (incorporated herein by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

16.1	Letter from Webb & Company, P.A dated February 11, 2011 (incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on February 11, 2011).

21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2013).

23.1	Consent of EKS&H LLLP

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages hereto).

101.SCH*	XBRL Taxonomy Extension Schema

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase

101.DEF*	XBRL Taxonomy Extension Definition Linkbase

101.LAB*	XBRL Taxonomy Extension Label Linkbase

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*

Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability under these sections.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

‡	Management contract, compensatory plan or arrangement.